EXECUTION VERSION
Published CUSIP Number: 64586RAA6

CREDIT AGREEMENT

by and among
NEW JERSEY NATURAL GAS COMPANY
and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent
and
U.S. BANK NATIONAL ASSOCIATION, TD BANK, N.A., and Wells Fargo Bank, NATIONAL ASSOCIATION,
as Documentation Agents
and

PNC CAPITAL MARKETS LLC,
as Lead Arranger

Dated as of August 24, 2011

PRN1 645261

Section                                                 Page

1	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		24
		1.2.1.	Number; Inclusion.	24
		1.2.2.	Determination.	24
		1.2.3.	Agent's Discretion and Consent.	24
		1.2.4.	Documents Taken as a Whole.	24
		1.2.5.	Headings.	24
		1.2.6.	Implied References to this Agreement.	24
		1.2.7.	Persons.	24
		1.2.8.	Modifications to Documents.	25
		1.2.9.	From, To and Through.	25
		1.2.10.	Shall; Will.	25
	1.3	Accounting Principles; Changes in GAAP.		25

2	REVOLVING CREDIT AND SWING LOAN FACILITIES			26
	2.1	Commitments.		26
		2.1.1.	Revolving Credit Loans.	26
		2.1.2.	Swing Loan Commitment.	26
	2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.		26
	2.3	Commitment Fee.		27
	2.4	Revolving Credit Loan Requests.		27
	2.5	Swing Loan Requests.		28
	2.6	Making Revolving Credit Loans and Swing Loans.		28
		2.6.1.	Making Revolving Credit Loans.	28
		2.6.2.	Presumptions by the Agent.	28
		2.6.3.	Making Swing Loans.	29
	2.7	Swing Loan Note.		29
	2.8	Use of Proceeds.		29
	2.9	Letter of Credit Subfacility.		30
		2.9.1.	Issuance of Letters of Credit.	30
		2.9.2.	Letter of Credit Fees.	30
		2.9.3.	Disbursements, Reimbursement.	30
		2.9.4.	Repayment of Participation Advances.	32
		2.9.5.	Documentation.	32
		2.9.6.	Determinations to Honor Drawing Requests.	32
		2.9.7.	Nature of Participation and Reimbursement Obligations.	33
		2.9.8.	Indemnity.	34
		2.9.9.	Liability for Acts and Omissions.	35
	2.10	Borrowings to Repay Swing Loans.		36
	2.11	Right to Increase Commitments.		36

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Section                                                 Page

	2.12	Defaulting Lenders.		37
	2.13	Release of Cash Collateral.		39

3	INTENTIONALLY OMITTED			39

4	INTEREST RATES			39
	4.1	Interest Rate Options.		39
		4.1.1.	Revolving Credit Interest Rate Options.	40
		4.1.2.	Rate Quotations.	40
		4.1.3.	Change in Fees or Interest Rates.	40
	4.2	Interest Periods.		41
		4.2.1.	Amount of Borrowing Tranche.	41
		4.2.2.	Renewals.	41
	4.3	Interest After Default.		41
		4.3.1.	Letter of Credit Fees, Interest Rate.	41
		4.3.2.	Other Obligations.	41
		4.3.3.	Acknowledgment.	42
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		42
		4.4.1.	Unascertainable.	42
		4.4.2.	Illegality; Increased Costs; Deposits Not Available.	42
		4.4.3.	The Agent's and Lenders' Rights.	42
	4.5	Selection of Interest Rate Options.		43

5	PAYMENTS			43
	5.1	Payments.		43
	5.2	Pro Rata Treatment of Lenders; Sharing of Payments; Agent's Presumptions.		44
		5.2.1.	Pro Rata Treatment of Lenders.	44
		5.2.2.	Sharing of Payments by Lenders.	44
		5.2.3.	Presumptions by the Agent.	45
	5.3	Interest Payment Dates.		45
	5.4	Prepayments.		45
		5.4.1.	Voluntary Prepayments.	45
		5.4.2.	Replacement of a Lender.	47
		5.4.3.	Change of Lending Office.	47
	5.5	Voluntary Commitment Reductions.		48
	5.6	Additional Compensation in Certain Circumstances.		48
		5.6.1.	Increased Costs Generally.	48
		5.6.2.	Capital Requirements.	49
		5.6.3.	Certificates for Reimbursement; Repayment of Outstanding Loans;
			Borrowing of New Loans.	49

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Section                                                 Page

		5.6.4.	Delay in Requests.	49
		5.6.5.	Indemnity.	49
	5.7	Interbank Market Presumption.		50
	5.8	Taxes.		51
		5.8.1.	Payments Free of Taxes.	51
		5.8.2.	Payment of Other Taxes by the Borrower.	51
		5.8.3.	Indemnification by the Borrower.	51
		5.8.4.	Evidence of Payments.	51
		5.8.5.	Status of Lenders.	51
		5.8.6.	Survival.	53
	5.9	Notes.		53
	5.10	Settlement Date Procedures.		53

6	REPRESENTATIONS AND WARRANTIES			53
	6.1	Representations and Warranties.		53
		6.1.1.	Organization and Qualification.	53
		6.1.2.	Subsidiaries.	54
		6.1.3.	Power and Authority.	54
		6.1.4.	Validity and Binding Effect.	54
		6.1.5.	No Conflict.	55
		6.1.6.	Litigation.	55
		6.1.7.	Title to Properties.	55
		6.1.8.	Accuracy of Financial Statements.	55
		6.1.9.	Use of Proceeds; Margin Stock.	56
		6.1.10.	Full Disclosure.	56
		6.1.11.	Taxes.	56
		6.1.12.	Consents and Approvals.	57
		6.1.13.	No Event of Default; Compliance With Instruments.	57
		6.1.14.	Patents, Trademarks, Copyrights, Licenses, Etc.	57
		6.1.15.	Insurance.	57
		6.1.16.	Compliance With Laws.	58
		6.1.17.	Material Contracts; Burdensome Restrictions.	58
		6.1.18.	Investment Companies.	58
		6.1.19.	Plans and Benefit Arrangements.	58
		6.1.20.	Employment Matters.	59
		6.1.21.	Environmental Matters.	59
		6.1.22.	Senior Debt Status.	60
		6.1.23.	Hedging Contract Policies.	60
		6.1.24.	Permitted Related Business Opportunities.	60
		6.1.25.	Anti-Terrorism Laws; Executive Order No. 13224.	60
	6.2	Continuation of Representations.		61

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PRNI 645261

Section                                                 Page

7	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			61
	7.1	First Loans and Letters of Credit.		61
		7.1.1.	Officer's Certificate.	61
		7.1.2.	Secretary's Certificate.	62
		7.1.3.	Opinion of Counsel.	62
		7.1.4.	Legal Details.	62
		7.1.5.	Payment of Fees.	62
		7.1.6.	Consents.	63
		7.1.7.	Officer's Certificate Regarding MACs.	63
		7.1.8.	No Violation of Laws.	63
		7.1.9.	No Actions or Proceedings.	63
		7.1.10.	Hedging Contract Policies.	63
		7.1.11.	Termination of Commitments and Repayment of Outstanding Indebtedness.	63
	7.2	Each Additional Loan or Letter of Credit.		63

8	COVENANTS			64
	8.1	Affirmative Covenants.		64
		8.1.1.	Preservation of Existence, Etc.	64
		8.1.2.	Payment of Liabilities, Including Taxes, Etc.	64
		8.1.3.	Maintenance of Insurance.	65
		8.1.4.	Maintenance of Properties and Leases.	65
		8.1.5.	Maintenance of Patents, Trademarks, Etc.	65
		8.1.6.	Visitation Rights.	65
		8.1.7.	Keeping of Records and Books of Account.	65
		8.1.8.	Plans and Benefit Arrangements.	66
		8.1.9.	Compliance With Laws.	66
		8.1.10.	Use of Proceeds.	66
		8.1.11.	Hedging Contract Policies.	67
	8.2	Negative Covenants.		67
		8.2.1.	Indebtedness.	67
		8.2.2.	Liens.	68
		8.2.3.	[Intentionally Omitted].	68
		8.2.4.	Loans and Investments.	68
		8.2.5.	Liquidations, Mergers, Consolidations, Acquisitions.	68
		8.2.6.	Dispositions of Assets or Subsidiaries.	69
		8.2.7.	Affiliate Transactions.	70
		8.2.8.	Subsidiaries as Guarantors.	70
		8.2.9.	Continuation of or Change in Business; Joint Ventures.	71
		8.2.10.	Plans and Benefit Arrangements.	71
		8.2.11.	Fiscal Year.	71
		8.2.12.	Maximum Leverage Ratio.	71

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PRNI 645261

Section                                                 Page

		8.2.13.	[Intentionally Omitted].	71
		8.2.14.	No Limitation on Dividends and Distributions by Borrower or its Subsidiaries.	71
		8.2.15.	Payment of Dividends; Redemptions.	71
		8.2.16.	No Modification of Hedging Contract Policies.	72
		8.2.17.	Off-Balance Sheet Financing.	72
		8.2.18.	[Intentionally Omitted].	72
		8.2.19.	No Violation of Anti-Terrorism Laws.	72
	8.3	Reporting Requirements.		73
		8.3.1.	Quarterly Financial Statements.	73
		8.3.2.	Annual Financial Statements.	73
		8.3.3.	Certificate of the Borrower.	74
		8.3.4.	Notice of Default.	74
		8.3.5.	Notice of Litigation.	74
		8.3.6.	Notice of Change in Debt Rating.	74
		8.3.7.	Sale of Assets.	74
		8.3.8.	Budgets, Forecasts, Other Reports and Information.	75
		8.3.9.	Notices Regarding Plans and Benefit Arrangements.	75
		8.3.10.	Other Information.	77

9	DEFAULT			77
	9.1	Events of Default.		77
		9.1.1.	Payments Under Loan Documents.	77
		9.1.2.	Breach of Warranty.	77
		9.1.3.	Breach of Negative Covenants or Visitation Rights.	77
		9.1.4.	Breach of Other Covenants.	77
		9.1.5.	Defaults in Other Agreements or Indebtedness.	78
		9.1.6.	Final Judgments or Orders.	78
		9.1.7.	Loan Document Unenforceable.	78
		9.1.8.	Uninsured Losses; Proceedings Against Assets.	78
		9.1.9.	Notice of Lien or Assessment.	79
		9.1.10.	Insolvency.	79
		9.1.11.	Events Relating to Plans and Benefit Arrangements.	79
		9.1.12.	Cessation of Business.	79
		9.1.13.	Change of Control.	80
		9.1.14.	Involuntary Proceedings.	80
		9.1.15.	Voluntary Proceedings.	80
	9.2	Consequences of Event of Default.		80
		9.2.1.	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	80
		9.2.2.	Bankruptcy, Insolvency or Reorganization Proceedings.	81
		9.2.3.	Set-off.	81

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PRNI 645261

Section                                                 Page

		9.2.4.	Suits, Actions, Proceedings.	82
		9.2.5.	Application of Proceeds; Collateral Sharing.	82
		9.2.6.	Other Rights and Remedies.	83

10	THE AGENT			83
	10.1	Appointment and Authority.		83
	10.2	Rights as a Lender.		83
	10.3	Exculpatory Provisions.		83
	10.4	Reliance by Agent.		84
	10.5	Delegation of Duties.		84
	10.6	Resignation of Agent.		85
	10.7	Non-Reliance on Agent and Other Lenders.		86
	10.8	No Other Duties, etc.		86
	10.9	The Agent's Fees.		86
	10.10	No Reliance on Agent's Customer Identification Program.		86
	10.11	Calculations.		86
	10.12	Beneficiaries.		87

11	MISCELLANEOUS			87
	11.1	Modifications, Amendments or Waivers.		87
		11.1.1.	Increase of Revolving Credit Commitments; Extension of Expiration Date.	87
		11.1.2.	Release of Collateral or Guarantor.	88
		11.1.3.	Miscellaneous.	88
	11.2	No Implied Waivers; Cumulative Remedies; Writing Required.		88
	11.3	Expenses; Indemnity; Damage Waiver.		89
		11.3.1.	Costs and Expenses.	89
		11.3.2.	Indemnification by the Borrower.	89
		11.3.3.	Reimbursement by Lenders.	90
		11.3.4.	Waiver of Consequential Damages, Etc.	90
		11.3.5.	Payments.	90
	11.4	Holidays.		90
	11.5	Funding by Branch, Subsidiary or Affiliate.		91
		11.5.1.	Notional Funding.	91
		11.5.2.	Actual Funding.	91
	11.6	Notices; Lending Offices.		91
	11.7	Severability.		92
	11.8	Governing Law.		92
	11.9	Prior Understanding.		93
	11.10	Duration; Survival.		93
	11.11	Successors and Assigns; Joinder of a Lender.		93
	11.12	Confidentiality.		95

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Section                                                 Page

	11.12.1.	General.	95
	11.12.2.	Sharing Information With Affiliates of the Lenders.	95
11.13	Counterparts.		95
11.14	The Agent's or the Lenders' Consent.		95
11.15	Exceptions.		96
11.16	WAIVER OF JURY TRIAL.		96
11.17	JURISDICTION AND VENUE.		96
11.18	USA Patriot Act Notice.		97

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PRNI 645261

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(A)	- PRICING GRID

SCHEDULE 1.1(B)	- COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(P)	- PERMITTED LIENS

SCHEDULE 2.9.1	- EXISTING LETTERS OF CREDIT

SCHEDULE 6.1.2	- SUBSIDIARIES

SCHEDULE 6.1.12	- CONSENTS AND APPROVALS

SCHEDULE 6.1.23	- HEDGING CONTRACT POLICIES

SCHEDULE 6.1.24	PERMITTED BUSINESS OPPORTUNITIES

SCHEDULE 8.2.1	- EXISTING INDEBTEDNESS
EXHIBITS

EXHIBIT 1.1(A)	- ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(B)	- LENDER JOINDER

EXHIBIT 1.1(R)	- REVOLVING CREDIT NOTE

EXHIBIT 1.1(S)	- SWING LOAN NOTE

EXHIBIT 2.4	- LOAN REQUEST

EXHIBIT 2.5	- SWING LOAN REQUEST

EXHIBIT 5.5	- COMMITMENT REDUCTION NOTICE

EXHIBIT 7.1.3(A)	- OPINION OF COUNSEL

EXHIBIT 7.1.3(B)	- OPINION OF IN-HOUSE COUNSEL

EXHIBIT 8.2.5	- ACQUISITION COMPLIANCE CERTIFICATE

EXHIBIT 8.3.3	- COMPLIANCE CERTIFICATE

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PRNI 645261

CREDIT AGREEMENT
THIS CREDIT AGREEMENT is dated as of August 24, 2011, and is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation, the LENDERS (as hereinafter defined), JP MORGAN CHASE BANK, N.A., in its capacity as a syndication agent, U.S. BANK NATIONAL ASSOCIATION, TD BANK, N.A., and Wells Fargo Bank, NATIONAL ASSOCIATION, each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement.
BACKGROUND
WHEREAS, the Borrower, the Agent, and certain other Persons are parties to a $200,000,000.00 Credit Agreement, subject to increase as provided therein, dated as of December 11, 2009 ( the "Existing Agreement"), whereby the lenders thereunder have provided the Borrower with a revolving credit facility on the terms and conditions therein contained; and
WHEREAS, the Borrower has requested that the Lenders provide a new revolving credit facility to the Borrower in an aggregate principal amount not to exceed $200,000,000.00, subject to increase as provided herein; and
WHEREAS, the new revolving credit facility shall be used for refinancing all indebtedness under the Existing Agreement and general corporate purposes of the Borrower; and
WHEREAS, the Lenders are willing to provide such new revolving credit facility upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.CERTAIN DEFINITIONS
1.1    Certain Definitions.
In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Acquired Person means a Person or business acquired by the Borrower or any Subsidiary of the Borrower in a transaction which is a Permitted Acquisition.
Acquisition Compliance Certificate has the meaning assigned to that term in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].
Additional Lender has the meaning assigned to such term in Section 11.11(d).

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PRNI 645261

Affiliate as to any Person means any other Person (a) which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (c) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
Agent means PNC Bank, National Association, in its capacity as administrative agent as described herein, and its successors and assigns.
Agent's Fees has the meaning assigned to such term in Section 10.9 [Agent's Fees].
Agent's Letter has the meaning assigned to such term in Section 10.9 [Agent's Fees].
Agreement means this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.
Anti-Terrorism Laws means any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).
Applicable Commitment Fee Rate means the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency pursuant to the definition of "Debt Rating" hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.
Applicable Letter of Credit Fee Rate means the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency pursuant to the definition of "Debt Rating" hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the

PRNI 645261v4

Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as theapplicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.
Applicable Margin means, as applicable:
(a)    the percentage spread to be added to the Base Rate under the Base Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread," as the same may be modified in accordance with the terms hereof, or(b)    the percentage spread to be added to the LIBOR Rate under the LIBOR Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "LIBOR Rate Spread," as the same may be modified in accordance with the terms hereof,
The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A); provided, however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency, pursuant hereto, the second column (Debt Rating Standard & Poor's and Moody's) of the Applicable Margin pricing grid contained in Schedule 1.1(A) shall be modified by the Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.
Approved Fund means any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Assignment and Assumption Agreement means an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).
Authorized Officer means those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.
Base Rate means the greatest of (a) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, (b) the Federal Funds Open Rate plus 1/2% per annum, and (c) the Daily LIBOR Rate plus 1.00%.
Base Rate Option means the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(a) [Base Rate Option].

PRNI 645261v4

Benefit Arrangement means an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan, a Multiple Employer Plan, nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
Blocked Person has the meaning assigned to such term in Section 6.1.25 [Anti-Terrorism Laws; Executive Order No. 13224].
Borrower means New Jersey Natural Gas Company, a corporation organized and existing under the laws of the State of New Jersey.
Borrowing Date means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche means specified portions of Loans outstanding as follows: (a) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (b) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.
Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
CIP Regulations has the meaning given to such term in Section 10.11 [No Reliance in the Agent's Customer Identification Program].
Closing Date means the Business Day on which this Agreement is fully executed and becomes effective.

PRNI 645261v4

Collateral Agent has the meaning given to such term in Section 9.2.5.2 [Collateral Sharing].
Collateral Documents has the meaning given to such term in Section 9.2.5.2 [Collateral Sharing].
Commercial Letter of Credit means any letter of credit which is issued in respect of the purchase of goods or services by the Borrower in the ordinary course of its business.
Commitment means as to any Lender its Revolving Credit Commitment and, in the case of the Agent, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.
Commitment Fee has the meaning given to such term in Section 2.3 [Commitment Fee].
Commitment Reduction Notice has the meaning given to such term in Section 5.5 [Voluntary Commitment Reductions].
Compliance Certificate has the meaning assigned to such term in Section 8.3.3 [Certificate of the Borrower].
Consolidated Shareholders' Equity means as of any date of determination the sum of the amounts under the headings "Common Shareholders' Equity" and "Preferred Shareholders' Equity" on the balance sheet, prepared in accordance with GAAP, for the Borrower and its Subsidiaries on a consolidated basis as of such date of determination.
Consolidated Total Capitalization means as of any date of determination the sum of (a) Consolidated Total Indebtedness, plus (b) Consolidated Shareholders' Equity.
Consolidated Total Indebtedness means as of any date of determination total Indebtedness, without duplication, of the Borrower and its Subsidiaries.
Contamination means the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.
Daily LIBOR Rate means for any day, the rate per annum determined by the Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage on such day.
Debt Rating means the rating of the Borrower's senior secured long-term debt by each of Standard & Poor's and Moody's; provided, however, at the option of the Borrower from time to time and

PRNI 645261v4

with the consent of the Agent which will not be unreasonably withheld or delayed, either or both Standard & Poor's and Moody's shall be replaced by Fitch, Inc. or any other nationally recognized statistical rating agency that is then rating the Borrower's senior secured Indebtedness.
Defaulting Lender means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Agent, the Issuing Lender, PNC Bank (as the Lender of Swing Loans) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Agent's receipt of such certification in form and substance satisfactory to the Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of this Agreement with respect to purchasing participation interests in Obligations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.
As used in this definition and in Section 2.12 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by a Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Dollar, Dollars, U.S. Dollars and the symbol $ means lawful money of the United States of America.

PRNI 645261v4

Drawing Date has the meaning assigned to such term in Section 2.9.3.2.
Environmental Complaint means any (a) written notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (b) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (c) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any other written notice of liability or potential liability from any Person or Official Body, in either instance, relating to or setting forth allegations or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Laws; or (d) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.
Environmental Laws means all federal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., each as amended, and any regulations promulgated or any equivalent state or local Law, and any amendments thereto) and any final, non-appealable consent decrees, consent orders, consent agreements, settlement agreements, judgments or orders, or binding directives, policies or programs, issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to Regulated Substances; (c) protection of the environment and/or natural resources; (d) protection of employee safety in the workplace and protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour Laws); (e) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (f) the presence of Contamination; (g) the protection of endangered or threatened species; and (h) the protection of Environmentally Sensitive Areas.
Environmental Permits means all permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (a) to own, occupy or maintain the Property; (b) for the operations and business activities of the Borrower and any of its Subsidiaries; or (c) for the performance of a Remedial Action.

PRNI 645261v4

Environmentally Sensitive Area means (a) any wetland as defined by applicable Environmental Laws; (b) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (c) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (d) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (e) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.
ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Group means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."
Excluded Taxes means, with respect to the Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 5.8.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.8.1 [Payments Free of Taxes].
Executive Order No. 13224 means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Existing Agreement has the meaning given to such term in the Background section hereof.
Existing Letters of Credit has the meaning assigned to such term in Section 2.9.1 [Issuance of Letters of Credit].
Expiration Date means, with respect to the Revolving Credit Commitments, August 24, 2014.

PRNI 645261v4

Federal Funds Effective Rate for any day means the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Federal Funds Open Rate for any day means the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.
First Mortgage Bonds means the secured Indebtedness issued by the Borrower pursuant to the First Mortgage Indenture in an aggregate principal amount of $269,845,000 plus interest at such rates and maturing on such dates as are more particularly described in Schedule 8.2.1 hereto.
First Mortgage Indenture means that certain Indenture of Mortgage and Deed of Trust dated April 1, 1952 from the Borrower to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, Trustee, as heretofore or hereafter amended, modified and supplemented from time to time.
Foreign Lender means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
GAAP means generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

PRNI 645261v4

Guaranty of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
Hedging Contract Policies means the written internal policies and procedures of the Borrower with respect to hedging or trading of gas contracts or other commodity, hedging contracts of any kind, or any derivatives or other similar financial instruments, as in effect on the date of this Agreement and as hereafter amended in accordance with Section 8.2.16 [No Modification of Hedging Contract Policies], a copy of which has been delivered to the Agent and each Lender.
Hedging Transaction means any transaction entered into by the Borrower or any of its Subsidiaries in accordance with the Hedging Contract Policies.
Historical Statements has the meaning assigned to such term in Section 6.1.8(a) [Historical Statements].
Hybrid Security means any of the following: (a) beneficial interests issued by a trust which constitutes a Subsidiary of the Borrower, substantially all of the assets of which trust are unsecured Indebtedness of the Borrower or any Subsidiary of the Borrower or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (b) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.
Inactive Subsidiary means, at any time, any Subsidiary of any Person, which Subsidiary (a) does not conduct any business or have operations, and (b) does not have total assets with a net book value, as of any date of determination, in excess of $100,000.00.
Indebtedness means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency exchange rate management device, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (e) without duplication, any Hedging Transaction, to

PRNI 645261v4

the extent that any indebtedness, obligations or liabilities of such Person in respect thereof constitutes "indebtedness" as determined in accordance with GAAP, (f) any Guaranty of any Hedging Transaction described in the immediately preceding clause (e), (g) any Guaranty of Indebtedness, (h) any Hybrid Security described in clause (a) of the definition of Hybrid Security, or (i) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (b) of the definition of Hybrid Security.
Indemnified Taxes shall mean Taxes other than Excluded Taxes.
Insolvency Proceeding means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
Interest Period means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months, and solely with approval of the Agent a shorter period. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (a) the Borrowing Date if the Borrower is requesting new Loans, or (b) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (i) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge means an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Option means any LIBOR Rate Option or Base Rate Option.
Internal Revenue Code means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

PRNI 645261v4

Investment has the meaning assigned to such term in Section 8.2.4 [Loans and Investments].
ISP 98 has the meaning given to such term in Section 11.8 [Governing Law].
IRH Provider has the meaning assigned to such term in Section 9.2.5.2 [Collateral Sharing].
Issuing Lender has the meaning assigned to such term in Section 10.6 [Resignation of the Agent].
Labor Contracts means all collective bargaining agreements among the Borrower or any Subsidiary of the Borrower and unions representing employees of the Borrower or any Subsidiary of the Borrower.
Law means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, binding opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
Lender Joinder means a Lender Joinder substantially in the form of Exhibit 1.1(B).
Lender Provided Interest Rate Hedge means an Interest Rate Hedge which is provided by any Lender or an Affiliate of a Lender and that meets the following requirements: such Interest Rate Hedge (a) is documented in a standard International Swap Dealer Association Agreement, and (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner. The liabilities of the Borrower to the provider of any Lender Provided Interest Rate Hedge shall be "Obligations" for the purposes of Sections 5.2.2 [Sharing of Payments by Lenders], 5.8 [Taxes], 9.1 [Events of Default], 9.2 [Consequences of Event of Default], 11.3 [Expenses; Indemnity; Damage Waiver], and 11.10 [Duration; Survival], and shall have the benefits of the representations and warranties set forth in Section 6 [Representations and Warranties], the covenants set forth in Section 8 [Covenants] and any collateral security for the Obligations hereafter granted under the Loan Documents.
Lenders means the financial institutions named on Schedule 1.1(B), any Person that becomes a Lender pursuant to Section 2.11 [Right to Increase Commitment], and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
Letter of Credit has the meaning assigned to such term in Section 2.9.1 [Issuance of Letters of Credit].
Letter of Credit Borrowing has the meaning assigned to such term in Section 2.9.3.4.

PRNI 645261v4

Letter of Credit Fee has the meaning assigned to such term in Section 2.9.2 [Letter of Credit Fees].
Letter of Credit Obligation means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit means $20,000,000.00.
LIBOR Rate means, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage. LIBOR Rate may also be expressed by the following formula:
London interbank offered rate quoted by Bloomberg or appropriate successor as shown on

LIBOR Rate =	Bloomberg Page BBAM1 1.00 - LIBOR Rate Reserve Percentage
The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
LIBOR Rate Option means the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(b) [LIBOR Rate Option].
LIBOR Rate Reserve Percentage means as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor)

PRNI 645261v4

for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").
Lien means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
LLC Interests has the meaning given to such term in Section 6.1.2 [Subsidiaries].
Loan Documents means this Agreement, the Agent's Letter, the Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
Loan Parties means the Borrower, together with any future guarantors, pledgors or other obligors with respect to the Obligations.
Loan Request means a request for a Revolving Credit Loan or a request to select, convert to or renew a Base Rate Option or LIBOR Rate Option with respect to an outstanding Revolving Credit Loan in accordance with Sections 2.4 [Revolving Credit Loan Requests], 2.5 [Swing Loan Requests], 4.1 [Interest Rate Options] and 4.2 [Interest Periods].
Loans means collectively and Loan means separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.
Material Adverse Change means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower or the Borrower and its Subsidiaries taken as a whole to duly and punctually pay the Indebtedness or otherwise perform the obligations in accordance with the Loan Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Month, with respect to an Interest Period under the LIBOR Rate Option, means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is

PRNI 645261v4

no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Moody's means Moody's Investors Service, Inc. and its successors.
Multiemployer Plan means any "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, solely for the purposes of Section 6.1.19, within the preceding five Plan years, has made or had an obligation to make such contributions.
Multiple Employer Plan means a Plan which has two or more contributing sponsors (at least one of which is the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
NJNG Note Agreement means the Note Purchase Agreement, dated May 15, 2004, between the Borrower and the purchasers listed therein, as the same may have been supplemented, amended, or modified prior to the date hereof, and as the same may hereafter be supplemented, amended, or modified from time to time as permitted by Section 8.2.1(b).
NJNG Notes means the unsecured Indebtedness issued by the Borrower pursuant to the NJNG Note Agreement in an aggregate principal amount of $60,000,000 plus interest at a rate of 4.77% per annum, which Indebtedness matures March 15, 2014.
Non-Consenting Lender has the meaning assigned to such term in Section 11.1 [Modifications, Amendments or Waivers].
Notes means the Revolving Credit Notes and Swing Loan Note.
Notice has the meaning assigned to such term in Section 11.6 [Notices, Lending Offices].
Obligations means any obligation or liability of the Borrower to the Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Agent’s Letter or any other Loan Document. Obligations shall include, to the extent set forth in the definitions of "Lender Provided Interest Rate Hedge" and "Other Lender Provided Financial Service Product," the liabilities to any Lender (or any Affiliate thereof) under any Lender Provided Interest Rate Hedge and any Other Lender Provided Financial Service Product.
Official Body means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies

PRNI 645261v4

such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Order has the meaning given to such term in Section 2.9.9 [Liability for Acts and Omissions].
Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to the Borrower: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange. The liabilities of the Borrower to the provider of any Other Lender Provided Financial Service Product shall be "Obligations" for the purposes of Sections 5.2.2 [Sharing of Payments by Lenders], and any collateral security for the Obligations hereafter granted under the Loan Documents.
Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
Parent means New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey, of which Borrower is a wholly owned Subsidiary.
Participation Advance means, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.4.
Partnership Interests has the meaning given to such term in Section 6.1.2 [Subsidiaries].
PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Permitted Acquisition has the meaning assigned to such term in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].
Permitted Investments means:
(a)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

PRNI 645261v4

(b)    repurchase agreements having a duration of not more than sixty (60) days that are collateralized by full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies;
(c)    interests in investment companies registered under the Investment Company Act of 1940, as amended (or in a separate portfolio of such an investment company), that invest primarily in full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies and repurchase agreements collateralized by such obligations;
(d)    time deposits with any office located in the United States of the Lenders or any other bank or trust company which is organized under the laws of the United States and has combined capital, surplus and undivided profits of not less than $500,000,000.00 or with any bank which is organized other than under the laws of the United States (i) the commercial paper of which is rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's, or if such commercial paper is rated only by Moody's, at least P-1 by Moody's) or (ii) the long term senior debt of which is rated at least AA by Standard & Poor's and Aa2 by Moody's (or, if such debt is rated only by Standard & Poor's, at least AA by Standard & Poor's, or if such debt is rated only by Moody's, at least Aa2 by Moody's);
(e)    commercial paper having a maturity of not more than one year from the date of such investment and rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's or, if such commercial paper is rated only by Moody's, at least P-1 by Moody's);
(f)    instruments held for collection in the ordinary course of business;
(g)    any equity or debt securities or other form of debt instrument obtained in settlement of debts previously contracted; and
(h)    any Investment arising out of a Permitted Related Business Opportunity.
Permitted Liens means:
(a)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books, and which could not be reasonably expected to result in a Material Adverse Change;
(b)    Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs or retirement benefits legislation;

PRNI 645261v4

(c)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or in either case are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books and which could not be reasonably expected to result in a Material Adverse Change;
(d)    Any Lien arising out of judgments or awards but only to the extent that the creation of any such Lien shall not be an event or condition which, with or without notice or lapse of time or both, would cause Borrower to be in violation of Section 9.1.6 [Final Judgments or Orders];
(e)    Security interests in favor of lessors of personal property, which property is the subject of a true lease;
(f)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(g)    Encumbrances consisting of zoning restrictions, easements, rights-of-way or other restrictions on the use of real property and minor defects to title to real property, none of which materially impairs the use of such property or the value thereof;
(h)    Liens on property leased by the Borrower or any Subsidiary of the Borrower securing obligations of the Borrower or such Subsidiary to the lessor under such leases, so long as to the extent the payments or other amounts due and owing under any such lease constitute Indebtedness, such Indebtedness is either Indebtedness under the Permitted Sale and Leaseback Program or is otherwise permitted under Section 8.2.1(d) [Indebtedness];
(i)    Liens on assets of the Borrower described on Part A of Schedule 1.1(P) (other than on any "Excepted Property" of the Borrower, as "Excepted Property" is defined in the First Mortgage Indenture on the Closing Date), which Liens secure outstanding Indebtedness under the Mortgage Bonds issued pursuant to the First Mortgage Indenture (including additional Indebtedness which is issued thereunder in accordance with Article Two of the First Mortgage Indenture) to the extent such Indebtedness is permitted under Section 8.2.1(c) or 8.2.1(d) (as applicable);
(j)    Purchase Money Security Interests encumbering only the assets so purchased and the proceeds thereof, and securing only Indebtedness incurred to acquire such assets to the extent such Indebtedness is permitted under Section 8.2.1(d);
(k)    Liens on any property or asset of an Acquired Person so long as: (i) such Liens secure Indebtedness of the Acquired Person and such Indebtedness and such Liens on property or assets of the Acquired Person existed prior to the consummation of the Permitted Acquisition and were not created in

PRNI 645261v4

contemplation of or in connection with such acquisition, (ii) such Liens apply solely to the assets of the Acquired Person and do not apply to any asset of the Borrower or any Subsidiary of the Borrower, and (iii) such Indebtedness is permitted under Section 8.2.1(d);
(l)    Liens (other than those described in clause (i) above) described on Part B of Schedule 1.1(P);
(m)    Liens consisting of the First Mortgage Bonds issued under the First Mortgage Indenture which secure (i) the loan agreements identified on Schedule 8.2.1 (with a net principal Indebtedness under the Series AA through KK First Mortgage Bonds and the related loan agreements of $144,845,000) and (ii) the promissory note or promissory notes in the original aggregate principal amount of $125,000,000 issued under a note purchase agreement (with a net principal Indebtedness under both the Series LL First Mortgage Bonds and related promissory note(s) of $125,000,000 as described on Schedule 8.2.1);
(n)    Liens consisting of additional series of First Mortgage Bonds to be issued under the First Mortgage Indenture which secure net Indebtedness in an aggregate principal amount not greater than the aggregate amount of such additional First Mortgage Bonds, so long as such net Indebtedness is permitted under Section 8.2.1(d); and
(o)    other Liens (of which there are none as of the Closing Date) to the extent they secure Indebtedness permitted under Section 8.2.1(d), so long as the aggregate principal amount of Indebtedness secured thereby does not exceed $25,000,000 in the aggregate.
Permitted Related Business Opportunity means any transaction with another Person (other than any Inactive Subsidiary of Parent) involving business activities or assets reasonably related or complementary to the business of the Borrower and its Subsidiaries as conducted on the Closing Date or as may be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business], including, without limitation, the management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy.
Permitted Sale and Leaseback Program means the sale and leaseback of gas meters by the Borrower, consistent with its existing sale and leaseback program, in an aggregate amount in each fiscal year not to exceed $12,000,000.00.
Permitted Transferee means, as of any date of determination, any of the following with respect to any then current officer or director of the Parent: (a) such Person's spouse, lineal descendants or lineal descendant's of such Person's spouse, (b) any charitable corporation or trust established by such officer or director or by any Person described in the immediately preceding clause (a), (c) any trust (or in the case of a minor, a custodial account under a Uniform Gifts or Transfers to Minors Act) of which the beneficiary or beneficiaries are one or more Persons described in the immediately preceding clauses (a) or (b), or (d) any executor or administrator upon the death of such officer or director or the death of any Person described in the immediately preceding clauses (a) or (b).

PRNI 645261v4

Person means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan means an "employee pension benefit plan," within the meaning of Section (3)(2) of ERISA (not including a Multiple Employer Plan or a Multiemployer Plan), which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (b) solely for purposes of Section 6.1.19, has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
PNC Bank means PNC Bank, National Association, its successors and assigns.
Potential Default means any event or condition which with notice, passage of time, or both, would constitute an Event of Default.
Principal Office means the main banking office of the Agent in Pittsburgh, Pennsylvania.
Prohibited Transaction means any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
Property means all real property, both owned and leased, of the Borrower or any Subsidiary of the Borrower.
Published Rate means the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Agent).
Purchase Money Security Interest means Liens upon tangible personal property securing loans to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or such Subsidiary for the purchase of such tangible personal property.
Purchasing Lender means a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.
Ratable Share means the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.12 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment. If the Commitments have terminated or

PRNI 645261v4

expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.
Regulated Substances means, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance", or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.
Regulation U means Regulations U, T, G, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
Reimbursement Obligation has the meaning assigned to such term in Section 2.9.3.2.
Related Parties has the meaning given to such term in Section 10.6 [Resignation of the Agent].
Remedial Action means any investigation, identification, characterization, delineation, cleanup, removal, remediation, containment, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.
Reportable Event means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan, Multiple Employer Plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 or 430 of the Internal Revenue Code, or Multiemployer Plan.
Required Lenders shall mean:
(a)    If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and
(b)    If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having 51% or more of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

PRNI 645261v4

Required Share has the meaning assigned to such term in Section 5.10.
Revolving Credit Commitment means, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter as determined by the Agent after giving effect to each applicable Lender Joinder and Assignment and Assumption Agreement executed by such Lender and delivered to the Agent, and Revolving Credit Commitments means the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans means collectively and Revolving Credit Loan means separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans] or Section 2.9.3 [Disbursements, Reimbursements].
Revolving Credit Note means any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Lender pursuant to Section 5.9 [Notes] evidencing the Revolving Credit Loans to such Lender, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Revolving Facility Usage means at any time the sum of the Revolving Credit Loans outstanding, the Swing Loans outstanding and the Letter of Credit Obligations.
SEC means the Securities and Exchange Commission or any governmental agencies substituted therefor.
SEC Filing means the Parent's Form 10‑K, filed with the SEC for the fiscal year ended September 30, 2010.
Settlement Date has the meaning given to such term in Section 2.5 [Swing Loan Requests].
Solvent means, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business, and (b) such Person has not incurred debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature.
Standard & Poor's means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
Standby Letter of Credit means a Letter of Credit issued to support obligations of the Borrower, contingent or otherwise, which finances the working capital and business needs of the Borrower incurred in the ordinary course of its business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time and excluding Commercial Letters of Credit.
Subsidiary of any Person at any time means (a) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial

PRNI 645261v4

interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (b) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (c) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (d) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
Subsidiary Shares has the meaning assigned to such term in Section 6.1.2 [Subsidiaries].
Swing Loan Commitment means PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $20,000,000.00.
Swing Loan Interest Rate means as to each Swing Loan the rate of interest quoted by PNC Bank applicable thereto and accepted by the Borrower with respect to such Swing Loan.
Swing Loan Note means the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Swing Loan Request means a request for Swing Loans made in accordance with Section 2.5 [Swing Loan Requests] hereof.
Swing Loans means collectively and Swing Loan means separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
Transferor Lender means the selling Lender pursuant to an Assignment and Assumption Agreement.
USA Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Website Posting has the meaning given to such term in Section 11.6 [Notices; Lending Offices].

PRNI 645261v4

1.2    Construction.
Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1.	Number; Inclusion.
References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or" and "including" has the meaning represented by the phrase "including without limitation".

1.2.2.	Determination.
References to "determination" of or by the Agent or the Lenders shall be deemed to include good-faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error.

1.2.3.	Agent's Discretion and Consent.
Whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

1.2.4.	Documents Taken as a Whole.
The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

1.2.5.	Headings.
The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.

1.2.6.	Implied References to this Agreement.
Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified.

1.2.7.	Persons.
Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document,

PRNI 645261v4

as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.

1.2.8.	Modifications to Documents.
Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

1.2.9.	From, To and Through.
Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including".

1.2.10.	Shall; Will.
References to "shall" and "will" are intended to have the same meaning.
1.3    Accounting Principles; Changes in GAAP.
Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8(a) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Borrower's compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Borrower shall provide to the

PRNI 645261v4

Agent, when it delivers its financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Agent.
2.    REVOLVING CREDIT AND SWING LOAN FACILITIES
2.1    Commitments.

2.1.1.	Revolving Credit Loans.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower in Dollars at any time or from time to time on or after the date hereof to, but not including, the Expiration Date, provided that, after giving effect to each such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the amount of (a) Letter of Credit Obligations and (b) outstanding Swing Loans; and provided further that the Revolving Facility Usage at any time shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1. The outstanding principal amount of all Revolving Credit Loans, together with accrued interest thereon, shall be due and payable on the Expiration Date.

2.1.2.	Swing Loan Commitment.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC Bank may at its discretion make Swing Loans to the Borrower in Dollars at the Borrower's request as hereinafter provided, from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of the Swing Loan Commitment, provided that the Revolving Facility Usage at any time (after giving effect to any requested Swing Loan) shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2. The outstanding principal amount of all Swing Loans, together with accrued interest thereon, shall be due and payable on the earlier of the Settlement Date applicable thereto or the Expiration Date.
2.2    Nature of Lenders' Obligations with Respect to Revolving Credit Loans.
Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the amount of Letter of Credit Obligations and outstanding Swing Loans. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.

PRNI 645261v4

The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3    Commitment Fee.
Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent in Dollars for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee"), calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis at the Applicable Commitment Fee Rate from time to time on the average daily difference between the amount of (a) such Lender's Revolving Credit Commitment as the same may be constituted from time to time and (b) the principal amount of such Lender's Ratable Share of Revolving Facility Usage, in each case, as determined for the immediately preceding fiscal quarter (or shorter period commencing with the Closing Date or ending with the Expiration Date); provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender is a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender is a Defaulting Lender. All Commitment Fees shall be payable quarterly in arrears on the first day of each January, April, July and October for the immediately preceding quarter, the date of each reduction of the Revolving Credit Commitments, and on the Expiration Date or upon acceleration of the Notes. For purposes of this computation, PNC Bank's outstanding Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment.
2.4    Revolving Credit Loan Requests.
Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (a) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the date of conversion to or the renewal of the LIBOR Rate Option for any such Loans; and (b) on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a Loan Request therefor duly completed by an Authorized Officer substantially in the form of Exhibit 2.4 or a Loan Request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided that such individual purports to be an Authorized Officer. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000.00 and not less than $3,000,000.00 for each Borrowing Tranche to which the LIBOR Rate Option

PRNI 645261v4

applies and not less than the lesser of $1,000,000.00 and in integral multiples of $100,000.00 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii)  whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.
2.5    Swing Loan Requests.
Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make a Swing Loan by delivery to PNC Bank, not later than 12:00 noon Pittsburgh time, on the proposed Borrowing Date of a request therefor duly completed by an Authorized Officer substantially in the form of Exhibit 2.5. hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex, it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided that such individual purports to be an Authorized Officer. Each Swing Loan Request shall be irrevocable and shall specify (a) the proposed Borrowing Date, (b) the date such Swing Loan is to be repaid, if applicable (such date, together with any earlier date on which PNC Bank makes demand for repayment thereof, the "Settlement Date"), and (c) the principal amount of such Swing Loan, which shall not be less than $250,000.00 and shall be an integral multiple of $100,000.00. Each Swing Loan shall be payable on demand, and, if no demand is made therefor, on the applicable Settlement Date.
2.6    Making Revolving Credit Loans and Swing Loans.

2.6.1.	Making Revolving Credit Loans.
Promptly after receipt by the Agent of a Loan Request for or with respect to Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests], the Agent shall notify the Lenders with Revolving Credit Commitments of its receipt of such Loan Request specifying: (a) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (b) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (c) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Lenders' Obligations]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Agent].
2.6.2.    Presumptions by the Agent.

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Unless the Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Agent such Lender's share of such Loan, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Agent, then the amount so paid shall constitute such Lender's Loan. Any prepayment by the Borrower that shall duplicate a payment by such Lender shall be promptly returned to the Borrower in immediately available funds or otherwise as shall be determined by the Borrower and Agent. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

2.6.3.	Making Swing Loans.
So long as PNC Bank elects to make Swing Loans, after receipt by it of a Swing Loan Request pursuant to Section 2.5 [Swing Loan Requests], PNC Bank shall fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date. Each Swing Loan shall bear interest at the Swing Loan Interest Rate applicable thereto for the account of PNC Bank only.
2.7    Swing Loan Note.
The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit 1.1(S) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.
2.8    Use of Proceeds.
The proceeds of the Loans shall be used by the Borrower for general corporate purposes of the Borrower, including without limitation, to support the issuance by the Borrower of short term notes in the commercial paper market, and in accordance with Section 8.1.10 [Use of Proceeds].

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2.9    Letter of Credit Subfacility.

2.9.1.	Issuance of Letters of Credit.
The Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself by delivering to the Agent an application and agreement for letters of credit in such form as the Agent may specify, duly completed by an Authorized Officer from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit) and shall be denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Agent or any of the Agent's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (a) have a maximum maturity of twelve (12) months from the date of issuance, and (b) in no event expire later than ten (10) Business Days prior to the Expiration Date; provided, further, that in no event shall the Revolving Facility Usage, after giving effect to such Letter of Credit, exceed, at any one time, the Revolving Credit Commitments; and provided, further, that at no time shall the Letter of Credit Obligations (after giving effect to all Letters of Credit being requested) exceed the Letter of Credit Sublimit. Schedule 2.9.1 sets forth letters of credit issued by PNC Bank, National Association, as administrative agent, under the Existing Agreement, which are outstanding as of the Closing Date (the "Existing Letters of Credit"). It is expressly agreed that the Existing Letters of Credit are Letters of Credit under this Agreement.
The Borrower shall not be entitled to the issuance, amendment or extension of any Letter of Credit if at such time the conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit] are not satisfied.

2.9.2.	Letter of Credit Fees.
The Borrower shall pay (a) to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate then in effect (computed on the basis of a year of 360 days and actual days elapsed) per annum, and (b) to the Agent for the account of the Issuing Lender a fronting fee equal to 0.10% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average amount of the Letter of Credit Obligations and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Issuing Lender's sole account customary fees and administrative expenses then in effect payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3.	Disbursements, Reimbursement.
2.9.3.1    Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in

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such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.9.3.2    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit, or if paid after 12:00 noon, Pittsburgh time, on the immediately following Business Day (each such date on which the Borrower is obligated to make such payment, a "Drawing Date") in an amount equal to the amount so paid by the Agent plus interest at the Base Rate Option for each day, if any, from the date a draw is made under a Letter of Credit through the Drawing Date. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.9.3.3    Each Lender shall upon any notice pursuant to Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (a) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (b) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth (4th) day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.3, provided, however, interest shall not accrue on any Lender's obligation to make a payment under this Section 2.9.3.3, until such Lender has received notice of the Drawing Date from the Agent.
2.9.3.4    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed

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to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (to the extent this Section in applicable) and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4.	Repayment of Participation Advances.
2.9.4.1    Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (a) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Agent, or (b) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.
2.9.4.2    If the Agent is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, on demand of the Agent each Lender shall forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5.	Documentation.
The Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error and/or mistakes, whether of omission or commission, in following the Borrower's written instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto, provided that the Borrower agrees that all instructions provided to the Agent by the Borrower with respect to any Letter of Credit shall be provided in writing.

2.9.6.	Determinations to Honor Drawing Requests.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

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2.9.7.	Nature of Participation and Reimbursement Obligations.
Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursements], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
(a)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;
(b)     the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions applicable to Revolving Credit Loans set forth in Sections 2.1.1 [Revolving Credit Loans], 2.4 [Revolving Credit Loan Requests], 2.6.1 [Making Revolving Credit Loans], 2.6.3 [Making Swing Loans] or 7.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3;
(c)    any lack of validity or enforceability of any Letter of Credit;
(d)    any claim of breach of warranty that might be made by the Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which the Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Agent or its Affiliates or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiaries of the Borrower and the beneficiary for which any Letter of Credit was procured);
(e)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Agent or any of the Agent's Affiliates has been notified thereof;
(f)    payment by the Agent or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

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(g)    the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(h)    any failure by the Agent or any of Agent's Affiliates to issue any Letter of Credit in the form requested by the Borrower, unless the Agent has received written notice from the Borrower of such failure within three (3) Business Days after the Agent shall have furnished the Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(i)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any Subsidiaries of the Borrower;
(j)    any breach of this Agreement or any other Loan Document by any party thereto;
(k)    the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower;
(l)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(m)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(n)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Notwithstanding the foregoing, no Lender shall be required to make a Revolving Credit Advance or a Participation Advance in excess of its Revolving Credit Commitment minus its Ratable Share of any Letter of Credit Obligations.

2.9.8.	Indemnity.
In addition to amounts payable as provided in Section 11.3 [Expenses; Indemnity; Damage Waiver], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and any of Agent's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes (other than income and franchise taxes), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, out-of-pocket expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent's Affiliates may incur or be subject to as a consequence of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Agent or any of Agent's Affiliates of a proper demand for payment made

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under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9.	Liability for Acts and Omissions.
As between the Borrower and the Agent, or the Agent's Affiliates, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for any of the following including any losses or damages to the Borrower or other Person or property relating therefrom: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent or the Agent's Affiliates shall have been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of the Agent or the Agent's Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or the Agent's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the Agent or the Agent's Affiliates be liable to the Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement

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(even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent or the Agent's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or the Agent's Affiliates under any resulting liability to the Borrower or any Lender.
2.10    Borrowings to Repay Swing Loans.
PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and, unless the Borrower makes such repayment from sources other than a Revolving Credit Loan, each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus such Lender's Ratable Share of the amount of the Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.10 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4 [Revolving Credit Loan Requests] or Section 7.2 [Each Additional Loan or Letter of Credit] are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the Business Day next after the date the Lenders receive such notice from PNC Bank.
2.11    Right to Increase Commitments.
Provided that there is no Event of Default or Potential Default, if the Borrower wishes to increase the Revolving Credit Commitments, the Borrower shall notify the Agent thereof, provided that any such increase shall be in a minimum of $15,000,000.00 and the aggregate of all such increases in the Revolving Credit Commitments shall not exceed $50,000,000.00 from and after the Closing Date. Each Lender shall have the right at any time within fifteen (15) days following such notice to increase its respective Revolving Credit Commitment so as to provide such added commitment pro rata in accordance with such Lender's

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Ratable Share, and any portion of such requested increase that is not provided by any Lender shall: (a) first be available to the other Lenders pro rata in accordance with their Ratable Share, (b) next be available to the other Lenders in such a manner as the Borrower, the Agent and those Lenders shall agree, and (c) thereafter, to the extent not provided by the Lenders, to any additional bank proposed by the Borrower, which is approved by the Agent (which approval shall not be unreasonably withheld) and that becomes a party to this Agreement pursuant to Section 11.11 [Successors and Assigns; Joinder of a Lender]. In the event of any such increase in the aggregate Revolving Credit Commitments effected pursuant to the terms of this Section 2.11, which results in a change in the Ratable Share of any Lender, then on the effective date of any increase (i) the Borrower shall repay all Loans then outstanding, subject to the Borrower's indemnity obligations set forth in Section 5.6.5 [Indemnity], provided that the Borrower may borrow new Loans on such date, with each Lender participating in such new Loans in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section, and (ii) each Lender will be deemed to have purchased a participation interest in all Letter of Credit Obligations and in all Swing Loans equal to its Ratable Share after giving effect to the increase in Revolving Credit Commitments contemplated by this Section. In the event of any such increase in Revolving Credit Commitments pursuant to this Section, new Notes shall, to the extent necessary, be executed and delivered by the Borrower in exchange for the surrender of the existing Notes and the Agent shall amend Schedule 1.1(B) to reflect such increase in Commitments. No Lender shall have any obligation to increase its Revolving Credit Commitment pursuant to this Section.
2.12    Defaulting Lenders.
    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fee];
(ii)    the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(iii)    if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:
(a)    all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

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(b)     if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Agent for so long as such Letter of Credit Obligations are outstanding; provided, however, that if the Borrower elects to replace the applicable Defaulting Lender under Section 5.4.2 [Replacement of a Lender], the Borrower shall be given a five (5) Business Day grace period before being required to take the steps required in the preceding clauses (x) and (y) (and upon successful replacement of such Defaulting Lender with a non-Defaulting Lender, the Borrower shall not be required to take such steps);
(c)    if the Borrower cash collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above or replaces such Defaulting Lender pursuant to Section 5.4.2 [Replacement of a Lender], the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;
(d)    if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and
(e)    if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, and such Defaulting Lender is not replaced pursuant to Section 5.4.2 [Replacement of a Lender], then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and
(iv)    so long as such Lender is a Defaulting Lender, PNC Bank shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations has been 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.12(iii), or the applicable Defaulting Lender has been replaced pursuant to Section 5.4.2 [Replacement of a Lender], and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit can (and shall, if they can) be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(iii)(a) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC Bank or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which

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such Lender commits to extend credit, PNC Bank shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC Bank or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC Bank or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Agent, the Borrower, PNC Bank and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.
2.13    Release of Cash Collateral.
    Cash collateral provided by the Borrower pursuant to Section 2.12(b) above shall no longer be required to be held as cash collateral pursuant to this Agreement following (a) the elimination of the fronting exposure of the Issuing Lender giving rise to the requirement that cash collateral be provided pursuant to Section 2.12(b) (i.e., by the termination of Defaulting Lender status of the applicable Lender, replacement of such Lender with a non-Defaulting Lender who has assumed such Defaulting Lender's obligations in respect thereof, or termination of the circumstances preventing a full reallocation of such fronting exposure among the non-Defaulting Lenders as described in Section 2.12(a) above), or (b) the determination by the Agent and Issuing Lender that there exists excess cash collateral; provided, however that, subject to Section 2.12 [Defaulting Lenders], the Borrower and Issuing Lender may agree that such cash collateral shall be held to support future anticipated fronting exposure or other obligations.
3.    INTENTIONALLY OMITTED
4.    INTEREST RATES
4.1    Interest Rate Options.
The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans, and provided further that only the Swing Loan Interest Rate shall apply to the Swing Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. Notwithstanding anything to the

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contrary set forth herein, if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.6.5 [Indemnity] in connection with such conversion.

4.1.1.	Revolving Credit Interest Rate Options.
The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provision above regarding Swing Loans):
(a)    Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate and/or the Applicable Margin; or
(b)    LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin, such interest rate to change automatically from time to time as of the effective date of each change in the Applicable Margin.
Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, no Loan may be made, converted to or renewed under any LIBOR Rate Option.

4.1.2.	Rate Quotations.
The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.1.3.	Change in Fees or Interest Rates.
If the Applicable Margin, Applicable Letter of Credit Fee Rate or Applicable Commitment Fee Rate is increased or reduced with respect to any period for which the Borrower has already paid interest, the Commitment Fee, or the Letter of Credit Fee, the Agent shall recalculate the additional interest, Commitment Fee, or Letter of Credit Fee due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Agent of such increase or decrease, give the Borrower and the Lenders notice of such recalculation.
4.1.3.1    Any additional interest, Commitment Fee, or Letter of Credit Fee due from the Borrower shall be paid to the Agent for the account of the Lenders on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and

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payable, such additional interest, Commitment Fee, or Letter of Credit Fee shall be paid promptly after receipt of written request for payment from the Agent.
4.1.3.2    Any interest, Commitment Fee, or Letter of Credit Fee refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Loans have been repaid and the Lenders are no longer committed to lend under this Agreement, the Lenders shall pay the Agent for the account of the Borrower such interest, Commitment Fee, or Letter of Credit Fee refund not later than five Business Days after written notice from the Agent to the Lenders.
4.2    Interest Periods.
At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Agent thereof by delivering a Loan Request at least three (3) Business Days prior to the effective date of such Interest Rate Option. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1.	Amount of Borrowing Tranche.
The amount of each Borrowing Tranche of Loans to which a LIBOR Rate Option applies shall be in integral multiples of $1,000,000.00 and not less than $3,000,000.00;

4.2.2.	Renewals.
In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3    Interest After Default.
To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Agent or upon written demand by the Required Lenders to the Agent:

4.3.1.	Letter of Credit Fees, Interest Rate.
The Letter of Credit Fee and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

4.3.2.	Other Obligations.
Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

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4.3.3.	Acknowledgment.
The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Agent.
4.4    LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1.	Unascertainable.
If on any date on which a LIBOR Rate would otherwise be determined with respect to Loans, the Agent shall have determined that:
(a)    adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or
(b)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, then the Agent shall have the rights specified in Section 4.4.3 [The Agent's and Lenders' Rights].

4.4.2.	Illegality; Increased Costs; Deposits Not Available.
If at any time any Lender shall have determined that:
(a)    the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made unlawful or materially impracticable by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
(b)    such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan in a material respect, or
(c)    after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.3 [The Agent's and Lenders' Rights].

4.4.3.	The Agent's and Lenders' Rights.
In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so

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notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (a) the Lenders, in the case of such notice given by the Agent, or (b) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Lender shall have later notified the Agent, of the Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the LIBOR Rate Option. If any Lender notifies the Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.5 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or (ii) prepay such Loan in accordance with Section 5.4.1 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
4.5    Selection of Interest Rate Options.
If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.
5.    PAYMENTS
5.1    Payments.
All payments and prepayments to be made in respect of principal, interest, Commitment Fee, Letter of Credit Fees, Agent's Fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans, for the account of the Issuing Lender with respect to Letters of Credit (except for the Letter of Credit Fee, which shall be payable to the Agent for the account of the Lenders as provided herein), and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans and the Letter of Credit Fee, and in immediately

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available funds, and the Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Agent, the Agent shall pay the Lenders the Federal Funds Effective Rate, with respect to the amount of such payments for each day held by the Agent and not distributed to the Lenders. The Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."
5.2    Pro Rata Treatment of Lenders; Sharing of Payments; Agent's Presumptions.

5.2.1.	Pro Rata Treatment of Lenders.
Each borrowing of Loans shall be allocated to each Lender according to its Ratable Share and each selection of, conversion to or renewal of any Interest Rate Option applicable to the Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Loans or Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fees and fees and interest paid solely for the account of the Issuing Lender or PNC Bank as the Lender of Swing Loans) or amounts due from the Borrower hereunder to the Lenders with respect to the Loans shall (except as otherwise may be provided with respect to a Defaulting Lender and as provided in Section 4.4.3 [The Agent's and Lenders' Rights] in the case of an event specified in Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Lender] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.

5.2.2.	Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Ratable Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together

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with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of the Loan Documents or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

5.2.3.	Presumptions by the Agent.
Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
5.3    Interest Payment Dates.
Interest on Swing Loans and on Loans to which the Base Rate Option applies shall be due and payable quarterly in arrears on the first day of each January, April, July and October after the date hereof and on the Expiration Date, or upon acceleration of the Loans. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.
5.4    Prepayments.

5.4.1.	Voluntary Prepayments.
The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 [Replacement of a Lender]

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below or in Section 5.6 [Additional Compensation in Certain Circumstances]):
(a)     at any time with respect to Swing Loans or with respect to any Loan to which the Base Rate Option applies,
(b)    on the last day of the applicable Interest Period with respect to Loans to which a LIBOR Rate Option applies, or
(c)    on the date specified in a notice by any Lender pursuant to Section 4.4 [LIBOR Rate Unascertainable, Etc.] with respect to any Loan to which a LIBOR Rate Option applies.
Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m., Pittsburgh time, at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 2:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans, setting forth the following information:
(i)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(ii)    a statement indicating the application of the prepayment among the Revolving Credit Loans and Swing Loans;
(iii)    the total principal amount of such prepayment, which, with respect to Loans to which the Base Rate Option applies shall not be less than $500,000.00 for any Revolving Credit Loan, unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan, and which, with respect to Swing Loans, shall be the total amount thereof, and
(iv)    the total principal amount of such prepayment, which, with respect to Loans to which the LIBOR Rate Option applies, shall not be less than $1,000,000.00 for any Revolving Credit Loan, unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (A) first to Swing Loans and second to Revolving Credit Loans; and (B) after giving effect to the allocations in clause (A) above and in the preceding sentence, first to Loans to which the Swing Loan Interest Rate applies, second to Loans to which the Base Rate Option applies, and then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.6.5 [Indemnity].

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5.4.2.	Replacement of a Lender.
In the event any Lender (a) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (b) requests compensation under Section 5.6.1 [Increased Costs Generally] or Section 5.8 [Taxes], (c) is a Defaulting Lender, (d) becomes subject to the control of an Official Body (other than normal and customary supervision), (e) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], or (f) causes the Borrower to pay, withhold or indemnify any Taxes or Other Taxes pursuant to Section 5.8 [Taxes], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.11 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Borrower shall have paid to the Agent the assignment fee specified in Section 11.11 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.6.5 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.6.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.8 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, the Agent may only be replaced in accordance with Section 10.6 [Resignation of Agent].

5.4.3.	Change of Lending Office.
Each Lender agrees that prior to giving notice to any claim for increased costs, indemnification or other special payments under Sections 4.4.2 [Illegality, Etc.], 5.6.1 [Increased Costs Generally] or Section 5.8 [Taxes] with respect to such Lender, it will have initiated reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the

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consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or the rights of the Agent or any Lender provided in this Agreement.
5.5    Voluntary Commitment Reductions.
The Borrower shall have the right, upon not less than five (5) Business Days' written irrevocable notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of Exhibit 5.5 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $5,000,000.00 or an integral multiple thereof, unless the Commitments are reduced to zero and this Agreement terminated; provided, that the Revolving Credit Commitments may not be reduced below the aggregate principal amount of the Revolving Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Lenders.
5.6    Additional Compensation in Certain Circumstances.

5.6.1.	Increased Costs Generally.
If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
(ii)    subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.8 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or
(iii)    impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

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5.6.2.    Capital Requirements.
If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.
5.6.3.    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.
A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.6.1 [Increased Costs Generally] or 5.6.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
5.6.4.    Delay in Requests.
Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.6.5.	Indemnity.
In addition to the compensation or payments required by Section 5.6.1 [Increased Costs Generally] or Section 5.8 [Taxes], the Borrower shall indemnify each Lender against all direct liabilities, losses or expenses (including any loss or expense incurred in connection with the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such

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funds were obtained or from the performance of any foreign exchange contract) which such Lender actually sustains or incurs as a consequence of any:
(a)    payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(b)    attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests], Section 2.5 [Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to voluntary prepayments under Section 5.4 [Voluntary Prepayments] or notice relating to voluntary Commitment reductions under Section 5.5 [Voluntary Commitment Reductions],
(c)    default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Loans, Letter of Credit Fees or Commitment Fees or any other amount due hereunder, or
(d)    the assignment of any Loan to which a LIBOR Rate Option applies, as a result of the Borrower's exercise of its rights to replace a Lender under Section 5.4.2 [Replacement of a Lender].
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender thirty (30) days after such notice is given.
5.7    Interbank Market Presumption.
Except as otherwise expressly provided herein, for all purposes of this Agreement and each Note with respect to any aspects of the LIBOR Rate or any Loan under the LIBOR Rate Option, each Lender and the Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Lender's and the Agent's determination of amounts payable under, and actions required or authorized by, Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.6 [Additional Compensation in Certain Circumstances] shall be calculated, at each Lender's and Agent's option, as though each Lender and Agent funded its pro rata share of each Borrowing Tranche of Loans under the LIBOR Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the LIBOR Rate applicable to such Loans, whether in fact that is the case.

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5.8    Taxes.
5.8.1.    Payments Free of Taxes.
Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions and (c) the Borrower shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.
5.8.2.    Payment of Other Taxes by the Borrower.
Without limiting the provisions of Section 5.8.1 [Payments Free of Taxes] above, the Borrower shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.
5.8.3.    Indemnification by the Borrower.
The Borrower shall indemnify the Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.8.3) paid by the Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.
5.8.4.    Evidence of Payments.
Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by the Borrower to an Official Body, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent. If no Indemnified Taxes or Other Taxes are payable in respect of any payment by the Borrower, the Borrower shall, if so requested by a Lender, provide a certificate of an officer of the Borrower to that effect.
5.8.5.    Status of Lenders.
Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which

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such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(a)    two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(b)    two (2) duly completed valid originals of IRS Form W-8ECI,
(c)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,
(d)    any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made, or
(e)    to the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

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5.8.6.	Survival.
Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 5.8.1 [Payments Free of Taxes] through and including 5.8.4 [Evidence of Payment] shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.
5.9    Notes.
Upon the request of any Lender, the Revolving Credit Loans made by such Lender may be evidenced by a Revolving Credit Note in the form of Exhibit 1.1(R).
5.10    Settlement Date Procedures.
In order to minimize the transfer of funds between the Lenders and the Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitment] hereof during the period between Settlement Dates. Not later than 11:00 a.m., Pittsburgh time, on each Settlement Date, the Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). Prior to 2:00 p.m., Pittsburgh time, on such Settlement Date, each Lender shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans. The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.10 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Sections 2.1.1 [Revolving Credit Loans] and 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. The Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Agent to pay immediately to such Lender its Revolving Credit Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.
6.    REPRESENTATIONS AND WARRANTIES
6.1    Representations and Warranties.
The Borrower represents and warrants to the Agent and each of the Lenders as follows:

6.1.1.	Organization and Qualification.
The Borrower and each Subsidiary of the Borrower that is not an Inactive Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey in the case of the Borrower, or its respective jurisdiction of

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organization in the case of such Subsidiary. The Borrower and each Subsidiary of the Borrower that is not an Inactive Subsidiary has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. The Borrower and each Subsidiary of the Borrower that is not an Inactive Subsidiary is duly licensed or qualified and in good standing in each jurisdiction where the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Change.

6.1.2.	Subsidiaries.
Schedule 6.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company and also indicates if such Subsidiary is an Inactive Subsidiary. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.

6.1.3.	Power and Authority.
The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4.	Validity and Binding Effect.
This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of the Borrower on and after its date of delivery thereof, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

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6.1.5.	No Conflict.
Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrower or (b) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any of its Subsidiaries (other than Liens granted under the Loan Documents and other than Permitted Liens).

6.1.6.	Litigation.
Except as set forth in the SEC Filing, there are no actions, suits, proceedings or investigations (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Borrower or any Subsidiaries of the Borrower is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

6.1.7.	Title to Properties.
The Borrower and each Subsidiary of the Borrower has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) except Permitted Liens, and subject to the terms and conditions of the applicable leases, except where the failure to hold such assets and other rights subject to such terms and conditions could reasonably be expected to result in a Material Adverse Change. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby to the extent that the failure of such leases to be in full force and effect or to have obtained any such consent could reasonably be expected to result in a Material Adverse Change.

6.1.8.	Accuracy of Financial Statements.
The Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended September 30, 2010, and its unaudited consolidated financial statements for and as of the end of the fiscal quarters ended December 31, 2010, March 31, 2011 [and June 30, 2011] (the "Historical Statements"). The Historical Statements were compiled from

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the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied (subject, in the case of such quarterly financial statements, to normal year-end adjustments and the absence of footnote disclosures). Since September 30, 2010, no Material Adverse Change has occurred.

6.1.9.	Use of Proceeds; Margin Stock.
6.1.9.1    General.
The Borrower intends to use the proceeds of the Loans in accordance with Sections 2.8 [Use of Proceeds] and 8.1.10 [Use of Proceeds].
6.1.9.2    Margin Stock.
Neither the Borrower nor any Subsidiary of the Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any Subsidiary of the Borrower is or will be represented by margin stock.

6.1.10.	Full Disclosure.
Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

6.1.11.	Taxes.
All federal, state, local and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower on or prior to the Closing Date have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except (a) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions if any, as shall be required by GAAP shall have been made or (b) to the extent that with respect to taxes (other

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than any U.S. federal or state income taxes, state taxes on equity or capital or comparable state taxes on income, equity or capital and which are otherwise related to the conduct of business or local real property taxes all of which taxes are subject to the requirements of the immediately preceding clause (a)), fees, assessments or other government charges, the failure to so pay or so contest could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower or any Subsidiary of the Borrower for any period.

6.1.12.	Consents and Approvals.
No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.

6.1.13.	No Event of Default; Compliance With Instruments.
No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrower nor any Subsidiaries of the Borrower is in violation of (a) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (b) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.

6.1.14.	Patents, Trademarks, Copyrights, Licenses, Etc.
The Borrower and each Subsidiary of the Borrower owns or has the contractual right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower or such Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Change.

6.1.15.	Insurance.
As of the Closing Date, the Borrower is in compliance with the requirements of Section 8.1.3 [Maintenance of Insurance].

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6.1.16.	Compliance With Laws.
The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters]) in all jurisdictions in which the Borrower or any Subsidiary of the Borrower is presently or will be doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.17.	Material Contracts; Burdensome Restrictions.
All material contracts relating to the business operations of the Borrower and each Subsidiary of the Borrower, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon the Borrower or such Subsidiary and, to the best of the Borrower's knowledge, each of the other parties thereto in accordance with their respective terms, except to the extent that the failure to be valid, binding and enforceable could reasonably be expected to result in a Material Adverse Change. To the Borrower's knowledge, there is no default with respect to parties other than the Borrower or such Subsidiary under any contract which, when combined with all then existing defaults under all other contracts, could reasonably be expected to result in a Material Adverse Change. None of the Borrower or its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

6.1.18.	Investment Companies.
Neither the Borrower nor any Subsidiaries of the Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." Neither the Borrower nor any Subsidiaries of the Borrower is a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower nor any Subsidiaries of the Borrower is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.19.	Plans and Benefit Arrangements.
(a)    The Borrower and each other member of the ERISA Group are in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, Multiple Employer Plans and Multiemployer Plans except where any instance of noncompliance could not reasonably be expected to result in a Material Adverse Change. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could reasonably be expected to result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all material payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto except for any failure that could not reasonably be expected to result in a Material

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Adverse Change. With respect to each Plan and Multiple Employer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any material liability to the PBGC which has not been paid in the ordinary course, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA except for any failure that could not reasonably be expected to result in a Material Adverse Change. All Plans, Benefit Arrangements and, to the best knowledge of Borrower, Multiple Employer Plans and Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law except for any failure that could not reasonably be expected to result in a Material Adverse Change.
(b)    No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan except for any failure that could not reasonably be expected to result in a Material Adverse Change.
(c)    Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan which could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA which, in either case, could reasonably be expected to result in a Material Adverse Change.

6.1.20.	Employment Matters.
The Borrower and each Subsidiary of the Borrower is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any Subsidiary of the Borrower which in any case could reasonably be expected to result in a Material Adverse Change.

6.1.21.	Environmental Matters.
Except as set forth in the SEC Filing, none of the Borrower or any Subsidiary of the Borrower has received any Environmental Complaint which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to the Borrower or any Subsidiary of the Borrower, or any of the Properties or, to the Borrower's knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Environmental

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Permits which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. The Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws in all jurisdictions in which the Borrower or any of its Subsidiaries is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. The Borrower holds and its Subsidiaries hold and are operating in compliance with Environmental Permits, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.22.	Senior Debt Status.
The Obligations of the Borrower under this Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower, except Indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any Subsidiary of the Borrower which secures Indebtedness or other obligations of any Person except for Permitted Liens.

6.1.23.	Hedging Contract Policies.
Schedule 6.1.23 is a true and correct copy of Hedging Contract Policies. The Borrower and each Subsidiary of the Borrower is subject to and is in compliance with the Hedging Contract Policies and the Borrower shall, and shall cause each of its Subsidiaries which engages in any Hedging Transaction to continue to comply with the Hedging Contract Policies, to the extent that the failure to comply, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

6.1.24.	Permitted Related Business Opportunities.
The information set forth on Schedule 6.1.24 is true, complete and correct in all material respects and sets forth a list of all of the Investments in Permitted Related Business Opportunities of the Borrower and its Subsidiaries as of the Closing Date and includes, without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Borrower and its Subsidiaries in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.

6.1.25.	Anti-Terrorism Laws; Executive Order No. 13224.
Neither the Borrower nor any Subsidiary of the Borrower is any of the following (each a "Blocked Person"):
(a)    a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(b)    a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

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(c)    a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(d)    a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
(e)    a Person or entity that is named as a "specially designated national" on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
(f)    a Person or entity who is affiliated or associated with a Person or entity listed above.
6.2    Continuation of Representations.
The Borrower makes the representations and warranties in this Section 6 on the date hereof, on the Closing Date, and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 7.1 [First Loans and Letters of Credit] and 7.2 [Each Additional Loan or Letter of Credit].
7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1    First Loans and Letters of Credit.
On the Closing Date:

7.1.1.	Officer's Certificate.
The representations and warranties of the Borrower contained in Section 6 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof and thereof required to have been performed and complied with on or prior to the Closing Date, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower, to each such effect.

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7.1.2.	Secretary's Certificate.
There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:
(a)    all action taken by the Borrower in connection with this Agreement and the other Loan Documents;
(b)    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and
(c)    copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business.

7.1.3.	Opinion of Counsel.
There shall be delivered to the Agent for the benefit of each Lender a written opinion of (a) Troutman Sanders LLP, counsel for the Borrower (who may rely on the opinions of such other counsel and Certificates of the Borrower's in-house counsel as may be reasonably acceptable to the Agent), dated the Closing Date and in substantially the form attached hereto as Exhibit 7.1.3 (A), and (b) Richard Reich, in-house counsel for NJR Service Corporation, dated the Closing Date and in substantially the form attached hereto as Exhibit 7.1.3 (B).

7.1.4.	Legal Details.
All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request. The Agent shall have received this Agreement executed by the Borrower and each Lender.

7.1.5.	Payment of Fees.
The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Lenders to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Agent and the Lenders are entitled to be reimbursed.

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7.1.6.	Consents.
The material consents, if any, required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.12 shall have been obtained.

7.1.7.	Officer's Certificate Regarding MACs.
Since September 30, 2010, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of the Borrower; and there shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower to each such effect.

7.1.8.	No Violation of Laws.
The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to the Borrower or any of the Lenders.

7.1.9.	No Actions or Proceedings.
No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.1.10.	Hedging Contract Policies.
The Borrower shall have delivered to the Agent and each Lender a true and complete copy of the Hedging Contract Policies, and the Hedging Contract Policies shall be satisfactory in form and substance to each Lender.

7.1.11.	Termination of Commitments and Repayment of Outstanding Indebtedness.
The Borrower shall have repaid all obligations, indebtedness, interest fees, expenses and other amounts due and owing under the Existing Agreement, all commitments to lend thereunder shall have been irrevocably terminated and all letters of credit issued thereunder shall have been terminated (except for the Existing Letters of Credit).
7.2    Each Additional Loan or Letter of Credit.
At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: (a) the representations and warranties of the Borrower contained in
Section 6 [Representations and Warranties] (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8(b) [Financial Statements], and

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Section 6.1.21 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; (b) no Event of Default or Potential Default shall have occurred and be continuing or shall exist; (c) the making of the Loans or issuance of such Letters of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Lenders; and (d) the Borrower shall have delivered to the Agent a duly executed and completed Loan Request, Swing Loan Request, or application for a Letter of Credit as the case may be.
8.    COVENANTS
8.1    Affirmative Covenants.
The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall comply at all times with the following affirmative covenants:

8.1.1.	Preservation of Existence, Etc.
The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (a) where the lack of legal existence of any Subsidiary or the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Change, or (b) as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Etc.].

8.1.2.	Payment of Liabilities, Including Taxes, Etc.
The Borrower shall, and shall cause each of its Subsidiaries to, (a) file all federal, state, local and other tax returns required to be filed in a timely manner, and (b) duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to file any such returns in a timely manner or discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change.

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8.1.3.	Maintenance of Insurance.
The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets with reputable and financially sound insurers, including self-insurance to the extent customary, according to prudent business practice in the industry of the Borrower and such Subsidiaries, in amounts sufficient to insure the assets and risks of the Borrower and each of its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and such Subsidiaries.

8.1.4.	Maintenance of Properties and Leases.
The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5.	Maintenance of Patents, Trademarks, Etc.
The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could constitute a Material Adverse Change.

8.1.6.	Visitation Rights.
The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection, and, except after the occurrence and during the continuance of an Event of Default, any such visit or inspection shall occur during regular business hours. In the event any Lender desires to conduct an audit of the Borrower and/or any one or more of its Subsidiaries, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent, and except after the occurrence and during the continuance of an Event of Default, any such audit (whether by the Agent or any Lender) shall be at the sole cost and expense of the Agent or such Lender, as the case may be.

8.1.7.	Keeping of Records and Books of Account.
The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body

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having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8.	Plans and Benefit Arrangements.
The Borrower shall, and shall cause each of its Subsidiaries and each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any of its Subsidiaries and any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, except where any such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change.

8.1.9.	Compliance With Laws.
The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

8.1.10.	Use of Proceeds.
The Borrower will use the Letters of Credit and the proceeds of the Loans only for general corporate purposes of the Borrower and for working capital of the Borrower (including, without limitation (a) the use of Letters of Credit to support obligations arising in the ordinary course of the business of the Borrower, as such business is permitted to be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business] (b) to support the issuance by the Borrower of short term notes in the commercial paper market and (c) to repay and terminate Indebtedness outstanding under the Existing Agreement). The Borrower shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

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8.1.11.	Hedging Contract Policies.
The Borrower and each Subsidiary of the Borrower shall comply with the Hedging Contract Policies if the failures to comply, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
8.2    Negative Covenants.
The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations hereunder and termination of the Commitments, the Borrower shall comply with the following negative covenants:

8.2.1.	Indebtedness.
The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(a)     Indebtedness under the Loan Documents;
(b)    unsecured Indebtedness of the Borrower under the NJNG Notes as identified on Schedule 8.2.1; including any amendments, extensions, renewals or refinancings thereof, so long as before and immediately after the incurrence of such Indebtedness, the Borrower is in compliance with Sections 8.2.12 [Maximum Leverage Ratio] and no Event of Default would be caused thereby;
(c)    secured Indebtedness of the Borrower under the First Mortgage Indenture (including the First Mortgage Bonds identified on Schedule 8.2.1 issued under the First Mortgage Indenture which secure (i) the loan agreements identified on Schedule 8.2.1 (with a net principal Indebtedness under the Series AA through KK First Mortgage Bonds and the related Loan Agreements of $144,845,000) and (ii) the promissory note or promissory notes in the original aggregate principal amount of $125,000,000 issued under a note purchase agreement (with a net principal Indebtedness under both the Series LL First Mortgage Bonds and related promissory note(s) of $125,000,000 as described on Schedule 8.2.1) as identified on Schedule 8.2.1; including any amendments, extensions, renewals or refinancings thereof, so long as before and immediately after the incurrence of such Indebtedness, the Borrower is in compliance with Sections 8.2.12 [Maximum Leverage Ratio] and no Event of Default would be caused thereby;
(d)    other Indebtedness of the Borrower (identified on Schedule 8.2.1 as of the Closing Date or incurred after the Closing Date) so long as before and immediately after the incurrence of such Indebtedness, the Borrower is in compliance with Section 8.2.12 [Maximum Leverage Ratio]) and no Event of Default would be caused thereby;
(e)    Indebtedness of the Borrower arising under any Hedging Transaction in accordance with Borrower's Hedging Contract Policies covering a notional amount not to exceed the face amount of outstanding Indebtedness;

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(f)    Guaranties of any Subsidiary of the Borrower of obligations of the Borrower arising under any Hedging Transaction;
(g)    Guaranties by the Borrower of various obligations of any of its Subsidiaries in connection with any transaction arising in connection with its ordinary course of business as conducted on the Closing Date or as otherwise permitted to be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business]; and
(h)    Guaranties of the Borrower or any Subsidiary of the Borrower of Indebtedness permitted by clause (d) of this Section 8.2.1 [Indebtedness].

8.2.2.	Liens.
The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for Permitted Liens.

8.2.3.	[Intentionally Omitted].

8.2.4.	Loans and Investments.
The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing (any of the foregoing being an "Investment"), except:
(a)    trade credit extended on usual and customary terms in the ordinary course of business;
(b)    advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(c)    Investments in New Jersey Natural Gas Charity, Inc.;
(d)    Permitted Investments; and
(e)    any Investment which constitutes a Permitted Acquisition in accordance with Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

8.2.5.	Liquidations, Mergers, Consolidations, Acquisitions.
The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

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(a)    any such Subsidiary may consolidate or merge into another such Subsidiary which is wholly owned by the Borrower or one or more of such other Subsidiaries,
(b)    any Inactive Subsidiary of the Borrower may dissolve, liquidate or wind-up its affairs or any Inactive Subsidiary of the Borrower may consolidate or merge into: (i) any other Inactive Subsidiary of the Borrower, or (ii) any other Subsidiary of the Borrower which is not an Inactive Subsidiary so long as such Inactive Subsidiary has no liabilities, contingent or otherwise, other than Indebtedness permitted by Section 8.2.1 [Indebtedness], and
(c)    the Borrower may acquire, whether by purchase or by merger, (i) all of the ownership interests of another Person or (ii) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:
(A)     the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Borrower shall use any portion of the Loans to fund such Permitted Acquisition, the Borrower also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;
(B)    the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Borrower or otherwise be compliant with Section 8.2.8 [Continuation of or Change in Business];
(C)    no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;
(D)    the Borrower shall demonstrate that it shall be in compliance with the covenant contained in Section 8.2.12 [Maximum Leverage Ratio] after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.5 (the "Acquisition Compliance Certificate") evidencing such compliance; and
(E)    the Borrower shall deliver to the Agent, as soon as available prior to, or in any event within five (5) Business Days after, the consummation of such Permitted Acquisition, such copies of any agreements entered into or proposed to be entered into by the Borrower in connection with such Permitted Acquisition, and shall deliver, as soon as available, to the Agent such other information about such Person or its assets as the Agent or any Lender may reasonably require.

8.2.6.	Dispositions of Assets or Subsidiaries.
The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, sell and leaseback, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily,

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any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse, or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:
(a)    transactions involving the sale of inventory in the ordinary course of business;
(b)    any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;
(c)    any sale, transfer or lease of assets by any Subsidiary of the Borrower to the Borrower;
(d)    any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased;
(e)    any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (a) through (d) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries shall not exceed in any fiscal year five (5%) of the consolidated total assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP;
(f)    any issuance of shares of the capital stock of the Borrower to the Parent;
(g)    any sale, transfer or lease of assets of any Inactive Subsidiary of the Borrower; and
(h)    gas meter sale and leaseback transactions under the Permitted Sale and Leaseback Program.

8.2.7.	Affiliate Transactions.
Except for any Permitted Related Business Opportunities as previously disclosed to the Agent and each of the Lenders, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Borrower or any of its Subsidiaries or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.
8.2.8.    Subsidiaries as Guarantors.
The Borrower shall not, and shall not permit any of its Subsidiaries to, without the Required Lenders' consent (which shall not be unreasonably withheld) own or create, directly or indirectly, any Subsidiaries.

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8.2.9.	Continuation of or Change in Business; Joint Ventures.
The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business (including without limitation any joint ventures) other than the business of the Borrower or such Subsidiary substantially as conducted and operated by the Borrower or such Subsidiary during the present fiscal year, and any line of business or business activity related or complementary to the business of the Borrower and its Subsidiaries conducted as of the Closing Date, or constituting a Permitted Related Business Opportunity.

8.2.10.	Plans and Benefit Arrangements.
The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement, Multiple Employer Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, would reasonably be expected to result in a Material Adverse Change.

8.2.11.	Fiscal Year.
The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30, without the prior written consent of the Required Lenders (which consent will not be unreasonably conditioned or withheld).

8.2.12.	Maximum Leverage Ratio.
The Borrower shall not at any time permit the ratio of Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization to exceed 0.65 to 1.00.

8.2.13.	[Intentionally Omitted].

8.2.14.	No Limitation on Dividends and Distributions by Borrower or its Subsidiaries.
The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or otherwise be bound by any agreement not to pay dividends or make distributions to the Borrower (in the case of any such Subsidiary) or to the Parent (in the case of the Borrower), except for the restrictions that are no more onerous than the restrictions set forth in this Agreement and the restrictions set forth in the First Mortgage Indenture, in each case as such restrictions exist as of the Closing Date.

8.2.15.	Payment of Dividends; Redemptions.
The Borrower shall not, and shall not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value

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(or permit any of its Subsidiaries to do so) any shares of any class of capital stock or other securities of the Borrower or any warrants, rights or options to acquire any such shares or other securities, now or hereafter outstanding, except that the Borrower may (a) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (b) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares so long as no Event of Default or Potential Default shall have occurred and is continuing or would result therefrom, and (c) declare and make its dividends, so long as, after giving effect thereto, no Event of Default shall have occurred and is continuing.

8.2.16.	No Modification of Hedging Contract Policies.
The Borrower and each Subsidiary of the Borrower shall not amend, modify, supplement, restate or rescind the Hedging Contract Policies in a manner which, compared with past practice of the Borrower and its Subsidiaries, would render Hedging Transactions entered into pursuant to the Hedging Contract Policies (as so modified) materially more speculative, without the prior written consent of the Required Lenders.

8.2.17.	Off-Balance Sheet Financing.
The Borrower and each Subsidiary of the Borrower shall not engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement)) if the liabilities thereunder could reasonably be expected to result in a Material Adverse Change. For purposes of this Section 8.2.17 (a) "Synthetic Lease" means any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property, and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

8.2.18.	[Intentionally Omitted].

8.2.19.	No Violation of Anti-Terrorism Laws.
Neither the Borrower nor any Subsidiary of the Borrower shall: (a) violate any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law applicable to any of them or the business that they conduct, or (b) require the Agent or the Lenders to take any action that would cause the Agent or the Lenders to be in violation of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law, it being understood that the Agent or any Lender can refuse to honor any such request or demand otherwise validly made by the Borrower under this Agreement or any other Loan Document.

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8.3    Reporting Requirements.
The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Agent and each of the Lenders:

8.3.1.	Quarterly Financial Statements.
As soon as available and in any event within fifty-five (55) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrower will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within fifty-five (55) days after the end of its fiscal quarter (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to the Agent and each of the Lenders a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

8.3.2.	Annual Financial Statements.
As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents. The Borrower will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within 105 days after the end of its fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange

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Act of 1934, as amended), the Borrower delivers to the Agent and each of the Lenders a copy of its Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

8.3.3.	Certificate of the Borrower.
Concurrently with the financial statements of the Borrower furnished to the Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.3.

8.3.4.	Notice of Default.
Promptly after any Authorized Officer (or other executive officer) of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

8.3.5.	Notice of Litigation.
Promptly after the commencement thereof, notice of (a) all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or Subsidiary of the Borrower, involve a claim or series of claims in excess of $15,000,000.00 or, (b) any Environmental Complaint, individually or in the aggregate exceed $15,000,000.00, and in either case which if adversely determined could reasonably be expected to result in a Material Adverse Change.

8.3.6.	Notice of Change in Debt Rating.
Within five (5) Business Days after Standard & Poor's or Moody's, or such other rating agency as may be applicable pursuant to the terms hereof, announces a change in the Debt Rating of the Borrower, notice of such change. The Borrower will deliver, together with such notice, a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.

8.3.7.	Sale of Assets.
At least thirty (30) calendar days prior thereto, notice with respect to any proposed sale or transfer of assets pursuant to Section 8.2.6(e) [Dispositions of Assets or Subsidiaries] where the consideration for such sale or transfer of assets is in excess of $15,000,000.00.

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8.3.8.	Budgets, Forecasts, Other Reports and Information.
Promptly upon their becoming available to the Borrower:
(a)    any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,
(b)    to the extent not publicly accessible through the SEC's, the Parent's or the Borrower's respective websites, regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC,
(c)    to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC, the Borrower shall notify the Lenders promptly of the enactment or adoption of any published Law which could, in the Borrower's opinion, reasonably be expected to result in a Material Adverse Change,
(d)    to the extent requested by the Agent or any Lender, the annual budget and any forecasts or projections of the Borrower, and
(e)    with respect to the Hedging Transaction activities of the Borrower and its Subsidiaries, to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC, such other reports and information as any of the Lenders may from time to time reasonably request.

8.3.9.	Notices Regarding Plans and Benefit Arrangements.
8.3.9.1    Certain Events.
Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:
(a)    any Reportable Event with respect to the Borrower or any other member of the ERISA Group (unless the obligation to report said Reportable Event to the PBGC has been waived) which could reasonably be expected to result in a Material Adverse Change,
(b)    any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder which penalty or tax could reasonably be expected to result in a Material Adverse Change,

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(c)    any assertion of withdrawal liability with respect to any Multiemployer Plan, which could reasonably be expected to result in a Material Adverse Change,
(d)    any partial or complete withdrawal against the Borrower or any other member of the ERISA Group from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof) which could reasonably be expected to result in a Material Adverse Change,
(e)    any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, which could reasonably be expected to result in a Material Adverse Change,
(f)    withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan, which could reasonably be expected to result in a Material Adverse Change,
(g)    a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA which could reasonably be expected to result in a Material Adverse Change,
(h)    the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or
(i)    any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions, except for any such change required under applicable law which could reasonably be expected to result in a Material Adverse Change.
8.3.9.2    Notices of Involuntary Termination and Annual Reports.
Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

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8.3.9.3    Notice of Voluntary Termination.
Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.3.10.	Other Information.
Such additional information as may be reasonably requested in writing by the Agent.
9.    DEFAULT
9.1    Events of Default.
An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1.	Payments Under Loan Documents.
The Borrower shall fail to pay (a) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (b) any interest on any Loan, Commitment Fee, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest, fee, or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2.	Breach of Warranty.
Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3.	Breach of Negative Covenants or Visitation Rights.
The Borrower shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or Section 8.2 [Negative Covenants];

9.1.4.	Breach of Other Covenants.
The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) calendar days after any Authorized Officer (or other executive officer) of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such

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default can be remedied by corrective action of the Borrower as determined by the Agent in its reasonable discretion);

9.1.5.	Defaults in Other Agreements or Indebtedness.
(a)     A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness (including without limitation any Other Lender Provided Financial Service Product) under which the Borrower may be obligated as a borrower or guarantor in excess of $15,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend; or
(b)     A default or event of default shall occur at any time under the terms of any agreement involving any off balance sheet transaction (including any asset securitization, sale/leaseback transaction, or Synthetic Lease) with obligations in the aggregate thereunder for which the Borrower may be obligated in excess of $15,000,000.00, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation (whether or not such right shall have been waived) or the termination of any such agreement;

9.1.6.	Final Judgments or Orders.
Any final judgments or orders for the payment of money in excess of $15,000,000.00 in the aggregate, to the extent not covered by insurance, shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.7.	Loan Document Unenforceable.
Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower or its successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by the Borrower or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8.	Uninsured Losses; Proceedings Against Assets.
The assets of the Borrower or the assets of any Subsidiary of the Borrower are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30)

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days thereafter or otherwise fully bonded or covered by insurance (subject to reasonable and customary deductible amounts);

9.1.9.	Notice of Lien or Assessment.
A notice of Lien or assessment in excess of $15,000,000.00 (which is not a Permitted Lien) or an Environmental Complaint in excess of $15,000,000.00 is filed of record with respect to all or any part of any of the Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

9.1.10.	Insolvency.
The Borrower ceases to be Solvent or admits in writing to a creditor or Official Body its inability to pay its debts as they mature;

9.1.11.	Events Relating to Plans and Benefit Arrangements.
Any of the following occurs: (a) any Reportable Event; (b) proceedings shall have been instituted or other action taken to terminate any Plan in a distress termination; (c) a trustee shall be appointed by the PBGC to administer or liquidate any Plan; (d) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (a), (b), (c) or (d) above, which could reasonably be expected to result in a Material Adverse Change; (e) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (f) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (g) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (h) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiple Employer Plans Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (e), (f), (g) or (h) such occurrence could reasonably be expected to result in a Material Adverse Change;

9.1.12.	Cessation of Business.
The Borrower or any Subsidiary of the Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.5 [Liquidations, Mergers, Etc.], Section 8.2.6 [Disposition of Assets or Subsidiaries] or Section 8.2.9 [Continuation of or Change of Business] or the Borrower or any Subsidiary of the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

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9.1.13.	Change of Control.
(a)    Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 25% or more of the voting capital stock of the Parent (provided that, for purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Parent by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock), or (b) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent unless the individuals who were elected or appointed directors during such twelve (12) month period were elected or appointed by a majority of the individuals who were directors of the Parent on the first day of such period or by their duly appointed or elected successors; or (c) the Parent shall cease to own 100% of the issued and outstanding equity interests of the Borrower;

9.1.14.	Involuntary Proceedings.
A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.15.	Voluntary Proceedings.
The Borrower or any Subsidiary of the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.
9.2    Consequences of Event of Default.

9.2.1.	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Sections 9.1.1 through 9.1.13 shall occur and be continuing, the Lenders and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Lenders shall, by

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written notice to the Borrower, take one or both of the following actions: (a) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (b) declare the unpaid principal amount of the Notes and Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (c) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Lenders, and grants to the Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Agent shall return such cash collateral to the Borrower; and

9.2.2.	Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Sections 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Agent and the Lenders shall be under no further obligations to make Loans or issue Letters of Credit, as the case may be, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3.	Set-off.
If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 5.2.2 [Sharing of Payments by Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Lender or the Agent; and

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9.2.4.	Suits, Actions, Proceedings.
If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents; and

9.2.5.	Application of Proceeds; Collateral Sharing.
9.2.5.1    Application of Proceeds.
From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:
(a)    first, to reimburse the Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Lenders in connection with collection of any Obligations of the Borrower under any of the Loan Documents;
(b)    second, to the repayment of all Obligations then unpaid of the Borrower to the Lenders incurred under this Agreement or any of the other Loan Documents, or under any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product or otherwise, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and
(c)    the balance, if any, as required by Law.
9.2.5.2    Collateral Sharing.
All Liens granted under each Loan Document (the "Collateral Documents") shall secure ratably and on a pari passu basis (a) the Obligations in favor of the Agent and the Lenders hereunder, and (b) the Obligations incurred by the Borrower in favor of any Lender and Lender's Affiliates which provides a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product (the "IRH Provider"). The Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "Collateral Agent") for the IRH Provider and the Lenders hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Agent (or the Lenders under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Lenders to direct the Agent), as to all matters relating to the collateral, including the maintenance and disposition thereof. No IRH Provider (except in its capacity as a Lender hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the collateral.

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9.2.6.	Other Rights and Remedies.
In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.
10.    THE AGENT
10.1    Appointment and Authority.
Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
10.2    Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions.
The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and

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(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Agent by the Borrower, a Lender or the Issuing Lender.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
10.4    Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The

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Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10.5 shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
10.6    Resignation of Agent.
The Agent may at any time give notice of its resignation as Agent to the Lenders, the Lender issuing Letters of Credit hereunder (the "Issuing Lender"), and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and so approved by the Borrower (as applicable) and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Affiliates, and their and their Affiliates' respective partners, directors, officers, employees, agents and advisors (for purposes hereof, "Related Parties") in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
If PNC Bank resigns as Agent under this Section, PNC Bank shall also resign as Issuing Lender. Upon the appointment of a successor Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC Bank as the retiring Issuing Lender and the Agent and PNC Bank shall be discharged from all of its respective duties and obligations as Issuing Lender and Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC Bank, if any,

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outstanding at the time of such succession or make other arrangement satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.
10.7    Non-Reliance on Agent and Other Lenders.
Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the [Syndication Agent(s) or Documentation Agent(s)] listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the Issuing Lender hereunder.
10.9    The Agent's Fees.
The Borrower shall pay to the Agent such nonrefundable fees (the "Agent's Fees") for the Agent's services hereunder as are provided under the terms of a letter (the "Agent’s Letter") between the Borrower and the Agent dated July 5, 2011.
10.10    No Reliance on Agent's Customer Identification Program.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10.11    Calculations.
In the absence of gross negligence or willful misconduct as determined in a final, unappealable judgment of a court of competent jurisdiction, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders

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under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.
10.12    Beneficiaries.
Except as otherwise expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights to rely on or enforce any of the provisions of this Section 10. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.
11.    MISCELLANEOUS
11.1    Modifications, Amendments or Waivers.
With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that, no such agreement, waiver or consent may be made which will:

11.1.1.	Increase of Revolving Credit Commitments; Extension of Expiration Date.
Without the written consent of all Lenders:
(a)    increase the amount of the Revolving Credit Commitment of any Lender hereunder, (other than any increase in the amount of the Revolving Credit Commitments in accordance with Section 2.11 [Right to Increase Commitments], which increase shall not require the consent of any Lender, other than each Lender increasing its Revolving Credit Commitment),
(b)    extend the Expiration Date,
(c)    whether or not any Revolving Credit Loans are outstanding extend the time for payment of principal or interest of any Revolving Credit Loan (excluding the due date of any mandatory prepayment of a Revolving Credit Loan or any mandatory Revolving Credit Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Revolving

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Credit Commitments on the Expiration Date), the Commitment Fee, or any other fee payable to any Lender which has a Revolving Credit Commitment, or
(d)     reduce the principal amount of or the rate of interest borne by any Revolving Credit Loan or reduce the Commitment Fee or any other fee payable to any Lender which has a Revolving Credit Commitment, or otherwise affect the terms of payment of the principal of or interest of any Revolving Credit Loan, the Commitment Fee, or any other fee payable to any Lender which has a Revolving Credit Commitment;

11.1.2.	Release of Collateral or Guarantor.
Without the written consent of all Lenders (other than Defaulting Lenders), release any guarantor from its obligations under any guaranty agreement providing for a guaranty of the Obligations or any other security for any of the Borrower's Obligations; or

11.1.3.	Miscellaneous.
Without the written consent of all Lenders (other than Defaulting Lenders), amend Sections 5.2 [Pro Rata Treatment of Lenders], 9.2.5 [Application of Proceeds; Collateral Sharing], 10.3 [Exculpatory Provisions] or 5.2.2 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the Issuing Lender shall be effective without the written consent of the Agent, and no agreement, waiver or consent which would modify the interests, rights or obligations of PNC Bank with respect to its Swing Loan Commitment shall be effective without the written consent of PNC Bank; and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 [Increase of Revolving Credit Commitments; Extension of Expiration Date] through 11.1.3 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.4.2 [Replacement of a Lender].
11.2    No Implied Waivers; Cumulative Remedies; Writing Required.
No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver

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of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
11.3    Expenses; Indemnity; Damage Waiver.

11.3.1.	Costs and Expenses.
The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out‑of‑pocket expenses incurred by the Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.
11.3.2.    Indemnification by the Borrower.
The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys (who may be employees of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under

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Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances.
11.3.3.    Reimbursement by Lenders.
To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
11.3.4.    Waiver of Consequential Damages, Etc.
To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.3.5.    Payments.
All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor.
11.4    Holidays.
Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the LIBOR Rate Option) and such extension of time

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shall be included in computing interest and fees, except that the Revolving Credit Loans and Swing Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.5    Funding by Branch, Subsidiary or Affiliate.

11.5.1.	Notional Funding.
Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the LIBOR Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] or Section 5.8 [Taxes] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

11.5.2.	Actual Funding.
Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 11.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) or Section 5.8 [Taxes] which would otherwise not be incurred.
11.6    Notices; Lending Offices.
Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a restricted access site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this

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Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:
(a)    In the case of hand-delivery, when delivered;
(b)    If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)    In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);
(d)    In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)    In the case of electronic transmission, when actually received;
(f)    In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and
(g)    If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to the Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.
11.7    Severability.
The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.8    Governing Law.
Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the rules of the International Standby Practices (ICC Publication Number 590), and any subsequent official revision thereof, as determined by the Issuing Lender, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be

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governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.
11.9    Prior Understanding.
This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
11.10    Duration; Survival.
All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 5 [Payments] and Sections 11.3.2 [Indemnification by the Borrower] and 11.3.3 [Reimbursement by Lenders] shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.
11.11    Successors and Assigns; Joinder of a Lender.
(a)    This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (i) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender or an Approved Fund of such Lender, (ii) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $5,000,000.00 or the amount of the assigning Lender's Commitment and (iii) no such assignment or participation shall be permitted to the Borrower or to any of the Borrower's Affiliates or Subsidiaries. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Note or subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Lender, if the assigning Lender requests such a Note, in an amount equal to the

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Revolving Credit Commitment retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Agent a service fee in the amount of $3,500.00 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights, all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation.
(b)    Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 5.8.5 [Status of Lenders] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning the Borrower or its Subsidiaries and any other information concerning the Borrower or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12 [Confidentiality].
(c)    Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.
(d)    A bank that is to become a party to this Agreement pursuant to Section 2.11 [Right to Increase Commitments] hereof or otherwise (each an "Additional Lender") shall execute and deliver to Agent a Lender Joinder to this Agreement in substantially the form attached hereto as Exhibit 1.1(B). Upon execution and delivery of a Lender Joinder, such Additional Lender shall be a party hereto and a Lender under each of the Loan Documents for all purposes, except that such Additional Lender shall not participate in any Loans to which the LIBOR Rate Option applies that are outstanding on the effective date of such Lender Joinder. If the Borrower should renew after the effective date of such Lender Joinder the LIBOR Rate Option with respect to Loans existing on such date, the Borrower shall be deemed to repay the applicable Loans on the renewal date and then reborrow a similar amount on such date so that the Additional Lender shall participate in such Loans after such renewal date. Schedule 1.1(B) shall be amended and restated on the date of such Lender Joinder to revise the information contained therein as appropriate to reflect the information on the attachment to such Lender Joinder. Simultaneously with the execution and delivery of such Lender Joinder, the Borrower shall execute a Revolving Credit Note, and deliver it to such Additional Lender together with originals of such other documents described in Section 7.1 [First Loans and Letters of Credit] hereof as such Additional Lender may reasonably require.

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11.12    Confidentiality.

11.12.1.	General.
The Agent and the Lenders each agree to keep confidential all information obtained from the Borrower or its Subsidiaries which is nonpublic or otherwise confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Lenders shall be permitted to disclose such information (a) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (b) to assignees and participants as contemplated by Section 11.11 [Successors and Assignors; Joinder of a Lender], and prospective assignees and participants, provided that prior to such disclosure, such parties agree in writing to be bound by this undertaking of confidentiality set forth in this Section 11.12, (c) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (d) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available and is not reasonably known to be subject to confidentiality restrictions, or (e) if the Borrower shall have consented to such disclosure.

11.12.2.	Sharing Information With Affiliates of the Lenders.
The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 11.12.1 [General] as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.
11.13    Counterparts.
This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
11.14    The Agent's or the Lenders' Consent.
Whenever the Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and

PRNI 645261v4

each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.
11.15    Exceptions.
The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
11.16    WAIVER OF JURY TRIAL.
THE BORROWER, THE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COLLATERAL, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR THE BANKS RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THIS AGREEMENT OR THE LOAN DOCUMENTS, TO THE FULLEST EXTENT PERMITTED BY LAW. THE BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND THE LOAN DOCUMENTS AND MAKE THE LOANS.
11.17    JURISDICTION AND VENUE.
THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF COURTS IN THE COUNTY OF MIDDLESEX IN THE STATE OF NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 [NOTICES; LENDING OFFICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION TO

PRNI 645261v4

JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON FORUM NON CONVENIENS OR ANY LACK OF JURISDICTION OR VENUE THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.
11.18    USA Patriot Act Notice.
Each Lender that is subject to the USA Patriot Act and the Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

[SIGNATURE PAGES FOLLOW]

PRNI 645261v4

[SIGNATURE PAGE 1 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:	NEW JERSEY NATURAL GAS COMPANY
/s/Richard Reich        By: /s/William Foley
Name: Richard Reich        Name:William Foley
Title: Assistant General Counsel        Title: Treasurer

PRNI 645261

[SIGNATURE PAGE 2 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
individually and as Agent

By:/s/Edward M. Teesalone
Name: Edward M. Tessalone
Title: Senior Vice President

PRNI 645261

[SIGNATURE PAGE 3 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender and as Syndication Agent

By:/s/Nancy R. Barwig
Name: Nancy R. Barwig
Title: Credit Executive

PRNI 645261

[SIGNATURE PAGE 4 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

TD BANK, N.A., as a Lender and as a Documentation Agent

By:/s/Todd Antico
Name: Todd Antico
Title: Senior Vice President

PRNI 645261

[SIGNATURE PAGE 5 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By:/s/Eric Cosgrove
Name: Eric Cosgrove
Title: Vice President

PRNI 645261

[SIGNATURE PAGE 6 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

Wells Fargo Bank, NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By:/s/James T, King
Name: James T. King
Title: Senior Vice President

PRNI 645261

[SIGNATURE PAGE 7 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

SOVEREIGN BANK, as a Lender

By:/s/Chris D. Wolfslayer
Name: Chris D. Wolfslayer
Title: Senior Vice President

PRNI 645261

[SIGNATURE PAGE 8 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY,
as a Lender

By:/s/ Andrew Holtz
Name: Andrew Holtz
Title: Vice President

PRNI 645261

[SIGNATURE PAGE 9 OF 9 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA,
as a Lender

By:/s/Jim Trimble
Name: Jim Trimble
Title: Managing Director

PRNI 645261

SCHEDULE 1.1(A)
Pricing Grid

Level	Debt Rating Standard & Poor's and Moody's	Commitment Fee	Base Rate Spread	LIBOR Rate Spread	Letter of Credit Fee
I	A or above or A2 or above	0.125%	0.00%	1.00%	1.00%
II	A- or above but less than A or A3 or above but less than A2	0.15%	0.25%	1.25%	1.25%
III	BBB+ or above but less than A- or Baa1 or above but less than A3	0.175%	0.50%	1.50%	1.50%
IV	BBB or less or Baa2 or less or unrated	0.225%	0.75%	1.75%	1.75%
For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
(a)    With respect to the Debt Ratings of Moody's and Standard & Poor's or such other rating agency (or agencies) that may from time to time be determining Borrower's Debt Rating pursuant to the terms of the Credit Agreement to which this Schedule is attached (each, an "Applicable Rating Agency" and, collectively, the "Applicable Rating Agencies"): (i) if one or both of such Applicable Rating Agencies shall fail to have a Debt Rating in effect, then such Applicable Rating Agency which fails to have a Debt Rating in effect shall be deemed to have established a Debt Rating at Level IV; and (ii) if the Debt Rating established by one Applicable Rating Agency and the Debt Rating established by another Applicable Rating Agency differ, the pricing Level above shall be determined based upon the higher of the Debt Ratings established by the Applicable Rating Agencies, provided, however, if one of the Debt Ratings is two or more Levels lower than the other, the applicable pricing Level shall be determined at the Level next above that of the Level of the lower of the two Debt Ratings.

PRNI 645261

(b)    Any change in the Applicable Margin, the Applicable Commitment Fee Rate, or the Applicable Letter of Credit Fee Rate shall become effective on the date of any public announcement of the change in the Debt Rating requiring such an increase or decrease.

PRN1 645261                            108

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 - Commitments/Addresses of Lenders

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
PNC BANK, NATIONAL ASSOCIATION Address for Notices: Two Tower Center Boulevard East Brunswick, NJ 08816 Attention: Edward M. Tessalone Telephone No. (732) 448-2886 Telecopier No. (732) 220-3503 E-mail: edward.tessalone@pnc.com Address of Lending Office: PNC Firstside Center, 3rd Floor 500 First Ave. Pittsburgh, PA 15219 Attention: Rini Davis Telephone No. (412) 762-7638 Telecopier No. (412) 762-8672 E-mail: rini.davis@pnc.com	$37,500,000.00	18.750000000%

PRN1 645261                        109

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
JPMORGAN CHASE BANK, N.A. Address for Notices: 10 S. Dearborn St., Floor 9 Mail code: IL1-0090 Chicago, Illinois 60603 Attention: John E. Zur Telephone No. (312) 732-1754 Telecopier No. (312) 732-1762 E-mail: john.e.zur@jpmchase.com Address of Lending Office: 10 S. Dearborn St., Floor 9 Mail code: IL1-0090 Chicago, Illinois 60603 Attention: Non-Agent Servicing Team Telephone No. (312) 385-7072 Telecopier No. (312) 256-2608 E-mail: cls.chicago.non.agented.servicing@chase.com	$30,000,000.00	15.000000000%
TD BANK, N.A. Address for Notices: 6000 Atrium Way Mt. Laurel, NJ 08054 Attention: Marcella Brattan Telephone No.: (856) 533-4885 Telecopier No.: (856) 533-7128 E-mail: Investor.Processing@yesbank.com; Marcella.brattan@td.com Address of Lending Office: 31 West 52nd Street 19th Floor New York, New York 10019 Attention: Shannon Batchman Telephone No.: (646) 645-1738 Telecopier No.: E-mail: Shannon.Batchman@td.com	$30,000,000.00	15.000000000%

PRN1 645261                        110

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
U.S. BANK NATIONAL ASSOCIATION Address for Notices: U.S. Bank Tower 425 Walnut Street, 8th Floor ML CN-W-8 Cincinnati, OH 45202 Attention: Eric J. Cosgrove, VP, National Corporate Banking Telephone No. (513) 632-3033 Telecopier No. (513) 632-2068 E-mail: Eric.Cosgrove@USBank.com Address of Lending Office 425 Walnut Street, 8th Floor ML CN-OH-W8 Cincinnati, OH 45202 Attention: Eric J. Cosgrove, VP, National Corporate Banking Telephone No. (513) 632-3033 Telecopier No. (513) 632-2068 E-mail: Eric.Cosgrove@USBank.com	$30,000,000.00	15.000000000%
WELLS FARGO BANK, NATIONAL ASSOCIATION Address for Notices: 32 E. Front Street, 4th Floor Trenton, NJ 08608 Attention: James T. King Telephone No. (609) 826-8538 Telecopier No. (609) 826-8796 E-mail: james.t.king@wachovia.com Address of Lending Office: _____________________________ _____________________________ Attention: Wholesale Loan Servicing East Telephone No. (866) 647-7249, Opt. 4 Telecopier No. (704) 715-0099 E-mail: james.t.king@wellsfargo.com and RKELCLNSVMemberSyndications@wellsrargo.com	$30,000,000.00	15.000000000%

PRN1 645261                        111

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
SOVEREIGN BANK Address for Notices: 830 Morris Turnpike Short Hills, NJ 07078 Attention: Christopher Wolfslayer Telephone No. (973) 924-2161 Telecopier No. (973) 379-4360 E-mail: cwolfsla@sovereignbank.com Address of Lending Office: _____________________________ _____________________________ Attention: Susan A. Kissinger Telephone No.: (610) 988-1617 Telecopier No.: (484) 338-2831 E-mail: participations@sovereignbank.com	$20,000,000.00	10.000000000%
THE NORTHERN TRUST COMPANY Address for Notices: 50 South LaSalle Street MB-27 Chicago, IL 60603 Attention: Andrew Holtz Telephone No. (312) 444-4243 Telecopier No. (312) 444-4906 E-mail: adh11@ntrs.com Address of Lending Office: 50 S. LaSalle Street MB-27 Chicago, IL 60603 Attention: Sharon Jackson Telephone No.: (312) 630-1609 Telecopier No.: (312) 630-1566 E-mail: smj@ntrs.com	$15,000,000.00	7.500000000%

PRN1 645261                        112

THE BANK OF NOVA SCOTIA Address for Notices: 1 Liberty Plaza, Fl 23-26 New York, NY 10006 Attention: Benjamin Thomas Telephone No. (212) 225-5178 Telecopier No. (212) 225-5254 E-mail: Benjamin_Thomas@scotiacapital.com Address of Lending Office: Attention: Vesna Vukelich Telephone No. (212) 225-5705 Telecopier No. (212) 225-5709 E-mail: Vesna_Vukelich@scotiacapital.com	$7,500,000.00	3.750000000%
Total	$200,000,000.00	100.000000000%

PRN1 645261                        113

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 2 - Addresses for Notices to Agent, Borrower:
AGENT:
Name:    PNC BANK, NATIONAL ASSOCIATION

Address:	Two Tower Center Boulevard
East Brunswick, NJ 08816

Attention:	Edward M. Tessalone
Telephone No. (732) 448-2886
Telecopier No. (732) 220-3503

E-mail:	edward.tessalone@pnc.com

With a Copy to:

Name    PNC BANK, NATIONAL ASSOCIATION
Address:    PNC Firstside Center, 3rd Floor
500 First Ave.
Pittsburgh, PA 15219
Attention:    Rini Davis
Telephone:     (412) 762-7638
Telecopy:     (412) 762-8672
E-mail:     rini.davis@pnc.com

BORROWER:
Name:    NEW JERSEY NATURAL GAS COMPANY
Address:    1415 Wyckoff Road
Wall, NJ 07719
Attention:    William Foley, Treasurer
Telephone:     (732) 938-1224
Telecopy:    (732) 938-3154
E-mail:        wfoley@njresources.com

PRN1 645261                        114

SCHEDULE 1.1(P)

See Attached.

SCHEDULE 1.1(P)

LIENS

Part A

JURISDICTION	SEARCH	FILING DATE	SECURED PARTY	FILE NO.	COLLATERAL [1]
New Jersey Department of Treasury	UCC	05/31/2007	BNY Midwest Trust Company, as Trustee	2418782-4
Makes reference to that certain Indenture of Mortgage and Deed of Trust, dated April 1, 1952, relating to all property (real, personal and mixed), including, in part, franchises, grants, permits, immunities, privileges, rights, buildings and equipment, systems, licenses, gas by-products, land, the Trust Estate and proceeds relating to the gas plants.

Part B

JURISDICTION	SEARCH	FILING DATE	SECURED PARTY	FILE NO.	COLLATERAL
New Jersey Department of Treasury	UCC	11/23/2009	Banc of America Leasing & Capital, LLC	2544901-3
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-021 to Master Lease Agreement No. 35352, relating to certain equipment, specifically service trucks, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	12/21/2010	CIT Communications Finance Corporation	2587437-2
True Lease, Lease No. 0001724, relating to certain data equipment, software, support, maintenance and services, and all attachments, accessions, additions, substitutions, products, replacements, rentals, right to use licenses and any credits, refunds or proceeds thereof. Lessee/Lessor.

1 Collateral descriptions are summaries only, and are qualified in their entireties by references to the actual filings.

SCHEDULE 1.1(P)

LIENS

JURISDICTION	SEARCH	FILING DATE	SECURED PARTY	FILE NO.	COLLATERAL
New Jersey Department of Treasury	UCC	6/9/2008	IBM Credit LLC	2477333-1
Precautionary Filing - Certain equipment, together with the related software and all additions, attachments, accessories, accessions, upgrades, substitutions, replacements, exchanges and proceeds. Makes reference to UCC 9-505 (Compulsory Disposition of Chattel; Acceptance of the Collateral as Discharge of Obligation) filed 06/09/2008.

New Jersey Department of Treasury	UCC	2/7/2011	Banc of America Leasing & Capital, LLC	2593338-3
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-036 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, a dump truck, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	12/24/2009	The Fifth Third Leasing Company	2548926-2
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-026 to Master Lease Agreement No. 35352, relating to certain equipment specifically, gas meters, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	12/17/2007	Banc of America Leasing & Capital, LLC	2450743-1
Precautionary Filing subject to True Lease, Lease No. 40739-11500-007, relating to certain gas meters and related equipment, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records. Lessee/Lessor.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	1/16/2008	Farm Credit Leasing Services Corporation	2450743-1	Full assignment of collateral for filing number 2450743-1 to Farm Credit Leasing Services Corporation.
New Jersey Department of Treasury	UCC	8/19/2009	Banc of America Leasing & Capital, LLC	2533223-0
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-019 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, service trucks, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	12/26/2008	Banc of America Leasing & Capital, LLC	2508293-7
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-008 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, gas meters, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	11/7/2001	Fleet Capital Corporation	2072634
Precautionary Filing - True Lease, Lease No. 35352-00001, relating to certain equipment, specifically, gas meters, together with all attachments, accessories, accessions, substitutions, exchanges, and replacements; all proceeds, including accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

New Jersey Department of Treasury	UCC	8/21/2006	Banc of America Leasing & Capital, LLC	2072634	Amendment of filing number 2072634 to change the name of the secured party to Banc of America Leasing & Capital, LLC. Collateral unchanged.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	10/20/2006 Continuation filed 06/27/2011	Winmark Limited Funding, LLC	2072634	Full Collateral Assignment of filing number 2072634 to Winmark Limited Funding, LLC.
New Jersey Department of Treasury	UCC	10/1/2009	Banc of America Leasing & Capital, LLC	2538537-3
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-020 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, service trucks, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	9/25/2006	IBM Credit LLC	2380567-5
Precautionary Filing - Certain equipment, together with the related software and all additions, attachments, accessories, accessions, upgrades, substitutions, replacements, exchanges and proceeds of the foregoing, including insurance, indemnity, or warranty. Makes reference to UCC 9-505 (Compulsory Disposition of Chattel; Acceptance of the Collateral as Discharge of Obligation).

New Jersey Department of Treasury	UCC	1/10/1996	State Street Bank and Trust Company of Connecticut, National Association Fleet National Bank of Connecticut, as Indenture Trustee, as assignee	1676447
Precautionary Filing - True Lease, dated as of December 21, 1995, relating to a certain Wyckoff Road property and covering the right, title and interest in and to the building, land, fixtures, certain listed personalty and any proceeds thereof.

New Jersey Department of Treasury	UCC	1/9/2001	State Street Bank and Trust Company, as Indenture Trustee	1676447	Amendment of filing number 1676447 to change the name of the secured party to State Street Bank and Trust Company, as Indenture Trustee. Collateral unchanged.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	10/24/2005 Continuations filed 11/04/2005 and 07/15/2010	U.S. Bank, National Association, as Indenture Trustee	1676447	Collateral Assignment of filing number 1676447 to U.S. Bank, National Association, as Indenture Trustee. Collateral unchanged.
New Jersey Department of Treasury	UCC	2/28/2008	Leaf Funding Inc	24608596	Rental Agreement, filed for notification purposes only, relating to certain equipment, specifically certain listed water coolers.
New Jersey Department of Treasury	UCC	12/12/2008	Quench USA	24608596	Assignment of filing number 24608596 to Quench USA. Collateral unchanged.
New Jersey Department of Treasury	UCC	11/23/2009	Banc of America Leasing & Capital, LLC	2544924-2
Makes reference to Lease Schedule No. 023 to Master Lease Agreement No. 40739, relating to certain equipment, specifically, compressors, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	8/20/2009	Hannon Armstrong Multi-Asset Infrastructure Trust c/o The Bank of New York Mellon, as agent; and Hannon Armstrong NJ Funding LLC, as Assignor Secured Party	2533361-9
All right, title and interest in and to all moneys relating to Task Order No. JN09 issued by NAVFAC Mid-Atlantic pursuant to Area Wide Contract No. GS-00P-99-BSD-0115, including payments, interest, and cash and non-cash proceeds of natural gas, gas transportation, and energy management services provided by Debtor.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	1/7/2003	Fleet Capital Corporation	2138318-2
Precautionary Filing - True Lease, Lease No. 35352-00002, relating to certain equipment, specifically, gas meters, together with all attachments, accessories, accessions, substitutions, exchanges, and replacements; all proceeds, including accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

New Jersey Department of Treasury	UCC	06/09/2003 Continuation filed 10/02/2007	Citizens Leasing Corporation	2138318-2	Collateral Assignment of filing number 2138318-2 to Citizens Leasing Corporation. Collateral unchanged.
New Jersey Department of Treasury	UCC	10/12/2007	Banc of America Leasing & Capital, L.L.C.	2138318-2	Amendment of filing number 2138318-2 to change the name of the secured party to Banc of America Leasing & Capital, L.L.C. Collateral unchanged.
New Jersey Department of Treasury	UCC	12/8/2008	IBM Credit LLC	2505243-5
Precautionary Filing - Certain equipment, together with the related software and all additions, attachments, accessories, accessions, upgrades, substitutions, replacements, exchanges and proceeds of the foregoing, including insurance, indemnity, or warranty. Makes reference to UCC 9-505 (Compulsory Disposition of Chattel; Acceptance of the Collateral as Discharge of Obligation) filed 12/05/2008.

New Jersey Department of Treasury	UCC	01/06/2006 Continuation filed 01/05/2011	Banc of America Leasing & Capital, LLC	2337501-7
True Lease, Lease No. 40739-11500-005, relating to certain equipment, specifically, gas meters and related equipment, together with all attachments, accessories, accessions, substitutions, exchanges, and replacements; all proceeds, including accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations; Lessee/Lessor.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	12/31/2009	Banc of America Leasing & Capital, LLC	2549640-6
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-025 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, service trucks, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	04/03/2001 Continuations filed 01/19/2006 and 01/26/2011	Forsythe McArthur Associates, Inc.	2034417
Master Equipment Lease No. F13395, relating to certain computer, data processing, telecommunications and other equipment, together with all attachments, accessories, replacements, products and proceeds thereof; Related to a previously lapsed filing statement, filed on 05/24/1991.

New Jersey Department of Treasury	UCC	5/18/2011	Forsythe McArthur Associates, Inc.	2034417	Amendment of filing number 2034417 to change the address of Forsythe McArthur Associates, Inc. Collateral unchanged.
New Jersey Department of Treasury	UCC	2/11/2010	Banc of America Leasing & Capital, LLC	2554011-6
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-029 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, service trucks, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	8/17/2009	CIT Communications Finance Corporation	2533081-6
True Lease, Lease No. S8700, for Media Server, relating to certain equipment including yyyyyyyyyyyyy, software, support, maintenance and services, and all attachments, accessions, additions, substitutions, products, replacements, rentals, a right to use the licensed software, and any proceeds therefrom; Lessee/Lessor.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	12/27/2004 Continuation filed 12/07/2009	Fleet Capital Corporation	2275156-0
Precautionary Filing - True Lease, Lease No. 35352-00004, relating to certain equipment, specifically, gas meters and related equipment, together with all attachments, accessories, accessions, substitutions, exchanges, and replacements; all proceeds, including accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

New Jersey Department of Treasury	UCC	4/1/2009	CIT Communications Finance Corporation	2518096-1
True Lease, Lease No. xxxxxxxxxx, relating to certain equipment including yyyyyyyyyyyyy, software, support, maintenance and services, and all attachments, accessions, additions, substitutions, products, replacements, rentals, a right to use the licensed software, and any proceeds therefrom; Lessee/Lessor.

New Jersey Department of Treasury	UCC	5/11/2011	CIT Communications Finance Corporation	2518096-1
Amendment of Collateral of filing number 2518096-1 to the following: Certain listed equipment or other personal property, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

New Jersey Department of Treasury	UCC	12/29/2003 Continuation filed 10/23/2008	Fleet Capital Corporation	2196757-3
Precautionary Filing - True Lease, Lease No. 35352-00003, relating to certain equipment, specifically, gas meters and related equipment, together with all attachments, accessories, accessions, substitutions, exchanges, and replacements; all proceeds, including accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	6/1/2007	IBM Credit LLC	2418709-1
Precautionary Filing - Certain equipment, together with the related software and all additions, attachments, accessories, accessions, upgrades, substitutions, replacements, exchanges and proceeds of the foregoing, including insurance, indemnity, or warranty. Makes reference to UCC 9-505 (Compulsory Disposition of Chattel; Acceptance of the Collateral as Discharge of Obligation) filed 06/01/2007.

New Jersey Department of Treasury	UCC	5/29/2009	Hannon Armstrong Multi-Asset Infrastructure Trust c/o The Bank of New York Mellon, as agent; and Hannon Armstrong NJ Funding LLC, as Assignor Secured Party	2524135-8
All right, title and interest in and to all moneys relating to Task Order No. JN08 issued by NAVFAC Mid-Atlantic pursuant to Area Wide Contract No. GS-00P-99-BSD-0115, including payments, interest, and cash and non-cash proceeds of natural gas, gas transportation, and energy management services provided by Debtor.

New Jersey Department of Treasury	UCC	1/12/2007	Banc of America Leasing & Capital, LLC	2399117-0
Precautionary Filing; True Lease, Lease No. 40739-11500-006, relating to certain equipment, specifically, gas meters and related equipment, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records. Lessee/Lessor.

New Jersey Department of Treasury	UCC	6/3/2010	Banc of America Leasing & Capital, LLC	2565672-5
Precautionary Filing - Makes reference to Lease Schedule No. 40739-11500-034 to Master Lease Agreement No. 35352, relating to certain equipment, specifically, service trucks and aerial vans, together with all attachments, accessories, accessions, substitutions, and replacements; all accounts, chattel paper, general intangibles, insurance, intellectual property rights, and proceeds thereof; books and records.

SCHEDULE 1.1(P)

LIENS

New Jersey Department of Treasury	UCC	10/10/2006	Canon Financial Services	2385620-2
Makes reference to Lease No. 001-0024262-031, relating to all equipment leased, sold, or financed by Canon Financial Services, Inc., all general intangibles and accounts receivable relating thereto, and all replacements, additions, substitutions and proceeds of the foregoing. Lessee/Lessor.

New Jersey Department of Treasury	UCC	2/4/2011	Canon Financial Services	2385620-2	Amendment of Collateral of filing number 2385620-2 to the following: All equipment leased from secured party, together with any replacement parts and substitutions for and additions to such equipment.
County Clerk of Monmouth County, New Jersey	Fixture Liens	1/10/1996	State Street Bank and Trust Company of Connecticut, National Association Fleet National Bank of Connecticut, as Indenture Trustee, as assignee	77677
Precautionary Filing - True Lease, dated as of December 21, 1995, relating to a certain Wyckoff Road property and covering the right, title and interest in and to the building, land, fixtures, certain listed personalty and any proceeds thereof.

County Clerk of Monmouth County, New Jersey	Fixture Liens	12/22/2000 Continuation 12/22/2000	State Street Bank and Trust Company, as Indenture Trustee	2000172600 Continuation 2000172601	Amendment of filing number 77677 to change the name of the secured party to State Street Bank and Trust Company, as Indenture Trustee. Collateral unchanged.
County Clerk of Monmouth County, New Jersey	Fixture Liens	11/16/2005 Continuations 12/22/2005 and 09/16/2010	U.S. Bank, National Association, as Indenture Trustee	2005194252 Continuations 2005224411 And 2010085619	Collateral Assignment of filing number 77677, together with filing number 2000172600, to U.S. Bank, National Association, as Indenture Trustee. Collateral unchanged.

SCHEDULE 2.9.1

EXISTING LETTERS OF CREDIT

NONE

1461595v3

SCHEDULE 6.1.12

SUBSIDIARIES

NONE.

1461595v3

SCHEDULE 6.1.12

CONSENTS AND APPROVALS

CONSENT OF THE NEW JERSEY BOARD OF PUBLIC UTILITIES, WHICH HAS BEEN RECEIVED BY NJNG.

1461595v3

SCHEDULE 6.1.23

HEDGING CONTRACT POLICIES

SEE ATTACHED

1461595v3

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Revised: May 12, 2009    Approved By: NJNG Risk Management Committee

I.	Objectives of the Risk Management Committee’s Guidelines and Procedures

The Board of Directors of New Jersey Resources Corporation (“NJR”) has delegated responsibility for risk management with regard to wholesale gas trading, credit risk, and overall hedging activities of New Jersey Natural Gas (“NJNG” or the “Company”) to the Audit Committee of NJR’s Board of Directors (“Audit Committee”). The Audit Committee has established and authorized the Risk Management Committee (“RMC”) to develop, implement, and enforce risk management procedures for NJNG, consistent with NJNG’s Risk Management Policy.

The following Guidelines and Procedures have been developed in order to fulfill the responsibilities delegated to the RMC by the Audit Committee. The RMC’s Guidelines and Procedures are intended to be a working document and will be updated on an ongoing basis to reflect the changing business environment encountered by NJNG.

II.	Operating Guidelines for the Risk Management Committee

The RMC is comprised of six senior management representatives as appointed by NJR's Chairman and Chief Executive Officer. The RMC is comprised of:

•	Glenn Lockwood - Senior Vice President & CFO of NJR (RMC Chairperson)

•	Joseph Shields - Senior Vice President, Energy Services NJNG

•	Mark Sperduto - Vice President, Regulatory Affairs of NJNG

•	Mariellen Dugan – Senior Vice President & General Counsel of NJR

•	William Foley - Treasurer of NJR

•	William Scharfenberg – Senior Counsel

Additionally, NJR's Vice President of Internal Auditing and/or audit staff are invited to attend all meetings of the RMC as a non-voting but participating member.

The RMC will meet at least twice each month. Any member of the RMC may request that a meeting be held. A quorum (consisting of three members of the RMC) must be present to conduct an RMC meeting. All official actions of the RMC will require the affirmative vote of three members of the RMC. Meeting minutes will be prepared by the Manager, Mid-Office Controls, for each meeting. All approved RMC meeting minutes will be forwarded to the Vice President of Internal Auditing, who is responsible for forwarding the approved RMC minutes and related materials to the Audit Committee regularly.

The Manager, Mid-Office Controls will be responsible for reviewing NJNG’s risk management reports on a daily or weekly basis, depending on the report. These reports include mark-to-market of open positions, daily broker statement, pricing data, trader limit exception report, and counterparty deal compare report. In addition to these reports, the Manager, Mid-Office Controls is also responsible for compiling the RMC reports listed in Section VII, B, 1 - Risk Monitoring & Reporting, of these Guidelines.

NJNG’s Energy Services operating management has the first-line delegated authority to ensure that NJNG’s business risks are properly identified, measured, controlled, and reported, using approved methodologies as specified herein.

III.	Affiliate Transactions

NJNG transacts in the natural gas commodity, transportation and storage capacity markets (physical assets), and establishes a position within those markets to provide sufficient commodity and capacity necessary to meet its customers’ demand levels. An affiliated company, NJR Energy Services (“NJRES”),

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

also acquires physical assets and transacts in natural gas transportation and storage capacity markets.

On a daily basis, both companies (NJNG and NJRES) buy and sell physical assets within the same market place. In light of that, controls have been developed to oversee activities to ensure that each company’s strategies, techniques and transactions comply with applicable regulations and policies. On a monthly basis, the RMC is provided with an internal control addendum that includes reports designed to monitor potential affiliate transactions. These reports were developed in accordance with the BPU audit report (dated 11/20/07); section I-5 “Affiliate Procurement Relationships”.

The NJR “Code of Conduct” (Exhibit III) also addresses affiliate transactions.

IV.	Overview of NJNG’s Business Activities

NJNG is a wholly owned subsidiary of NJR and is engaged in providing regulated natural gas energy services to customers located in central and northern New Jersey, as well as, providing other energy-related services throughout various geographic regions in which NJNG has gas transportation and/or storage capacity rights. The following summarizes NJNG’s core business activities.

Basic Gas Supply Service (BGSS) - NJNG provides natural gas service to a specified core customer base in New Jersey. To be able to fulfill its obligation to serve this market, NJNG maintains a portfolio of supply, transportation and storage contracts. The costs associated with holding this portfolio are currently filed for recovery in rates through the BGSS factor that must be approved by the New Jersey Board of Public Utilities (“Board” or the “BPU”). Although the Company’s price risk within this portfolio is currently mitigated by the rates established through the BGSS process, NJNG is proactive in its portfolio management approach and is conscious of hedging its gas costs to attempt to keep prices and volatility as low as possible.

Prior to April 1 of each year, the Company will determine the estimated firm purchase requirements for at least the next two annual BGSS periods. The volume targets will be updated based upon the annual budget forecast issued in May or June each year. Along with this, a determination is made of the average rates necessary to recover the gas costs with a minimal impact on un-recovered gas costs, when compared to the currently approved BGSS rate.

The Company will then devise a strategy to hedge (but not necessarily fix) the gas purchase requirements. The strategy will provide that at least 75% of the current winter volumes and 25% of the following year volumes be hedged by November 1 of the current year. The Company may, at its discretion, hedge additional volumes. The percentage hedged will consist of storage gas, all fixed price contracts (future or physical) as well as all long (purchased) call positions divided by the estimated purchase requirements including fuel.

Off System Sales and Capacity Release Program - NJNG’s Off-System Sales and Capacity Release programs include optimizing the Company’s storage and pipeline capacity contracts to recover some of the fixed costs within its BGSS portfolio.

Off System Sales involves the bundled sales (i.e. the natural gas supply and transportation capacity) to various end-users and marketers.

The Capacity Release Program involves the posting of transportation capacity or storage capacity on the various electronic bulletin boards in compliance with Federal Energy Regulatory Commission (“FERC”) provider posting requirements for the sale of capacity to various end-users and marketers when the Company is not utilizing it (i.e. seasonal demands).

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Both programs have an incentive mechanism, with the reported net revenue generated shared at eighty five percent (85%) to the customers through a credit to the BGSS balance and fifteen percent (15%) to the Company.

Storage Incentive Program
The Storage Incentive provides benefits to customers through added price stability and cost reductions. The program establishes a benchmark cost for storage injections against which actual injection costs are measured. The program yields cost savings by promoting innovative purchasing strategies that take advantage of the optionality inherent in storage operations and marketplace opportunities. The actual costs of storage injections include commodity costs, actual transportation costs and any gains and losses associated with trading of financial hedges within the program. The difference between the Storage Incentive benchmark and actual costs, positive or negative, are currently shared eighty percent (80%) to customers and twenty percent (20%) to NJNG. In addition to cost savings, the program promotes long-term price stability through hedging of storage injection volumes.

Financial Risk Management (FRM) Program
The program is designed to provide price stability and includes an incentive mechanism designed to encourage the use of financial options to hedge NJNG’s gas costs. The current sharing percentages on FRM gains are eighty five percent (85%) to customers and fifteen percent (15%) to NJNG.

IV.Business Risks

NJNG is subject to a number of ongoing business risks. These risks and the RMC’s approved strategies to mitigate these risks are identified below.

A.
Market Risk - Market risk represents the potential loss that can be caused by unfavorable changes in market variables. These variables include adverse changes in commodity prices and market liquidity and may occur as a result of positions taken by NJNG in the market or as a result of market forces outside the control of NJNG. Market risk is currently mitigated through the BGSS process; in other words, reasonably incurred gas costs are reflected in the company’s rates.

1.
General Trading and Exchange Position Guidelines - The RMC has established the following guidelines, procedures and trading limits to mitigate NJNG’s exposure to risks of adverse changes in commodity and capacity market prices. At its discretion, Management may establish more restrictive limits than those outlined herein. In addition, the RMC may, in its discretion, or at the discretion of the Audit Committee, direct Management to reduce any exposure deemed not in the best interest of NJNG. The following guidelines apply to all commodity and capacity transactions for NJNG’s trading operations.

a.	Market Exposure - Under the Company’s Off System Sales program, NJNG will make commitments to purchase or sell commodity, or sell capacity on a fixed price basis, financial basis or physical basis.

b.
Use of Financial Instruments - The use of approved financial instruments (see Exhibit I) will be used to hedge risks in the physical commodity market. These derivative instruments can be used to hedge BGSS or system requirement supply, as well as, for the incentive programs such as Off-System Sales, Storage Incentive and FRM. The use of financial instruments for speculative purposes is expressly prohibited.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

c.
Approved Financial Instruments - Approved financial instruments and exchanges are listed on Exhibit I. A listing of approved brokerage houses/financial counterparties with whom NJNG had ISDA contracts is available for all traders. Approved brokerage houses/financial counterparties will be required to send confirmations of all financial trades to the Manager, Mid-Office Control or Accounting Manager, NJRES. Also, if specifically requested, a copy of the confirmation must be sent to the Vice President, Internal Audit.

d.
Managing Liquidity Risk - Market liquidity may limit NJNG’s ability to execute transactions rapidly at a reasonable price. The lack of market liquidity may make it difficult for NJNG to unwind or offset a particular position at or near a previous market price if there is inadequate market depth or a disruption in the market. Because of this risk, the liquidity of certain types of instruments may make them unsuitable in achieving NJNG’s business objectives. Therefore, the RMC is to consider this risk when approving the suitability of specific financial instruments for use by NJNG

2.
Financial Risk Management (FRM) Program Guidelines - NJNG was granted approval by the New Jersey Board of Public Utilities for the FRM program, which involves utilizing natural gas options to hedge the commodity price risk within the BGSS supply portfolio. The FRM program also includes an incentive mechanism on certain transactions, whereby margins are split eighty five percent (85%) to the customer through a credit to the BGSS balance and fifteen percent (15%) to the Company. The program is described in greater detail below.

a.
Benchmark - The pricing benchmark for the FRM Program is the Global Insight Natural Gas Monthly Forecast for the Henry Hub. This report is published by the end of every month and is used to update the FRM benchmark on a quarterly (Dec, Mar, Jun & Sep) basis. A copy of the Global Insight Forecast report is provided to the RMC. All executed trades within the FRM program are measured against the quarterly benchmark that is in effect at the time of the trade transaction date.

b.
Portfolio Volumes - The program has volume limitations relating to the total monthly BGSS market-based purchases. A report of the volumes is updated annually on June 1, as part of the annual BGSS filing. The report lists the volumes that may be hedged in relation to pricing against the approved benchmarks.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

c.	Approved Financial Instruments – Permitted FRM transactions are limited to options. Naked options, futures contracts and swaps are not permitted.

d.
Program Dollar Limitation - The cost associated with the program is capped. The current cap which may be changed with approval of the BPU is $6.4 million; the current cap was approved by the BPU in the October 3, 2008 Order approving the Stipulation in the base rate case. The $6.4 million includes the premium costs of the options purchased for the program, NJNG’s 15 percent share, credits from option close, and broker fees/commissions.

Calculations for the above individual FRM components are as follows:

•	Option premium costs – determined based on the premium rate obtained at deal inception multiplied by the number of option contracts purchased, multiplied by 10,000 (1 contract = 10,000 dths).

•
NJNG sharing dollars at 15% – calculated as DRI Benchmark minus Strike Price minus the premium paid, multiplied by the number of option contracts purchased times 10,000 dths less fees at purchase, with 15% credited to NJNG; these sharing dollars are determined at the time the option is purchased, since both prices are known at deal inception.

•
Credit from option close – calculated as Market price (penultimate) minus DRI Benchmark; these amounts are not determined until option settlement date when the penultimate price becomes available. Additionally, only resulting gains (and not losses) are applied as a credit to the program dollars.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

•	Broker fees/commissions – flat individual rate per contract.

e.	Authorized Financial Brokerage Accounts - The RMC has approved two financial brokerage accounts (see Exhibit I).

f.
Below the Benchmark Sharing - The profit on trades executed below the program benchmark is calculated as the benchmark minus the strike price minus the premium and the transaction costs (e.g., broker commissions). Eighty five percent (85%) of the calculated profit is allocated to the customers as a credit to the BGSS balance, while fifteen percent (15%) is allocated to the Company.

g.
Above the Benchmark Sharing – RMC approval is required for entering into options above the benchmark. Sharing on trades above the established benchmark is subject to the market price of the option minus the transaction costs. Eighty five percent (85%) of the calculated profit is allocated to the BGSS balance, while fifteen percent (15%) is allocated to the Company. If the option expires without value in the market, the premium paid for that option is shared eighty five percent (85%) of the cost to the BGSS, fifteen percent (15%) to the Company.

h.
Reporting - Internally, an update of the FRM Program activity is presented at every RMC meeting. External reports are prepared monthly for the BPU on a confidential basis subject to a protective order between NJNG, the Department of the Public Advocate, Division of Rate Counsel and the BPU.

3.
Gas Purchasing and Off-System Sales Trading Guidelines - In addition to purchasing the physical commodity and capacity necessary to meet NJNG’s retail sales commitments, NJNG’s traders purchase and sell natural gas and capacity as part of OSS and capacity release incentive programs.. The following guidelines apply to NJNG’s gas supply operations:

Prior to making any off system sale or capacity release, the NJNG trader must analyze the availability of any excess deliverability in the portfolio.

a.
For daily and within the month transactions: the trader reviews the daily send out estimate report that is distributed by Gas Control twice a day and compares it to the daily deliverability available in the portfolio. If the transaction is greater than the number of days on the daily send out but still less than 1 month, the trader requests a balance of month forecast projection from the Manager, Supply Planning and compares each days’ estimate to the deliverability of the portfolio.

b.
For transactions for the prompt month or greater, but not over a peak winter month (January or February): the trader requests a projected gas usage by month from the Manager, Supply Planning which shows by month the current system requirement estimates based on 10-year averages and current long term weather forecast and compares that to the estimated portfolio deliverability, inclusive of projected planned storage injections and/or withdrawals.

c.
For transactions that might include a peak winter month, then in addition to the above analysis, the trader must obtain a peak day analysis that shows potential peak day requirements and the required 5% reserve volume.

After the determination of any excess deliverability is made, the trader can transact within the following approval limits.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Trading Approvals - Traders are authorized to make capacity and commodity trades using the following volumetric limits:

Deal Term	Dths/day
Daily	50,000
Monthly	30,000
Seasonal	20,000

Seasonal deal term is defined as Apr-Oct (Summer) period or Nov-Mar (Winter) period. The Vice President or Senior Vice President of Energy Services, NJNG, must approve any trades that exceed a seasonal period.

Capacity Release

The following table summarizes the approvals required for capacity release transactions:

Approval	Dths/day	Term *	Demand $
Traders	50,000	</= Seasonal	< $0.2 MM
V.P. NJNG		> Seasonal	< $1.0 MM
SVP ES			< $5.0 MM
CFO/ Treasurer/ VP NJRSC/ COO			> $5.0 MM
CEO			> $ 15.0 MM
Board of Directors			> $20.0 MM
* refers to upcoming season only

Exhibit IV – Contract & Credit Policy for Wholesale Transactions provides additional information regarding the above approvals.

a.
General Trading Guidelines - Authorized NJNG traders are subject to compliance within the established monthly and daily trading strategies (i.e., monthly and daily “set-up” sheets) as approved by the Vice President or Senior Vice President, NJNG Energy Services. Any seasonal trades executed must be in compliance with the winter seasonal trading strategy approved by the Vice President or Senior Vice President, NJNG Energy Services.

b.
Transaction Documentation - All transactions must be documented by a contract executed by both parties. Physical transactions are commonly documented by a GISB (Gas Industries Standards Board) or NAESB (North American Energy Standards Board) base contract for sale and purchase of natural gas. Financial transactions are commonly documented by an ISDA (International Standards and Derivatives Association) contract. More detail concerning contracts can be found in the Credit and Contract Procedures manual (see Exhibit IV).

In addition, traders will document all hedges, with note to file, by explaining why the hedge is being established and reference the applicable program (e.g., Storage Incentive).

d.
Risk Management - Documentation for all transactions will be in the GMS (Gas Management System) or Zai*Net systems. The financial trader will coordinate with the physical traders to determine the risk management strategy for each transaction or group of transactions with the intent that all price exposure is to be hedged with a financial instrument at the time of the physical transaction or the optional trigger price is executed.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

4.	Storage Incentive Program
The Company has established a target range of 20 - 23 bcf of gas available through storage as of October 31 each year. Of that quantity, 20 bcf will be included in the Storage Incentive Program. The Storage Incentive Program purchase guideline is as follows:

# of Contracts	Contract Month
286	April
286	May
285	June
286	July
286	August
285	September
286	October
2,000	Totals

The 20 Bcf will be evenly distributed within the Apr-Oct month period to equal approximately 285 – 286 contracts per month. The Storage Incentive program does not specify a starting date to begin hedging. NJNG has the ability to increase the volume for any new incremental storage capacity that is added to the portfolio.

NJNG’s policy is to not hedge beyond the years that the Storage Incentive program is approved by the BPU.

Note: the fuel component/hedge is done at the then-applicable rate.

B.
Credit Risk - Credit risk is the risk of loss as a result of nonperformance by NJNG’s counterparties pursuant to the terms of their contractual obligations. The loss is the cost of replacing the contract with a new one with identical or similar terms (replacement value) or the amount of gas delivered but not paid for.

NJNG’s exchange-traded purchases and sales of natural gas financial contracts do not contribute to credit risk since each transaction is supported by the NYMEX Exchange. Any over-the-counter financial transaction would be subject to the individual counterparty credit risk.

The Senior Manager, Energy Services is responsible for the credit risk management function and will have clear independence and authority separate from the trading function. The Senior Manager’s responsibilities include first-line evaluation of new counterparties, monitoring and reporting credit exposure, reviewing the creditworthiness of counter parties, monitoring the concentrations of credit risk and reviewing and monitoring risk reduction arrangements. All credit limit increases require approval from several RMC members, and at least the Senior Vice President, Energy Services NJNG, and the Vice President & Controller, or Treasurer of NJR. These responsibilities are further defined in NJR’s Credit and Contract Policies and Procedures.

C.
Operational Risk - Operational risk is the exposure to loss due to human error or fraud, or from a system of internal controls that fails to adequately record, monitor and account for transactions or positions. In addition to the daily and monthly reporting obligations described in Section VII, NJNG has implemented the following personnel and system controls to mitigate operational risks.

1.	Personnel - The following procedures have been established to safeguard against personnel risks:

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

a.	All personnel who are authorized to contract on behalf of NJNG must be approved by the RMC. Approved traders with authorized products to trade are listed in Exhibit II.

All trades that are conducted via telephone will be made with recording devices to ensure that conversations are captured for evidentiary purposes, in the event of deal discrepancies. Only specific transaction related information will be recorded. Voice data containing this information will be kept consistent with FERC policy.

Trades that are performed via instant messaging, or on telephones located outside the office (including cellular phones), will be confirmed via a recorded telephone line or the instant message will be retained.

b.	Personnel involved in risk measurement, validation, and monitoring will have clear independence and autonomy from the trading function.

c.	All employees will be required to sign NJR’s Code of Conduct policy annually.

d.
All traders and Transportation & Exchange (T&E) personnel are required to sign an annual compliance statement indicating that they have read, understood, and will comply with the RMC’s Guidelines and Procedures.

e.
No person will be able to trade for themselves or others using approved financial instruments during their affiliation with NJNG. Financial instruments that are approved for use in NJNG’s risk management operations are listed in Exhibit I.

2.	Information System Controls - To minimize operational risk, information systems controls will be established and implemented with the following design feature requirements:

a.	Information systems will be developed and implemented to adequately document, record and measure all of NJNG’s business transactions and forward commitments.

b.	Data access will be controlled and security procedures will be implemented to properly control data access and update capabilities.

c.	Contingency plans will be established with detailed procedures for backup (timely, adequate, off-site rotation to secure location, etc.) of mission-critical applications.

D.
Legal Risk - Legal risk is the risk of loss when a contract cannot be enforced or a counterparty fails to fulfill its contractual obligations. This includes risks arising from insufficient documentation, insufficient authority of a counterparty, uncertain legality, and unenforceability due to bankruptcy or insolvency.

To minimize the risks of failure of NJNG’s counterparties to perform their contractual obligations, NJR’s legal counsel must approve all contracts as per the Contract and Credit Guidelines (see Exhibit IV).

E.
Tax Risk - Tax risk is the financial risk arising from possible misinterpretations or changes in the federal or state tax laws. To minimize this risk, NJR’s tax department monitors federal and state tax laws affecting NJNG’s business operations. In addition, Management is required to notify NJR’s tax department prior to conducting business in a new tax jurisdiction (i.e., country, federal, state or city).

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

V.	Required Notifications

Changes in Management’s business strategies, changes in the business environment that materially impact NJNG’s risk profile and any violation of the RMC’s guidelines and procedures are required to be immediately reported to the RMC. If a violation involves the failure of the RMC to comply with its oversight responsibilities, the violation must also be immediately reported to the Audit Committee. Required notifications to the RMC and the Audit Committee include, but are not limited to, the following events:

A.	Required Notifications by Management to the RMC - The RMC is to be immediately notified when any of the following occur or are expected to occur:

1.	There is any incident of trader misconduct or a trader has exceeded his or her trading limit, without consent from an approving party.

2.	NJNG’s FRM Program dollar limitation exceeds the approved limit of $6,400,000.

3.	There is a material credit failure or nonperformance by counterparty or clearing broker.

4.	There is a change in any risk management methodology or a material change in any measurement process.

5.	Significant market changes have occurred or are reasonably expected to occur that would adversely affect NJNG’s risk management strategy.

6.	There is a change in Management’s fundamental strategy with respect to any of NJNG’s business activities.

7.	Trading occurs on an exchange or of a new product or instrument that is not listed in Exhibit I;

8.	A loss has occurred that would materially impact the financial position or results of NJNG or NJR.

B.	Required Notification by the RMC to the Audit Committee - The Audit Committee is to be notified by the RMC when any of the following occur.

1.	There is any incident of trader misconduct or a trader has exceeded his or her trading limit, without consent from an approving party.

2.	NJNG’s FRM Program dollar limitation exceeds the approved limit of $6,400,000.

3.	There is a material credit failure or nonperformance by counterparty or clearing broker.

4.	A loss has occurred that would materially impact the financial position or results of NJNG or NJR.

C.
Notification Procedures - Should any of the above matters arise such that notification must be made to the Audit Committee, a written statement of the matter is to be prepared by the employee making the observation. A copy of the written statement is to be provided to:

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

•	Larry Downes, President & Chief Executive Officer, NJNG

•	Glenn Lockwood, Senior Vice President & CFO of NJR (RMC Chairperson)

•	Joseph Shields - Senior Vice President, Energy Services NJNG

•	Kathy Ellis – Executive Vice President & Chief Operating Officer, NJNG

•	Mariellen Dugan – Sr. Vice President & General Counsel

•	George Smith - Vice President of Internal Audit

The Chairperson of the RMC is to notify the RMC and the Audit Committee if required by the above procedures.

VI.	Disciplinary Actions for Violations of the RMC’s Risk Management Guidelines

The available disciplinary actions for violations are established by NJNG’s RMC from time-to-time and are documented herein. Violations not specifically identified below will be handled at the discretion of the RMC on a case-by-case basis. All disciplinary actions, whether specifically identified below or handled at the discretion of the RMC, will be applied on a consistent and non-discriminatory basis. The following disciplinary actions apply to violations of the RMC’s guidelines and procedures:

A.
Trader Limit Violations and Trader Misconduct - If a trader exceeds his or her authorized trading limits without notice, either as the direct result of a particular trade (“active” excess) or from an adverse market move due to improper hedging (“passive” excess), or if the trader otherwise violates the guidelines contained herein, the trader will be issued a written warning by the Senior Vice President, NJNG Energy Services documenting the violation. Any trader, who subsequently violates a limit, regardless of notice, within twelve months of any previous violation, will be subject to immediate disciplinary action, up to and including dismissal from employment. The RMC must be notified immediately of any trader limit violation consistent with the notification procedures contained herein.

Irrespective of the guidelines described above, the RMC retains the right to take any disciplinary action it deems appropriate under the circumstances, whether more or less severe than the disciplinary actions specified in this Section.

VII.	Risk Monitoring and Reporting Responsibilities

The following guidelines have been established in order to provide the RMC and Management with timely and meaningful information to assess the risk exposure of NJNG and to ensure that NJNG’s business activities are in compliance with the RMC’s guidelines and procedures.

A.
Independent Monitoring - Management is to ensure that there is adequate segregation of duties between the functions of the front, middle, and back offices. Personnel involved in risk measurement, validation, monitoring and reporting are to have the appropriate competencies in understanding the monitored activity and clear independence and autonomy from the trading function.

NJR Internal Audit shall perform periodic non-scheduled audits at the discretion of the Vice President of Internal Audit. The results of these audits will be provided to the RMC and the Audit Committee after Management has had the opportunity to review the findings and respond appropriately.

B.	Management’s Responsibility to Report to the RMC - Management will provide periodic reports to the RMC. The RMC designates the Manager, Mid-Office Control with the first-line responsibility

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

for monitoring and reporting on NJNG’s adherence to the established procedures and trading limits.

1.	Required Reporting from Management to the RMC - The following reports will be produced for each RMC meeting by assigned personnel and are to be reviewed by the Manager, Mid-Office Control.

RMC Report
NJNG BGSS
NJNG Hedging Summary
NJNG Storage Incentive Summary
NJNG Forward Market Equity
NJNG FRM Program
NJNG FRM Supplemental
NJNG/NJREC Coastal Swap
Credit Information Change Report
Available Credit Report
Credit Exposure
Ratings changes

The following additional reports addressing internal controls are included as an addendum to the first RMC meeting of each month:

Affiliate-trade reporting
Un-used capacity report (annually)
Option premiums
Trader limit report
Top 10 counterparties ($’s and Dth’s)
Top 10 trades ($’s and Dth’s)

C.
RMC’s Responsibility to Report to the Audit Committee - The Chairperson of the RMC will provide a verbal report at each meeting of the Audit Committee summarizing any of NJNG’s activities that affect its risk management profile or risk exposure. Additionally, minutes of all RMC meetings will be provided to the Audit Committee regularly.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

EXHIBIT I

APPROVED FINANCIAL INSTRUMENTS, BROKERAGE HOUSES, FINANCIAL COUNTERPARTIES AND EXCHANGES

Approved Financial Instruments:
Natural gas futures contracts
Natural gas options contracts
Natural gas basis swaps
Natural gas commodity swaps

Approved Exchanges:
New York Mercantile Exchange
Intercontinental Exchange

Approved Futures Commission Merchants:
Citigroup Global Markets, Inc. (formerly Salomon Smith Barney)
Newedge Financial (formerly Calyon Financial)

Approved Counterparties:
Refer to GMS (Contract Summary)

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

EXHIBIT II

Risk Management Committee
List of Authorized Traders

Name	Title	Physical Trades **	Financial Trades	NJNG
Annitto, S.	Director	X	Level 1 (a)(b)	X
Richman, G.	VP	X	Level 1	X
Dugan, S.	Trader	X	Level 1 (a)	X
Rose, A.	Trader	X	Level 2	X
Ferreira, K.	Trader	X	Not authorized	X
** refer to OSS and BGSS sections for specific limits

Level 1 financial = Futures, Options, Swaps
(a) primary function is executing financial trades
(b) back-up to NJNG trader (S. Dugan)

Level 2 financial = Futures, Options and Swaps other than basis swaps, and for the prompt two months only.

In order to distinguish between these limits, a separate account has been established with our Futures Commission Merchant(s). These accounts have corresponding settings in ICE.

All traders with level 2 financial authority will periodically attend formal in-house training in pricing execution, specifications and settlement of financial products.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Exhibit III
Code of Conduct
of New Jersey Resources Corporation
Governing Wholesale Natural Gas Buying and Selling
and the Reporting of Trade Data for Index Development Purposes
General Policies
The policy of New Jersey Resources Corporation and its subsidiaries (the “Company”) is for all officers, employees, agents and others authorized to act on the Company’s behalf to comply fully with all applicable laws and regulations, and to adhere to the highest professional and ethical standards in the conduct of the Company’s natural gas wholesale purchase and sale business. The Company’s business shall be conducted in accordance with the highest standards of honesty, integrity and fairness, and business decisions shall be made to honor the spirit and letter of all applicable laws and regulations.
The Company believes that the development and publication of fair, accurate and robust natural gas price indices has value to all industry stakeholders. Accordingly, the Company’s policy is to participate, voluntarily and with appropriate protection for competitively sensitive information, in the collection by industry-recognized index developers of transaction data for the purpose of developing and publishing price indices. In all such activities, the Company is committed to full compliance with all applicable laws and regulations, as well as adherence to the general principles set forth by the Federal Energy Regulatory Commission (“FERC”) in its Policy Statement on Natural Gas and Electric Price Indices.
Any questions regarding the policies set forth herein should be addressed to the Company’s Chief Compliance Officer, Mariellen Dugan, Vice President and General Counsel of New Jersey Resources Corporation. Ms. Dugan's telephone number is (732) 938-1489, e-mail address is mdugan@njresources.com and business address is 1415 Wyckoff Road, Wall, New Jersey 07719. In addition, any questions pertaining to the Company’s reporting of price information to index developers may be addressed directly to Dennis F. Veltre, Manager of Credit and Contracts, NJR Energy Services Company. Mr. Veltre’s telephone number is (732) 938-4541, e-mail address is dveltre@njresources.com and business address is 1415 Wyckoff Road, Wall, New Jersey 07719.
Any person with knowledge or concerns regarding activities that may be in violation of this Code of Conduct or of any applicable laws or regulations must report them immediately to the Company’s Chief Compliance Officer. There will be no retaliation for reports made in good faith.

The policy guidelines established in this wholesale natural gas transactions Code of Conduct are intended to be in addition to, and not in lieu of, (1) the New Jersey Resources Corporation Code of Conduct, which is applicable to all business activities of the Company, and (2) any other specific policies and procedures that apply to particular business activities and/or personnel of the Company.
This policy applies to all officers and any employees and agents directly or indirectly involved in the submission of offers or bids to buy or sell natural gas or pipeline or storage capacity (“Trading Representatives”).
Failure to adhere to this Code of Conduct will result in disciplinary action, up to and including termination of employment. This Code will be consistently and strictly applied, and will include disciplinary action against any supervisory personnel for negligent failure to detect an offense in his or her area of responsibility.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Policies Governing the Buying and Selling of Natural Gas in Wholesale Markets
•Accounting & Financial Records
The accuracy of the Company’s accounting, financial and auditing records and reports is crucial to the integrity and success of the Company. At no time should anyone knowingly falsify or misrepresent these records or reports, or require that others do so. Moreover, it shall be the Company’s policy to make full, fair, accurate, timely and understandable disclosure as required by applicable laws and regulations. Any Trading Representative with knowledge or concerns regarding questionable accounting, financial or auditing matters must report them to the Company’s Chief Compliance Officer.
It shall be the policy of the Company to retain, for a period consistent with FERC policy (which is currently five years), all data and information upon which it billed the prices it charged for natural gas sold pursuant to any market based sales certificate issued by the FERC.

•
Antitrust Laws, Fair Competitive Practices, and Prohibition of Manipulative Conduct The Company’s policy is to comply fully with both the letter and spirit of all federal and state antitrust and fair competition laws. The basic premise behind these laws is that all companies should compete individually rather than join together in agreements or actions that restrict their individual competition. Although the antitrust laws and the actions they proscribe are complicated, examples of a few types of activities that may be violations of those laws are: 1) competitors agreeing on prices they will charge for their products or agreeing to serve customers in certain exclusive areas; 2) competitors agreeing on the types of products or the amount of any product the companies will produce or offer for sale; 3) tying the sale of one product or service on the purchaser buying a separate unrelated product or service; and 4) treating similarly situated purchasers/sellers or users of a product or service differently. Any questions about this issue should be directed to the Chief Compliance Officer.

The Company’s wholesale natural gas buying and selling, reporting of trade data for index development purposes and related communications with others will concern genuine proposed or actual transactions and will be undertaken so as not to violate the antitrust or fair competition laws. The Company will separately maintain Antitrust Compliance Guidelines and periodically review those Guidelines with trading and other appropriate personnel.
All Trading Representatives shall be prohibited from engaging in actions or transactions relating to natural gas commodity, transportation or storage markets that are manipulative or deceptive. In particular, the Company prohibits (1) the use or employment of any device, scheme or artifice to defraud, (2) the making of any untrue statement of a material fact or omission of a material fact that would be necessary to make a statement made not misleading under the circumstances, and (3) acts, practices and courses of business that operate as a fraud or deceit upon any entity. Examples of such prohibited conduct include engaging in pre-arranged offsetting trades of the same product among the same parties that involve no economic risk and no net change in beneficial ownership (so-called “wash trades”), knowingly or recklessly submitting false information in connection with a transaction, and collusion with another party for the purpose of manipulating natural gas market prices, conditions, or rules.
•Affiliate Sales and Purchases
No Trading Representative acting on behalf of New Jersey Natural Gas Company may enter into any transaction to directly purchase or sell natural gas, transportation, storage or related products or services from or to an affiliate of New Jersey Natural Gas Company without the express prior written consent of the Company’s Chief Executive Officer. Consent to any such transaction shall be at the sole discretion of the Chief Executive Officer; provided, however, such consent shall not be given if he determines that at the time the request for consent is made (i) the sale of the product or service to New Jersey Natural Gas Company would exceed the market price for such product or service; or (ii) the sale of the product or service by New Jersey Natural Gas Company would be at a price less than the higher of its cost or

New Jersey Natural Gas Company
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Guideline and Procedures

the market price.
No Trading Representative may enter into any transaction with a third party to purchase or sell natural gas, transportation, storage or related products or services if the Trading Representative knows at the time that the transaction is entered into that the third party has entered into or plans to enter into a corresponding contemporaneous transaction with the Company to resell or repurchase the same or similar product or service. Notwithstanding the foregoing, any transaction executed through the IntercontinentalExchange (“ICE”) or similar trading platform is per se not in violation of this prohibition.
For purposes of this prohibition, an “affiliate” of a specified company includes any company that controls, is controlled by, or is under common control with the specified company.
•Confidential Information
All Trading Representatives must appropriately safeguard the Company’s trade secrets and confidential or proprietary information, and refuse any improper access to trade secrets and confidential information of any other company, including the Company’s competitors. Trading Representatives should always be alert to avoid inadvertent disclosure that could arise in either social conversations or in normal business relations with Company suppliers and customers.
Confidential information is any information, which, at the time it is known, is not generally available to the pubic and which is useful or helpful to the Company and/or which would be useful or helpful to competitors of the Company. Confidential information can include customer, employee, stockholder, supplier, financial or operational information and plans for stock splits, business acquisitions and mergers, or an important pending regulatory action.
Any Company confidential information to which a Trading Representative may have access should be discussed with others in the Company only on a need-to-know basis.
If the Company wishes to disclose its own trade secret or confidential information to anyone outside the Company, it should be done only in conjunction with appropriate trade secret or confidential information disclosure agreements that must be reviewed by the Company’s legal department.
•Conflicts of Interest
No Trading Representative shall pursue or engage in any outside employment, business or other commercial activity, either during or outside such Trading Representative’s Company working hours, which conflicts or competes directly or indirectly with his or her duties or responsibilities as a Trading Representative, or with any business interests or activities of the Company. Trading Representatives are expected to carefully consider whether any of their actions during or outside Company hours rise to the level of a conflict of interest. Even the appearance of a conflict of interest must be avoided.
Trading Representatives directly involved in the trading of natural gas have an affirmative obligation to disclose to the Chief Compliance Officer any interest, including but not limited to, a financial interest in any outside activities or business that may conflict or compete with those of the Company. This affirmative disclosure obligation extends to the interests of the Trading Representative’s immediate family members(s).
At no time during Company working hours or on Company property shall any Trading Representative engage in or pursue any non-company employment, business or commercial activity, or solicit Company customers or Trading Representatives for any profit-making purpose, nor shall any Trading Representative make use of any Company vehicles, telephones, tools, equipment, information, or other facilities at any time for any such purpose.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Trading Representatives directly involved in the trading of natural gas shall not enter into any natural gas transactions for their personal accounts. Any questions regarding this policy should be addressed with the Chief Compliance Officer. No vendor or consultant shall be retained to perform services for any business unit where a Trading Representative in that business unit is related to, lives with or is in a relationship with the consultant or vendor, without the express permission of the Company’s Chief Executive Officer. Any such existing relationship must be immediately disclosed to the Chief Compliance Officer.
Unless specifically approved by an officer of the Company, vendors or consultants may only be contacted for purposes for which the vendor or consultant was retained.
•Securities Fraud and Insider Trading
It is both illegal and against Company policy for any individual to profit from undisclosed information relating to the Company or any company with which the Company does business. (See the Policy Regarding the Purchase and Sale of New Jersey Resources Corporation Securities) Anyone who is in possession of material non-public information that the Company has not yet disclosed to the public may not purchase or sell any Company securities. Moreover, Trading Representatives who have material non-public information about any of the Company’s suppliers, customers, or any company the Company does business with are prohibited from purchasing or selling the securities of those companies. “Material non-public information” is generally considered to be information, positive or negative, not available to the general public that would be expected to affect the decision of a reasonable investor contemplating whether to purchase, sell or hold Company securities. Information may be material for this purpose even if it would not alone determine the investor’s decision. Whether particular information is “material” at a particular time may involve complex factual and legal analysis, and an individual should consider as material any information that would be important enough to affect a decision to buy or sell Company securities.

It is against Company policy, and possibly illegal as well, to trade the Company’s securities or the securities of any other company in a way which attempts to hide the true identify of the trader or to mislead others as to exactly who is doing the trading. Any Trading Representative trading in the Company’s securities or the securities of other companies, using fictitious names, names of relatives or friends, or brokerage accounts under fictitious names located in foreign jurisdictions shall be subject to immediate disciplinary action. Should the Company discover any such trading, it will disclose it to the appropriate authorities.

Anyone who is uncertain as to whether a proposed transaction in Company securities or the securities of other companies would violate the Company’s insider trading procedures should consult with the Chief Compliance Officer before engaging in it.

Technology Policy

The Company reserves the broadest possible rights to ensure that all electronic communication systems, including electronic mail (“e-mail”), voice mail, internet access and faxes, computers, peripherals and related software (“business tools”) are provided by the Company and used by Trading Representatives to perform their job responsibilities in the most productive and efficient manner. E-mail or Internet access is provided to conduct official Company business. Limited and incidental use not related to Company business must be kept to a reasonable level consistent with what would be appropriate for personal phone calls or personal e-mail usage. Users with Internet access must abide by all software license agreements, copyright laws, trademark laws, patent laws, intellectual property laws, and applicable State and Federal laws. Communications systems are the sole property of the Company and not the individual property of Trading Representatives. As such, Trading Representatives should not consider any information created or disseminated through the use of communication systems to be private. The Company reserves the right

New Jersey Natural Gas Company
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Guideline and Procedures

to inspect and monitor all business tools for compliance at any time.

All computer systems are password protected. Each user is responsible for preserving the security of their password, workstation, and company data, which includes periodic password changes. Users are responsible for the activity performed with the User ID, whether or not they executed the task.

No user shall access another user’s communication systems without express permission from the senior officer of the business unit to do so. Such permission is not necessary in the event of an audit, or other Company action referred to above.

Further written policies regarding technology matters are available from the Chief Compliance Officer.

Policies Governing the Reporting of Trade Data to Index Developers
Consistent with its general policy to support the development and publication of natural gas price indices, as well as the general standards embodied herein, it is the Company’s policy to furnish accurate, complete and timely trade data to approved index developers in accordance with the following principles:

•	Confidentiality - Trade data will be submitted only where protected by a confidentiality agreement with the index developer.

•
Separation from Trading Function - The NJRES Manager of Credit and Contracts is responsible for reporting trade data to index developers, for verifying the accuracy and completeness of such data, and for supervising the Company’s involvement in trade data reporting. No Trading Representatives directly involved in the trading of natural gas shall be involved in the reporting process.

•
Data Reported - Only bilateral, arm’s-length transactions in the physical markets with non-affiliates are reported. Financial hedges, financial transactions, or swaps or exchanges of gas are not reported. For each transaction, the Company endeavors to report all key terms of the transaction separately, including (a) price; (b) volume; (c) buy/sell indicator; (d) delivery/receipt location; (e) transaction date and time; and (f) term (next day or next month), but does not disclose the identity of the counterparty.

•
Error Resolution - The Company strives to report errors promptly as they are identified and to cooperate with the error resolution processes and timelines adopted by the index developers to which the Company reports in order to resolve any identified errors or discrepancies in reported data. The NJRES Manager of Credit and Contracts is responsible for error resolution.

•	Data Retention - The Company retains data relating to reported trades for not less than the period required by applicable FERC rules (currently, five years).

•
Audit - At least once annually, either an external or internal auditor independent from the Company’s trading and reporting departments and personnel will review the Company’s data gathering and submission process. The Company will make the results of these audits available to the index developers to which the Company submits trade data, and allow the index developers to recommend changes to improve the accuracy and timeliness of the Company’s data reporting.

Policies Prohibiting the Dissemination of Non-Public Transmission Function Information
Consistent with the FERC Standards of Conduct for Transmission Providers as they apply to affiliates of a “transmission provider” performing “marketing functions”, Trading Representatives actively and personally engaged in marketing functions are prohibited from receiving non-public “transmission function information” from any source regarding any transmission provider affiliated with the Company.
All officers, directors and employees of the Company are prohibited from acting as a conduit for the disclosure

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

of non-public transmission function information to Trading Representatives actively and personally engaged in marketing functions.
As used in this Code of Conduct, “marketing functions” means the sale for resale in interstate commerce, or the submission of offers or bids to buy or sell natural gas or capacity, demand response, virtual gas supply or demand in interstate commerce; “transmission function information” means information relating to the natural gas transportation, storage, exchange, backhaul, or displacement services operations and the planning, directing, organizing or carrying out of such transmission operations, including the granting and denying of transmission service requests; and “transmission provider” means any FERC-regulated interstate natural gas pipeline or storage provider that transports or stores gas for others pursuant to FERC regulations. Transmission providers affiliated with the Company include Steckman Ridge, LP, but do not include any transmission provider of which the Company owns, controls or holds with power to vote less than 10 percent of the outstanding voting securities.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Exhibit IV

Contract and Credit Policy
for Wholesale Transactions

Approved: ____________

Revised: ______________

As required under the New Jersey Resources Corporation (“NJR”) Contract Review Policy and Procedure, Administrative Procedure 90, all “Wholesale Transactions” must be reviewed under this Contract and Credit Policy for Wholesale Transactions (referred to herein as the “Policy”).

A “Wholesale Transaction” includes:

1.
contracts for the wholesale purchase and sale of natural gas including, but not limited to, physical and financial transactions typically entered into under industry standard contract forms such as the North American Energy Standards Board, Inc. Base Contract for Sale and Purchase of Natural Gas or the International Swaps and Derivatives Association, Inc. Master Agreement, respectively;

2.	tariff-based agreements for the purchase of gas transportation or storage services and related non-tariff based precedent agreements;

3.	credit agreements such as guaranties and letters of credit provided or received in support of agreements entered into under 1 and 2, above;

4.	confidentiality agreements related to agreements entered into under 1 and 2, above; and

5.	other arrangements related to the unregulated wholesale energy businesses of the “Company” (defined to include NJR and its affiliates).

NO WORK MAY PROCEED OR SERVICES BE INITIATED OR RENDERED OR PRODUCTS OF ANY KIND TAKEN OR RECEIVED UNDER ANY WHOLESALE TRANSACTION UNTIL IT HAS BEEN REVIEWED AND APPROVED CONSISTENT WITH THIS CONTRACT AND CREDIT POLICY FOR WHOLESALE TRANSACTIONS AND ADMINISTRATIVE PROCEDURE 90.

The purpose of this Policy is to provide a means for the Company to reasonably ensure that all Wholesale Transactions are reviewed by the Legal Department and appropriate Company personnel.

Any changes to this Policy must be approved by the Risk Management Committee. The responsibility for maintenance and distribution of this Policy will reside with the Credit and Contracts Department.

PART 1: CONTRACT REVIEW PROCEDURES

The Company, primarily through its subsidiaries NJNG, NJRES and NJR Energy Holdings Corporation (and its subsidiaries), currently engages in regulated (tariff-based) and unregulated (non tariff-based) Wholesale Transactions involving both physical and financial deals. Physical deals are typically transacted under the

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

NAESB Contract, but may be transacted under a customized purchase and sale agreement. The NAESB Contract (and its predecessor, the GISB Contract) may be modified by the incorporation of “Special Provisions” to those contracts. Financial deals are typically transacted under the ISDA, which is modified to meet the particular needs of the contracting parties through negotiation and incorporation of special provisions in the “ISDA Schedule” and/or an “ISDA Credit Support Annex”.

Corporate guaranties and other credit support documents provide credit support to both physical and financial deals. These documents are requested in accordance with the Credit Policy discussed in Part 2 below.

Separate payment netting agreements may be used to compensate for the lack of a netting provision in a particular deal; however, most netting is included as part of the standard NAESB Contract and ISDA and separate netting agreements are discouraged.

Individual customized purchase and sale agreements, i.e., contracts other than the NAESB Contract and the ISDA, are discouraged and will only be entered into under special circumstances.

Trading exchange participation agreements are governed by the standard agreements of the individual exchange and are entered into as necessary.

Administration of the review process for Wholesale Transactions under this Policy shall be the primary responsibility of the Contracts Manager.

I.	DEFINITIONS

“CCR” means the Counterparty Change Request Form included as Attachment A.

"Company" means NJR and its affiliates, including, but not limited to New Jersey Natural Gas Company (“NJNG”) and NJR Energy Services Company (“NJRES”)

“ConA” means Confidentiality Agreement

“Contract Analyst” means Linda Bracken in the Energy Services Department

“Contracts Manager” means Adrienne Kalbacher who is the Contracts Manager in the Energy Services Department

“COO NJNG” means Kathy Ellis who is the Chief Operating Officer of New Jersey Natural Gas Company

“Corporate Secretary” means Rhonda Figueroa who is the Corporate Secretary of New Jersey Resources Corporation

“Credit Department” means the Credit and Contracts Department

“"Credit Limit" has the meaning given to it in the Credit Policy

“Credit Policy” means the Credit Policy for Regulated and Unregulated Transactions contained in Part 2

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

“Credit Support Document” has the meaning given to it in the Credit Policy

“Credit Manager” means Kevin O’Dea who is the Credit Manager in the Energy Services Department

“Deal Approval Form” means the Deal Approval Form included as Attachment B.

“Director of Marketing” means David Johnson who is Director of Marketing in the Energy Services department of NJRES

“Director Energy Trading” means Tim Shea who is Director of Energy Trading in the Energy Services department of NJRES

“EBB” means pipeline or storage provider electronic bulletin board

“EVP & COO/SVP” means Joe Shields who is the Executive Vice President and Chief Operating Officer for NJRES and Senior Vice President-Energy Services for NJNG

“Gas Supply Analyst II” means Doug Rudd who is in the Energy Services department of NJNG

“GISB Contract” means the Base Contract for the Short-Term Sale and Purchase of Natural Gas published by the Gas Industry Standards Board

“GMS” means the Gas Management System

“ISDA” means the Master Agreement published by the International Swaps and Derivatives Association, Inc.

“Manager T&E NJNG” means Kathy Ferreira who is the Manager of Transportation & Exchange for New Jersey Natural Gas Company

“NAESB Contract” means the Base Contract for the Sale and Purchase of Natural Gas published by the North American Energy Standards Board, Inc.

“NJR” is New Jersey Resources Corporation

“President and CEO” means Larry Downes of New Jersey Resources Corporation

“Senior Counsel” means Bill Scharfenberg who is Senior Counsel in the Legal Department with primary responsibility for reviewing Wholesale Transactions

“Sr Manager” means Dennis Veltre who is the Senior Manager–Energy Services

“SVP & CFO” means Glenn Lockwood who is the Senior Vice President and Chief Financial Officer of NJR

“SVP & General Counsel” means Mariellen Dugan who is the Senior Vice President and General Counsel of NJR

“Tax Manager” means Bob Walsh who is Tax Manager of NJR

“T&E” means the Transportation and Exchange analysts.

“Trader(s)” means the NJNG and NJRES employees included on the List of Authorized Traders, which is attached as Exhibit II to the Risk Management Guidelines

New Jersey Natural Gas Company
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Guideline and Procedures

“Trading Partner(s)” or “Counterparty” means any vendor(s) and/or customer(s) selling or buying natural gas or related products or services, including financial risk management products or services, to or from the Company in the wholesale market under a GISB or NAESB Contract, ISDA or other agreement

“Treasurer” means Bill Foley who is the Treasurer of NJR

“VP, Energy Services” means Rick Gardner who is the Vice President, Energy Services in NJRES

“VP NJNG” means Ginger Richman who is the Vice President, Gas Supply/Energy Services for NJNG

“VP, Energy Trading” means Steve Westhoven who is the Vice President, Energy Trading in NJRES

“Wholesale Transaction” has the meaning given to it in the introduction, above

II.	UNREGULATED (NON-TARIFF BASED) WHOLESALE TRANSACTIONS

A.	Overview

The process of adding a new Trading Partner or a new Wholesale Transaction (for non-tariff based contracts) involves the following steps, which are discussed more fully in Section II, B below:

•	Initial Request - CCR Form.

•	Credit Approval – Determination as to whether the proposed Counterparty is a creditworthy Trading Partner and if contract negotiations should be continued.

•	Contract Request – Contracts Manager makes contact with new Counterparty and requests documents.

•
Contract Tracking – Contracts Manager saves the CCR form to the g:/gassales/contracts/contracts files/ specific counterparty name. All major notes that Contracts Manager needs to keep on negotiations will be stored in GMS.

•	Contract Review – Contracts Manager manages comments back and forth with Counterparty and submits comments, revisions and proposed provisions to Senior Counsel for review, as necessary.

•	Contract Execution – Contracts Manager and/or Contract Analyst, prepares documents for signature with appropriate sign-off per CCR.

•	Directory of Completed Agreements – Contracts Manager and/or Contract Analyst, receives fully executed agreements and enters Agreements into the GMS system(s).

•	Filing – Contract Analyst scans documents onto g:\contracts and files hardcopies.

However, the process of initiating or revising a ConA is handled differently as addressed in Section III, below.

B.	Request Process for all Non Tariff-Based Wholesale Transactions Other Than ConAs

The process of initiating or revising all non tariff-based Wholesale Transactions (other than ConAs, addressed below in Section III below) with a Trading Partner includes one the following:

•
A CCR is completed by a Trader via an excel worksheet (found at g:/gassales/contract/contract masters/Counterparty Change Request Form) and distributed to Sr Manager, Credit Manager, and Contracts Manager; or

•
The Company receives a request for contract(s) from the Trading Partner. This needs to be confirmed with Trader(s) and if confirmed, a CCR Form is completed by the Trader and distributed to Sr Manager,

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Credit Manager, and Contracts Manager; or

•
The Company receives a request from a Trading Partner for a credit increase from the Company. Credit Manager or Sr Manager will be notified and if approved by all relevant parties as per the Credit policy, Credit Manager or Sr Manager will notify Contracts Manager to initiate an amendment to the relevant credit support document; or

•	The need for new or revised credit support document is identified through review of an expiring credit support document; or

•	The need for new or revised credit support document is identified through a review of Trading Partner’s credit status.

C.	Contract Negotiation

The decision as to what types of contracts to enter into includes, but is not limited to, the following factors:

•	Types of deals Trader(s) and/or Trading Partner expect to transact (physical vs. financial)

•	For physical contracts, only NAESB Contract’s will be negotiated unless otherwise approved by Senior Counsel and EVP & COO/SVP.

•	Whether credit support is needed as determined by the Credit Policy discussed in Part 2 below

•	Trading Partner input

The decision as to what type of contract to enter is made jointly by Contracts Manager and the Trader. The Trading Partner and the Company exchange drafts of the contract documents for review, including any credit support documents needed from the Trading Partner as determined by Sr Manager and/or Credit Manager. Business terms are the responsibility of the Trader, Sr Manager and Contracts Manager and are approved by EVP & COO/SVP. Legal terms are the responsibility of the Legal Department. During contract negotiation, Contracts Manager interacts with the Trading Partner (usually through the Counterparty’s non-legal counterpart) to forward all issues identified by Senior Counsel and any business issues identified by the Trader, Contracts Manager and Sr Manager and/or Credit Manager. If Contracts Manager is unable to complete negotiations with the Trading Partner, Senior Counsel may complete negotiations with the attorney representing the Trading Partner with the input from the Trader, Contracts Manager, Sr Manager or EVP & COO/SVP, as necessary. In the event any major issues that could be identified as “deal breakers” emerge during the course of negotiations, Senior Counsel (or SVP & General Counsel, as the case may be) and EVP & COO/SVP shall work to resolve such issues in the best interests of the Company; provided, however, SVP & General Counsel reserves the right to make the final decision with respect to all inherently legal issues. EVP & COO/SVP shall make the final decision with respect to all business issues. If the contract provision agreed to is unusual and could influence a Trader’s transaction, the Counterparty will be placed on a “Restricted List” with an “*” by the Counterparty’s name on the daily Credit Report. A separate “Restricted List” report is available on all Traders’ desktops via icon that explains the unusual provision in the Counterparty’s contract.

D.	Tracking Contract Negotiations
Contracts Manager is responsible for tracking, monitoring and communicating the status of contracts as they are negotiated. Questions on contracts in negotiations should be directed to Contracts Manager. A log of documents submitted to Senior Counsel, and available for Senior Counsel’s review at all times, is located on g:\legal contract log\documents submitted to legal.xls. The log includes the date forwarded, person who forwarded, type of document, expected return date and the actual date returned. Periodically, usually on a weekly basis, Contracts Manager will issue verbal and/or written updates on all active negotiations. Once each quarter (12/31, 3/31, 6/30 and 9/30), Contracts Manager will provide a summary of completed negotiations since the last quarterly report. This report will be distributed to the Traders, Sr Manager, Senior Counsel, EVP & COO/SVP, Contract Analyst and other interested parties upon request.

E.	Establishment of Credit

New Jersey Natural Gas Company
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Guideline and Procedures

See Credit Policy in Part 2, below.

F.	Issuance of a Corporate Guaranty by NJR on behalf of NJRES or NJNG
See Credit Policy discussed in Part 2 below. Contracts Manager and/or Contract Analyst, is responsible for ensuring acknowledged guarantees have been received and logged into GMS.

G.	Legal Department Review
All Wholesale Transactions must be forwarded to Senior Counsel for review. The Legal Department will record its review by final sign-off on the CCR prior to signature.

H.	Officer Approval and Signatures
Contracts Manager and/or Contract Analyst, will prepare all documents for final signature.

(A)    Wholesale Transactions Other Than NJR-issued Guaranties
EVP & COO/SVP must review and sign-off on the CCR and execute all Wholesale Transactions (other than NJR-issued guaranties, addressed below); provided, however, in the event that that EVP & COO/SVP is not available to sign-off on the CCR and/or execute the Wholesale Transaction and time is of the essence: (1) for NJNG Wholesale Transactions with a term of one year or less, VP NJNG may sign-off/execute, and (2) for NJRES Wholesale Transactions, (a) VP, Energy Trading may sign-off/execute, or (b) VP, Energy Services may sign-off/execute agreements with a term of one year or less. Before the Counterparty is activated in GMS and made available to the Traders, Treasurer must review and sign-off on the CCR.
(B)    Guaranties
SVP & CFO must review and execute all guaranties issued by NJR on behalf of NJRES or NJNG; provided, however, in the event that that SVP & CFO is not available to execute the guaranty and time is of the essence Treasurer may execute the guaranty.

For ISDA’s, Contracts Manager and/or Contract Analyst, in consultation with Senior Counsel, may request a certificate of incumbency from the Corporate Secretary and any other required documents specified in the ISDA Schedule. After all signatures are obtained, if the Counterparty has not already signed, Contracts Manager and/or Contract Analyst, will manage obtaining signatures from Counterparty. Contracts Manager and/or Contract Analyst, will review the documents to ensure all required documentation is included in the package that is sent to Counterparties. Contracts Manager is responsible for making sure that a fully executed original of all contract documents are obtained, scanned and filed on g:\contracts. All guaranties and amendments issued and signed by NJR, but not yet acknowledged, will be logged into GMS by Contracts Manager and/or Contract Analyst, at the time they are signed by NJR. All other documents will be input into GMS, and marked as “inactive” by Contracts Manager and/or Contract Analyst, upon initiation of the documents. Upon receipt of fully executed contract documents, the documents will be made “active”.

I.	System Input of Contract Information
After all documents are received, Contracts Manager and/or Contract Analyst will arrange to enter the Trading Partner into the appropriate tracking systems. After the Trading Partner is entered, Contracts Manager and/or Contract Analyst can then enter the relevant contract information.

J.	System Input of Credit Information
See Credit Policy discussed in Part 2 below.

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Guideline and Procedures

K.	Trader Review
Trader(s) must review credit, contract and restricted list reports to determine that the requisite level of credit and contracts are in place and active before transacting with a Trading Partner. Credit, contract and restricted list reports are distributed to Trader(s) daily or as needed.

L.	Reconciliation
Each month, Credit Manager will compile a list of Counterparty credit support documents expiring within the next two months. Credit Manager will advise Contracts Manager and Contract Analyst how to handle each Trading Partner. Credit Manager will follow-up on all expiring credit support documents. For NJR credit support documents, Contract Analyst will compile a list of NJR credit support documents expiring two months in advance. Credit Manager will advise Contracts Manager and Contract Analyst if any changes should be made to the expiring credit support document. Contracts Manager, or Contract Analyst will follow-up on replacing or extending expiring credit support documents unless otherwise directed by Credit Manager. See Credit Policy discussed in Part 2 below for more information on reconciliation procedures.

III.	REQUEST PROCESS FOR ConAs

The process of initiating or revising a ConA differs from the above general procedure for non tariff-based Wholesale Transactions, as follows:

•	Any Company employee may originate review of a ConA under this Policy. Contracts Manager may, but is not required, to originate review of a ConA.

•
Since ConA’s typically require a very quick turnaround, the Company employee may prefer to originate review directly with Legal; however, in this case, Contracts Manager should be copied on all correspondence.

•
The Company employee will e-mail the ConA directly to Senior Counsel for review and Senior Counsel will respond directly to the Company employee with any revisions/comments, which the Company employee will then forward to the Counterparty.

•	Once negotiation of the ConA is complete, the Company employee will have the Counterparty sign.

•	The Company employee will then prepare (or ask Contract Analyst to prepare) the ConA for signature with appropriate sign-off per CCR.

•	For a ConA, only the Senior Counsel and an officer of the NJR company that is a party to the ConA are required to sign-off on the CCR.

•	Any officer of the NJR company that is a party to the ConA may sign the ConA.

•	The fully executed ConA will be given to Contract Analyst.

•	Contract Analyst will scan and file executed ConA in Credit and Contracts Department g:\contracts.

IV.	REGULATED (TARIFF-BASED) WHOLESALE TRANSACTIONS

The Company is also a purchaser of tariff-based regulated pipeline/storage products and/or services. The process of adding a new tariff-based Wholesale Transaction differs from the above process for non-tariff-based transactions, as follows:

A.	New Service Agreement Under the Same Rate Schedule and On the Same Pipeline/Storage Provider That The Company Has Previously Entered Into A Contract With

The abbreviated procedure for review and approval of this limited type of tariff-based Wholesale Transaction reflects that fact that the Wholesale Transaction is effectively a new business deal under the same terms

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Risk Management Committee
Guideline and Procedures

and conditions that previously have been reviewed and approved in accordance with Section IV, B, below.

•	Initial Request
Trader fills out a Deal Approval Form.

•	Execution/Management Approvals
Trader determines if Wholesale Transaction will be an electronic or hardcopy (paper) tariff transportation contract. Based on the projected cost of the pipeline/storage contract, sign-offs will be required as per the Deal Approval Form. The Trader, with assistance of Contract Analyst, will forward the Deal Approval Form through all necessary departmental sign-offs as specified on Deal Approval Form, including Treasurer, SVP & CFO, COO NJNG, and President and CEO, as needed.

i.	If hardcopy:

1.	Trader will fill out the pipeline’s request for service form and fax to pipeline.

2.	Pipeline will return hardcopy contracts for signature which will be attached to the Deal Approval Form

3.	Deal Approval Form with hardcopy attached will be circulated by Trader or Contract Analyst for approvals and execution, as required.

4.	Execution of hardcopy contracts shall be in accordance with Section II.H(A) above.

ii.	If electronic:

1.	Deal Approval Form will be circulated by Trader or Contract Analyst for approvals.

2.	Only after all approvals signed on Deal Approval Form, T&E enters contract request online in the EBB (or reviews what pipeline creates online)

3.	T&E prints a copy to attach to Deal Approval Form

4.	T&E electronically signs the contract through electronic execution rights with ID.

•
Credit Application - If the pipeline requires a credit application, the Trader shall forward the credit application to Credit Manager at the same time as the Deal Approval Form is filled out. Credit Manager will fill out the credit specific information and forward the credit application back to the Trader for the Trader to fill in any service specific information and for the Trader to send back to the pipeline/storage provider with the contract package.

•
Input New Contract into GMS – Once all applicable sign-offs are in place on the Deal Approval Form, T&E will enter the new contract into GMS and will initial the Deal Approval Form that the contract has been added to GMS. This is not in the credit screen where non-tariff based contracts are set-up. Note: If this is a new pipeline, Contracts (Contracts Manager or Contract Analyst) will have set-up a new counterparty that includes a credit and associated screens as per the procedures below. Until a credit screen is created, T&E will not be able to set-up contracts.

•
Capacity Release Deals – All Capacity Release deals need to be reviewed by (A) with respect to NJNG, Manager T&E NJNG or VP NJNG, and (B) with respect to NJRES, VP, Energy Trading, Director Energy Trading, or Director of Marketing for compliance with FERC posting rules; provided, however, Senior Counsel must be consulted in the event of any uncertainty with respect to compliance with FERC posting rules. This is in addition to the necessary approvals pertaining to the value of the deal prior to posting or bidding on the release. See Section V, below for more details.

•	Rate changes – T&E or Gas Supply Analyst II will process updates of tariff and rates.

•
Scanning & filing completed contracts – Fully approved Deal Approval Forms and attached contracts will be forwarded to Contract Analyst who will scan and file by company to the electronic filing system in g:\contracts. In addition, all Deal Approval Forms only are scanned onto g:\contracts\Board_Deal Approvals.

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Guideline and Procedures

•
Legal Review of Deals Over $15 Million or Under New Rate Schedules – In the event that the new service agreement is for service on a pipeline/storage provider that the Company has previously entered into a contract with but under a rate schedule that the Company has not previously contracted under, or the service agreement represents an amount over $15 million, the Trader must obtain approval from Senior Counsel in accordance with Section IV. C, below.

B.	Rollover Procedure

Many tariff-based Wholesale Transactions contain rollover rights that provide the Company with the right to extend the arrangement. Rollover rights shall be tracked in the following manner:

•
T&E monitors the notification period of tariff-based Wholesale Transactions that have rollover provisions and details of the rollover as part of the monthly close process. The Trader will direct T&E, in writing, whether or not to elect the rollover option. If rollover is elected, a Deal Approval Form will be filled out by the Trader and approved subject to the procedure in Section IV. A, above.

C.
New Tariff-Based Wholesale Transaction with a Pipeline/Storage Provider that the Company Has Not Previously Entered Into a Contract With (Or a Request to Enter Into a Service Agreement Under a New Rate Schedule)

If the tariff-based Wholesale Transaction that the Trader desires to enter into is with a pipeline/storage provider that the Company has not previously entered into a contract with (or is a request for service under a new rate schedule), the following steps must be followed in addition to the steps contained in Section IV. A, above:

•
Legal Approval with Initial Request – All new pipeline/storage requests (or requests for service under a new rate schedule) MUST have the relevant tariff provisions reviewed and approved by Senior Counsel as the first step of the approval process. The Trader making the initial request will fill out a Deal Approval Form and e-mail the Deal Approval Form to Senior Counsel along with the tariff (or electronic link to the tariff) and information as to what rate schedules the Trader anticipates using (such as IT, FT, FSS, IW etc.) and specify what Senior Counsel is requested to review. Contracts Manager should be copied on the e-mail to and back from Senior Counsel. Senior Counsel will respond via e-mail as to whether the tariff and rate schedule is acceptable and any issues the Trader should be aware of. If the tariff/rate schedule is acceptable, Senior Counsel will print out the Deal Approval Form, sign for Legal review and return to the Trader.

•
Input New Pipeline/Storage Provider, Credit and Associated Screen Input Into GMS – With respect to all new pipeline/storage requests, when Contracts Manager receives a copy of the e-mail to Senior Counsel to review the tariff, Contracts Manager will set-up the company screen. Optional notes may be input into GMS by Contracts Manager and/or trader. When Contracts Manager receives the reply e-mail from Senior Counsel that the new pipeline is acceptable, Contracts Manager will notify Contract Analyst that the credit and associated screens should be set-up in GMS.

D.	Tariff-Based Short-Term Wholesale Transactions

In some limited circumstances, immediate turnaround is necessary in order to enter into short-term (next day, up to one summer or winter season) Wholesale Transactions for capacity release, transportation or storage capacity. Due to the extremely short time period (at times 1 hour or less) within which to execute these Wholesale Transactions, personnel availability to approve them in accordance with the above contract review procedure has proven to be an obstacle. In an effort to work within these time constraints, the following abbreviated procedures have been developed.

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Risk Management Committee
Guideline and Procedures

These procedures are to be followed for the execution of short-term contracts for transportation, capacity release and/or storage capacity only. Note that these procedures only apply to Wholesale Transactions under a tariff and rate schedule that previously has been reviewed by Legal. If the tariff or rate schedule has not been reviewed (as indicated by Legal sign-off on the Deal Approval Form) or there are points of concern, approval by the undersigned must wait until Senior Counsel has approved and/or the issues have been resolved. To the extent that Senior Counsel previously has reviewed the tariff and rate schedule, the following procedures are to be followed:

•	Up to one month or less, and up to $200,000 in total. – Individual Traders may approve the Wholesale Transaction.

•	Seasonal Term (Nov-Mar/April-Oct) and total demand fees up to $1 million – Trader identifies, analyzes and reviews, then forwards for approval to:
NJRES: VP, Energy Trading, Director Energy Trading or Director of Marketing
NJNG: VP NJNG

•
Trader, VP, Energy Trading, Director Energy Trading, Director of Marketing or VP NJNG (as required in this procedure) will verify that the Wholesale Transaction does not deviate from the standard tariff and rate schedule that Senior Counsel has approved.

◦
If the contract approval is limited to an individual Trader, he/she will notify T&E to execute on the Electronic Bulletin Board (via email or other written means) and/or sign the contract, as applicable. If a hard-copy contract, Trader will give to Contract Analyst for filing.

◦
If the contract requires Director/VP approval, the Director/VP will sign-off on the Deal Approval Form, notify T&E to execute on the EBB and/or sign the contract, as applicable. If a hard-copy contract, Approver will give to Contract Analyst for scanning and filing. Contract Analyst will forward to EVP & COO/SVP to notify him that the contract has been executed.

•
Any contracts above $1 million and/or beyond a seasonal term require approval of EVP & COO/SVP. Contracts above $5 million require additional approval of Treasurer/SVP & CFO (and COO NJNG for NJNG contracts) and contracts above $15 million require additional approval of President and CEO as required in the Risk Management and/or Credit and Contract Guidelines.

E.	Estimated Annual Property Taxes (Storage Contracts Only)

Some states, e.g., West Virginia, assess inventory, ad valorem or similar taxes on the gas in storage held by a shipper under a storage contract. For storage contracts only, the estimated annual property taxes must be included on the Deal Approval Form and sign-off must be obtained from the Tax Manager.

V.	CAPACITY RELEASE

The following procedures apply to all capacity release transactions including releases of capacity, acquisitions of released capacity and related contracting arrangements, as follows:

•
Prior to posting a capacity release deal, bidding on posted capacity release or creating a new contract request, amending an existing contract or executing a new contract on a Pipeline EBB, all with respect to capacity release, the following approvals must be obtained, as appropriate:

•	A signed Deal Approval Sheet from the appropriate Trader must be obtained in all circumstances;

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

•	Based on the total dollar commitment and term of the deal, additional approvals may be required as specified on the Deal Approval Sheet; and

•
Prior to any posting, (A) with respect to NJNG, Manager T&E NJNG or VP NJNG, and (B) with respect to NJRES, Director Energy Trading, Director of Marketing must review the posting (i) for Counterparty company affiliates, and (ii) to ensure the posting satisfies FERC’s rules with respect to what is non-biddable, as applicable; provided, however, Senior Counsel must be consulted in the event of any uncertainty with respect to compliance with FERC posting rules.

•
Only the Scheduling Manager, VP NJNG, Grade 8 schedulers or Grade 7 schedulers, with at least 1 year of experience, who have received appropriate training regarding rules and regulations of capacity release and who have been granted access by their supervisor, may post capacity releases, bid on capacity releases, request new contracts or amendments. If a Trader asks you to do something, but you are not sure you have authority, ASK YOUR SUPERVISOR OR VP ENERGY SERVICES FIRST.

•
Verify that the Trader has listed all pertinent data on the deal sheet (pipeline, path and/or contract, if recallable or not, rereleasable, biddable, rate, term, volume, and other relevant details). There must be a reason discussed in the box. Ask the Trader about any information that is missing before proceeding. If there are errors or changes necessary, the Trader must complete a new Deal Approval Form.

•	For capacity release, verify if the release has to be posted for bid. Releases are biddable in most circumstances; however, the following releases are not biddable:

◦
A pre-arranged release to an asset manager where the release contains a condition that the releasing shipper may call upon the replacement shipper to deliver to, or purchase from, the releasing shipper a volume of gas up to 100 percent of the daily contract demand of the released transportation or storage capacity at least five-twelfths of the period of the release, as more fully detailed in Part 284.8(h)(3) of FERC’s regulations;

◦	A pre-arranged release to a marketer participating in a state-regulated retail access program, as more fully detailed in Part 284.8(h)(4) of FERC’s regulations;

◦	Pre-arranged releases at the maximum pipeline tariff rate for a term greater than one year; and

◦	Releases for any period of 31 days or less, but only after verifying:

•
That the same transportation or storage capacity segment was not released by the Company to the same Counterparty or any affiliate thereof as a non-biddable release in the previous 28 days. If there was no prior release within the previous 28 days, you can post the capacity as non-biddable.

•
If you have any doubt as to whether the Counterparty under the proposed release is affiliated with a Counterparty that held the released the capacity in the prior 28 days, you must verify affiliate status. The Credit Manager or Sr Manager can verify affiliate status through a quick credit review. Do not be an unwitting party to other companies trying to “flip” capacity by using affiliates to avoid bidding requirements. If the proposed Counterparty is confirmed to be an affiliate of the prior Counterparty that was released the capacity within the preceding 28 days, NOTIFY YOUR SUPERVISOR AND VP ENERGY SERVICES IMMEDIATELY.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

•
For capacity release, post all release or bid requirements in the Pipeline EBB. For releases under an asset management arrangement or under a state-regulated retail access program be sure to include all additional posting requirements per FERC and pipeline EBB requirements. For new contract request or contract amendment either complete the online request form or paper request form for processing. Print out all screens from pipeline EBB and attach to the Deal Approval Sheet.

•
Capacity releases that are done on a contract that was released to NJR as recallable must also be recallable. Any terms to NJR must be reviewed to see what must be the same (recallable business day, intraday, etc)

•
If you are not sure what any of the fields mean, ASK. Some pipelines allow you to release capacity so the replacement shipper can change your receipt and delivery points. Some have entitlement that can vary along the entire path. Each pipeline EBB is unique. You must be aware of the specific requirements.

•	Before executing a new contract make sure to review all of the terms. Date, points, volumes and any other important details must be reviewed before accepting.

•	When completed, enter into GMS.

•
New transport contracts must also have the 2nd demand screen filled in to account for the demand $$. GMS should have comments listing any relevant details. Storage contracts must list the Demand rates in either the back screen or as a Demand Rate on the front screen.

•	Once a deal is completed, the Deal Approval forms with all back up EBB print screens should be given to Contract Analyst.

•	Deal Approval forms will be reviewed at least monthly by Manager T&E NJNG or VP NJNG to ensure compliance with policy.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

PART 2: CREDIT POLICY FOR REGULATED (Tariff-based) AND

UNREGULATED (Non tariff-based) WHOLESALE TRANSACTIONS

The purpose of this Policy is to provide a means for New Jersey Resources Corporation (“NJR”) to reasonably ensure that its subsidiaries, New Jersey Natural Gas Company (“NJNG”) and NJR Energy Services Company (“NJRES”), will be paid by third parties for services or products provided. This Policy details standards for establishing Credit Limits for Trading Partners entering into regulated and unregulated wholesale transactions with NJNG and NJRES. For NJNG or NJRES to extend credit to a Debtor, the Debtor will need to demonstrate creditworthiness and/or post Security pursuant to this Policy.

Any changes to this Policy must be approved by the Risk Management Committee. The responsibility for maintenance and distribution of this Policy will reside with the Credit Department.

I.	DEFINITIONS (in addition to definitions in Part I above)
“Affiliate” means in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity, directly or indirectly, under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person. For this purpose, “person” means all corporations, business trusts, associations, companies, partnerships, joint ventures and any other entities.

"Credit Limit" means the limit of exposure to any individual Debtor, which Company shall have at any time and shall be set in accordance with this Policy.

“Credit Support Annex” means the Credit Support Annex published by the International Swaps and Derivatives Association, Inc.

“Credit Support Document” means a corporate guaranty or any form of Security specified in this Policy given to Company in support of a Debtor's Credit Limit.

“Credit Support Provider” means any third party provider of a Credit Support Document on Debtor’s behalf.

“Debtor(s)” means any Trading Partner making a request for credit or approved for credit by NJR.

“Exposure” means at any point in time, the sum of the dollar amount owed to Company by Debtor for Company services or products under a GISB or NAESB Contract, ISDA and/or other agreement.

“Moody’s” means Moody’s Investor Service, or an equivalent rating by any successor rating agency.

“NJNG Tariff” means the natural gas tariff of NJNG approved and on file with the New Jersey Board of Public Utilities.

"Net Exposure" means at any point in time, the total dollar amount owed to Company by Debtor for Company services or products, less the total dollar amount owed by Company to Debtor for Debtor products or services whether under the same or different agreements.

“S&P” means Standard & Poor’s Ratings Services, or an equivalent rating by any successor rating agency.

"Security" means security given to Company in support of a Debtor's Credit Limit as provided under Section III D of this Policy.

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II.	REQUESTS FOR CREDIT
Trader(s) shall recommend a Credit Limit for each Debtor to Sr Manager and/or Credit Manager based on and reasonably related to the volume and price of the pending transaction(s), utilizing the “Request for Counterparty Change Request Form”. NJRES and/or NJNG should engage in wholesale transactions with Trading Partners who are deemed creditworthy, or who have/will post Security, with the exception of the companies referenced in section V of this credit policy. In the event a request is made to enter into contracts with a Trading Partner, and upon credit review it is determined that the Trading Partner does not qualify for credit under this policy, contracts can still be entered into, provided that a) trader justifies the business need for the contract; and b) approval by EVP & COO/SVP. Trading Partner will then be approved for business with a zero credit limit. In instances where the applicable netting agreements are in place and a zero credit limit exists, Energy Services’ net exposure must always remain in a position where Energy Services’ purchases exceed their sales with Trading Partner.

Credit Department staff shall be responsible for obtaining all financial and credit information and documentation required to complete the review process. Trader(s) shall forward all credit inquiries to the Credit Department, including inquiries regarding pending credit requests. The Credit Department will make every effort to render a credit determination within a reasonable time of receipt of all pertinent information, not to exceed two weeks. The Credit Department shall deny the request for credit of Debtors who fail to provide requested information in a timely manner. The Credit Department shall conduct its credit review in a non-discriminatory manner.

III.	CREDIT REVIEW

Debtor and/or its Credit Support Provider must supply Security in a form and amount acceptable to NJR. Security must be in an amount reasonably related to the pending transaction(s) with NJNG and/or NJRES. The Credit Department may recommend to the appropriate parties not to request Security of any kind from an electric or natural gas local distribution company; any other company that meets the ratings criteria described below; or from other Trading Partners whose creditworthiness is acceptable based on the calculations of various financial ratios prescribed in Table 1, as described below. Factors that may be considered are if the Debtor or Credit Support Provider is not rated, but has a rated utility subsidiary. Conversely, an unrated utility may be acceptable if its parent company is rated (but may be proscribed from guarantying utility obligations).

Credit shall be reviewed, requested and granted based on the following hierarchy:

A.	S&P or Moody’s Ratings
The maximum credit extended to a Debtor shall be consistent with their S&P or Moody’s rating and the respective Credit Limit as listed in Table 2. If the Debtor is not directly rated, the ratings of its underlying debt can be used. In the event of a “split” rating, the decision regarding the amount of credit will be recommended by the Credit Department and discussed by the Risk Management Committee and/or approved by use of the protocol set for in Section VI of this Policy.

B.	Corporate Guaranty issued by a Credit Support Provider
If the Debtor is not rated, a qualified guaranty on behalf of the Debtor issued by a investment grade-rated Credit Support Provider shall be acceptable, consistent with the Credit Support Provider’s S&P or Moody’s rating and the respective Credit Limit listed in Table 2 below.

A single corporate guaranty may cover wholesale transactions for more than one (1) company. A single corporate guaranty may cover both retail and wholesale transactions with NJNG and/or NJRES. A separate amount shall be stated for retail and wholesale transactions. The corporate

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guaranty on its face must clearly state all entities covered.

In the evaluation of a corporate guaranty from an Affiliate, the Credit Department should determine that the Affiliate was organized to guarantee the debt of Debtor. This may be accomplished by reviewing the corporate organizational chart, affiliate’s charter or audited financial reports, which make that representation, or other documents recommended by the Legal Department. In no event shall the Credit Department accept a corporate guaranty from a company unaffiliated with Debtor without the approval of the Legal Department.

A corporate guaranty from another company for wholesale transactions, which requires a signature from either NJNG or NJRES, shall be signed by EVP & COO/SVP. If EVP & COO/SVP is unavailable, the corporate guaranty may be signed by any officer of the respective company.

When considering the acceptance of a corporate guaranty from and Credit Limit relating to a Credit Support Provider, the Credit Department must consider the total amount of security given to NJR from the Credit Support Provider for multiple Trading Partners and the aggregate Credit Limits extended to all Trading Partners under the same corporate guaranty. The aggregate amount of security and the aggregate Credit Limit should be evaluated within the context of the guidelines of this Policy.

C.	Financial Ratios
If the Debtor or its’ Credit Support Provider are not rated, NJR may determine the Debtor’s or Credit Support Provider’s (as applicable) creditworthiness based on the calculation of various financial ratios prescribed in Table 1. The Debtor or Credit Support Provider should achieve the acceptable level of performance for each financial ratio in order to post a corporate guaranty. If not, mitigating supporting documentation must be provided. The foregoing ratios should be a guide to recommending Credit Limits to such counterparties. For those counterparties whose creditworthiness is acceptable based upon financial ratios, contractual and business relationships, the Credit Limit should be no more than 3% - 5% of the equity of the counterparty and such 3% - 5% should equal at least $1,000,000.

Table 1 Financial Ratio Guidelines for Accepting A Corporate Guaranty
Ratio	Acceptable Level of Performance
Funds from Operations/Total Debt (%)	20% or Greater
Total Debt/Capitalization (%)	55% or Less
Pretax Interest Coverage (x)	3.0x or Greater
Funds from Operations Interest Coverage (x)	3.5x or Greater

D.	Security
If the Debtor or its’ Credit Support Provider are not rated, the Credit Department shall accept the following forms of Security for both regulated and unregulated wholesale transactions except as otherwise noted:

(a)	An advance cash deposit or prepayment.

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Guideline and Procedures

(b)
A standby irrevocable letter of credit issued by a bank or other financial institution with a minimum S&P bond rating or Moody’s equivalent, consistent with the Credit Limit requested in accordance with the Table 2 below. The credit of the issuing bank will be considered with respect to NJR’s total exposure to that bank, for both other LCs issued by that bank and NJR exposure to the bank resulting from Wholesale Transactions.

If the rating of a bank or other financial institution from whom the Debtor has obtained a letter of credit falls below levels specified above, the Debtor shall have thirty (30) calendar days upon written notice to obtain a suitable letter of credit from a replacement bank or other financial institution that meets those standards. Letters of credit and other Credit Support Documents shall be replenished pursuant to the terms and conditions of the letter of credit or other Credit Support Document or agreement.

(c)
Credit Support Annex. The Collateral Threshold shall be a negotiated amount based on Debtor’s S&P and/or Moody’s rating, or other financial criteria. The Collateral Threshold shall be considered when establishing the total Credit Limit and shall be evaluated in the aggregate with physical transactions.

E.	Other
Other forms of Security shall be reviewed and considered on a case-by-case basis.

IV.	CALCULATION OF CREDIT LIMIT AND MINIMUM SECURITY AMOUNTS

The Credit Limit shall be reasonably related to the level of business NJRES or NJNG anticipates with Debtor. Trading Partners rated BBB- or above by S&P (or the rated equivalent by Moody’s) shall be eligible for the applicable maximum Credit Limit prescribed in Table 2. If applicable payment netting agreements are in place, the Credit Limit shall apply to the “net” exposure of transactions with the Trading Partner to the extent that Trading Partner’s purchases exceed their sales to NJRES or NJNG, as applicable. In no event shall any Credit Limit be approved for any Trading Partner without the approvals required in Section VI. below.

Table 2 Maximum Credit Limits
S&P Rating	Moody’s Rating	Suggested Maximum Credit Limit
A- and above	A3 and above	$100 million
BBB+	Baa1	$50 million
BBB	Baa2	$25 million
BBB-	Baa3	$10 million

In cases where the Debtor is a “Division of” another company, and is not a separate incorporated company, that company’s rating or financial statements will be used as the basis for evaluating credit limits for Debtor.

V.	CREDIT LIMITS FOR COUNTERPARTIES WITH LONG TERM CONTRACTS AND/OR BUSINESS RELATIONSHIPS

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Long-term contracts are in place with the following Trading Partners, which require the NJR to sell or purchase gas as required for the applicable cogeneration plants covered under each contract.

KIAC Partners
Nissequogue Cogen Partners

Credit Limits for these Trading Partners are set at levels appropriate for the contractually required exposures.

VI.	CREDIT APPROVAL AND DOCUMENTATION/CONTROL PROCEDURES
Sr Manager and/or Credit Manager will be responsible for documenting and recommending Credit Limits for Trading Partners and changes to the Credit Limits requested by Trader(s). Before Trading Partners can be extended credit, all contract documents, including Credit Support Documents, or any amendments, if applicable, must be fully executed, or appropriate credit mitigation measures must be undertaken. Credit will be granted using the “Counterparty Change Request Form”.

Credit Limits and any changes thereto will be recommended pursuant to the criteria prescribed by this Policy. Additional information or mitigating factors to the prescribed criteria must be detailed in the recommendation.

The recommended Credit Limits and documentation shall be forwarded to EVP & COO/SVP for approval. If EVP & COO/SVP approves, the request and all supporting documentation shall be forwarded to Treasurer for review and approval. Requests for Credit Limits above $5,000,000 or with mitigating factors if this Policy’s criteria are not fully met, require the additional approval of the SVP & CFO and COO NJNG (if NJNG). Requests for Credit Limits above $15,000,000 require the approval of President and CEO. The aforementioned officers may request additional approval at their discretion.

Approval of Request for Credit
Upon receipt of the signed approval of a Debtor’s request for credit or Credit Limit adjustment, Sr Manager shall so notify Trader(s). The system default Credit Limit is zero. When finally approved, only Treasurer, SVP & CFO or their designee (approved in writing) will enter the limit(s) into the applicable system(s). Appropriate systems security measures will allow only those individuals access to change Credit Limits. If Debtor is an authorized trader on an electronic trading exchange, the appropriate changes will be made by Sr Manager or Credit Manager concurrent with the change in other systems. If a change to an existing Credit Limit is required, Treasurer will make the appropriate change and notify Sr Manager and/or Credit Manager in writing.
The fully completed and signed “Counterparty Change Request Form” form will be forwarded to the Contract Analyst for filing and maintenance. Trader(s) shall not begin trading activities until the Trading Partner’s name has been added to the appropriate credit systems.
Reductions or re-allocations in Credit Limits will be initiated by Sr Manager or Credit Manager via email or other written means to Treasurer and/or his approved designee, who will then enter the change in the appropriate credit systems. Once made, Treasurer and/or their approved designee will notify Sr Manager and Credit Manager via email or other written means.

Denial of Request for Credit
In the event a request for credit by a Trading Partner is denied, Sr Manager shall notify the Trading Partner and Trader(s) of the negative determination and rationale.

See Part 1: Contract Review Procedures for a detailed sequence of document flow and review processes.

VII.	GENERAL POLICY

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

NJR shall not extend credit to any Debtor until the Credit Department, EVP & COO/SVP and Treasurer (as applicable) has approved Debtor’s request for credit, except in exceptional circumstances as approved by EVP & COO/SVP and Treasurer or SVP & CFO. Traders may execute a transaction, if a current approved contract exists, without credit support only if the transaction is contingent on credit approval. If the Trading Partner fails to provide credit support within the agreed upon timeframe, the transaction will be voided. Obtaining and maintaining a credit account with NJR and the Credit Limit of such account shall be at the sole reasonable discretion of NJR. The Credit Department shall use the “Counterparty Change Request Form” form attached as Appendix 1 to this Policy to process credit requests by Trading Partners. NJR shall not extend credit until both/either (as applicable) NJNG or NJRES and Debtor have signed the applicable underlying contract.

VIII.	CONFIDENTIALITY
All credit information received from Debtor or other sources by the Credit Department shall be confidential, except to the extent necessary to respond to an inquiry or order from the New Jersey State Board of Public Utilities or other federal, state or local regulatory or judicial tribunal. All NJR personnel are prohibited from revealing such information to external credit industry personnel without Debtor’s consent, except when the information was previously known or obtained from other sources. NJR, at its sole discretion, may retain external credit industry personnel to assist NJR in its credit determinations.

IX.	PERIODIC CREDIT REVIEWS

The Credit Department shall review on-line and other news services on a regular basis to identify potential credit issues with existing counterparties. In addition, the Credit Department should consider Credit Default Swaps, credit service risk metrics or other objective data (if available) when making recommendations about new and on-going credit limits for Trading Partners. In addition, the Credit Department shall conduct credit reviews on a periodic basis but no less frequently than once per quarter. Audited financial statements of private companies or subsidiaries, which do not publish or regularly make available quarterly information, will be reviewed annually. Internal financial statements will be reviewed quarterly if available. Corporate guaranties and other forms of Security will be reviewed quarterly to assess their adequacy with respect to current ratings and exposure.

When the credit information for a Trading Partner is reviewed according to the above schedule, all credit and contract information shall be reconciled to all systems (including electronic trading platforms, internal systems and reports) and hard copy files to ensure accuracy, consistency and completeness.

Reviews may also be performed on a more frequent basis or when a change in the Credit Limit, creditworthiness or payment habits require. Further financial statements shall be requested as necessary in connection with the ongoing review process. Trader(s) and the Credit Department shall advise each other immediately of any concerns regarding Debtor’s creditworthiness even though Debtor’s Net Exposure does not exceed Debtor's Credit Limit. If circumstances warrant, Credit Department may reduce Debtor’s Credit Limit or recommend to Trader(s) in consultation with EVP & COO/SVP or Treasurer that all business with Debtor be curtailed.

X.	REPORTS
Sr Manager shall provide credit reports at each Risk Management Committee meeting for wholesale transactions for both NJNG and NJRES. Trader(s) and EVP & COO/SVP will be provided with credit reports on a daily basis, and credit matters are discussed daily in the morning meeting. Finally, analytic reports will be generated by the Credit Department as needed, to perform reviews listed in Section IX of this Credit

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Policy.

XI.	PROCEDURES WHEN CREDIT LIMITS ARE EXCEEDED

In the event a Trading Partner’s Exposure exceeds its Credit Limit due to changes in market conditions or are caused by term transactions’ increase in exposure from originating expectations, the Credit Department shall review with EVP & COO/SVP, whether further business should be curtailed unless and until such Exposure is reduced, additional Security requested or other action as available under existing contracts.

XII.	ACCESSING SECURITY

Security shall be accessed, or margin requested, in accordance with the Credit Support Document or any other applicable agreement, as deemed necessary by the Credit Department and/or EVP & COO/SVP. Upon any required notice to Trading Partner (or five (5) day notice if none is specified), the Credit Department may access the Security posted by Trading Partner upon notification to the Credit Department that Trading Partner has failed to pay NJNG or NJRES when due pursuant to the terms and conditions of the applicable agreement and/or tariff. The Credit Department shall forward any and all necessary paperwork to the Legal Department for review and approval or processing.

XIII.	MAINTENANCE OF CREDITWORTHINESS

Upon notice of any material reduction in Trading Partner’s or its Credit Support Provider’s credit rating or financial condition, the Credit Department shall promptly adjust the Trading Partner’s or its Credit Support Provider’s status on electronic trading platforms and recommend adjustment of the existing Credit Limit(s) accordingly. In addition, the Credit Department will request from Debtor evidence of an acceptable credit rating or financial condition if necessary. If the Credit Department determines that Trading Partner or Credit Support Provider’s creditworthiness has materially reduced, the Credit Department may request additional Security commensurate with the change in creditworthiness in accordance with the terms and conditions of this Policy or any applicable agreement. If Debtor fails to comply with such request, the Credit Department shall cancel Trading Partner’s Credit Limit and consult with the Legal Department regarding appropriate action.

XIV.	TARIFF

Credit determinations for wholesale transactions with NJNG shall be consistent with the terms and conditions of NJNG’s Tariff. In the event of a conflict between the terms and conditions of this Policy and the terms and conditions of NJNG’s Tariff, the NJNG Tariff shall govern.

XV.	CONSULTATION WITH LEGAL DEPARTMENT

Credit determinations for wholesale transactions shall be consistent with the terms and conditions of all relevant and applicable Credit Support Documents and other agreements. The Legal Department shall review all Credit Support Documents as required in the Contract Review Procedures. In addition, the Credit Department shall consult with the Legal Department as necessary.

XVI.	RECORD RETENTION

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

The Credit Department shall be responsible for retaining current records of all credit requests and signed originals of any and all Security and Credit Support Documents. The Credit Department shall maintain such records in accordance with the time periods specified in NJR’s Record Retention procedures and FERC policy.

XVII.	COLLECTIONS

In the event a debtor is late with a payment, the Settlements area will contact the other party and inquire as to the status of the payment. If there is a discrepancy, dispute or administrative oversight, this is usually resolved and the payment is made within 1-2 business days. Should the Settlements area be unable to resolve the issue, the Trader that was responsible for the transaction and/or Director Energy Trading, Director of Marketing or VP, Energy Trading will become involved. Should they be unable to resolve the issue, EVP & COO/SVP will become involved. Should he be unable to resolve the issue, he will then contact SVP & General Counsel to solicit payment. In the event this is unsuccessful, a collection agency will be asked to pursue payment.

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Attachement A

COUNTERPARTY CHANGE REQUEST FORM

Traders- Fill in highlighted areas

E-mail to AK,DV,KOD

Date:	
Requested by:	
Trading Partner:	
Company Type (Aggregator/Retail, Broker,LDC/Power Generator, LNG, Trading Company, Other, Pipeline/Storage, Producer) Note if this is a **Woman or Minority owned Business (WMBE)**	
Credit contact/phone number/email:	
Contract Admin/phone number/email:	
Trading contact/phone number/email:	
Contract required (NAESB,ISDA, etc):	
For NJNG or NJRES:	
Reason for new business:	
Credit limit requested: (Amount Person requesting CCR estimates as initial need)	

CREDIT &/or CONTRACT APPROVALS/DATE OF APPROVAL

REVIEWED BY: **COMMENTS:**

Legal- Senior Counsel

Sr. Manager - Energy Services

Executive VP & COO(NJRES) or
Sr. VP- Energy Services (NJNG)

Treasurer or Controller

Credit Limit Recommended:	NJNG:
(Only Credit Dept to fill this in)	NJRES:

CFO

COO (NJNG only)

CEO

Financial Documentation required:

☐	Financials	date reviewed:		by:
☐	Guaranty	Guarantor:		exp:
☐	Letter of credit	Amount:		exp:

Trading Partner rating:

Parent/Affiliate rating:

g:/gassales/contract/counterparty change request form

Last Revised 5/28/03

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

Attachment - B

New Jersey Natural Gas Company

Deal Approval Form

Date: T&E GMS__________
(All applicable signatures must be in place below)

NJNG Name Handling Deal:

Estimated Annual Property Taxes (Storage Contracts Only) $:

Contract with: Contract #:

Total Demand $: Expected Margin $:

Peak Capital Requirements $:

Term: From: To:

Reason for business (must include analysis spreadsheet or summary to include MTM value versus capital commitment, demand charges and risks associated with the deal):

Reviewed by	Title	Condition
Reviewed by: ________________	Legal	**Legal sign-off only needed for the following:** ___New P/L; ___New Rate Schedule; ___>$15MM
Reviewed by: ________________	Trader	**Up to 1 mo. and $200,000**
Reviewed by: ________________	Manager T&E/Director/VP	**Capacity release only**
Reviewed by: ________________	Tax Manager	**Storage only**
Reviewed by: ________________	Director/VP	**Seasonal Term and /or demand $ up to** $1 million
Reviewed by: ________________	Senior VP-Energy Services	**up to and including** $5 million
Reviewed by: ________________	Controller/Treasurer	>$5 million
Reviewed by: ________________	COO	>$5 million
Reviewed by: ________________	CFO	>$5 million
Reviewed by: ________________	CEO	>$15 million

G:\GASSALES\Contract\Contract Masters\ NJNG Deal Approval Form.doc

RMC Guidelines & Procedures
Authorized by:

_______________________

New Jersey Natural Gas Company
Risk Management Committee
Guideline and Procedures

_______________________
Title

__________Date

SCHEDULE 6.1.24
Permitted Business Opportunities
NONE.

1461595v3

SCHEDULE 8.2.1.
INDEBTEDNESS1

1.	First Mortgage Bonds (Secured)[2]

Series	Rate	Maturity Date	Principal Amt.
Series AA3	Var.	8/1/2030	$25,000
Series BB3	Var.	8/1/2030	16,000
Series DD3	Var.	9/1/2027	13,500
Series EE3	Var.	1/1/2028	9,545
Series FF3	Var.	1/1/2028	15,000
Series GG3	Var.	4/1/2033	18,000
Series HH3	5%	12/1/2038	12,000
Series II3	4.5%	8/1/2023	10,300
Series JJ3	4.6%	8/1/2024	10,500
Series KK3	4.9%	10/1/2040	15,000
Series LL4	5.6%	5/15/2018	125,000

Total First Mortgage Bonds			$269,845
2.    Senior Notes: As of June 30, 2011, the following Indebtedness of the Borrower was outstanding:

1     All amounts are as of June 30, 2011 and are in thousands ($000).
2     These bonds are issued pursuant to the Indenture of Mortgage and Deed of Trust dated April 1, 1952, as amended (the “Indenture”), of the Borrower to The Bank of New York Mellon Trust Company, N.A., successor in interest to BNY Midwest Trust Company (as successor trustee to Harris Trust and Savings Bank), as trustee.
3     Each of the AA through the KK First Mortgage Bonds were issued in conjunction with the Borrower entering into a related Loan Agreement with the New Jersey Economic Development Authority (the “Authority”). The Borrower is obligated under each Loan Agreement to pay amounts sufficient to pay amounts due on certain tax-exempt bonds issued by the Authority under the Loan Agreements (the “Authority Bonds”). The Loan Agreements are described below. These Authority Bonds (and the Borrower's obligations under the Loan Agreements) match the respective principal amounts, interest rates and maturity dates of the related AA through KK First Mortgage Bonds. Each of the AA through KK First Mortgage Bonds were issued to serve as security for the repayment of the Authority Bonds under the terms of the related Loan Agreement and the related supplement to the First Mortgage Indenture.
4     The LL First Mortgage Bonds were issued in conjunction with the issuance of the Senior Secured Notes of the Borrower in the aggregate principal amount of $125,000,000 under that certain Note Purchase Agreement dated as of May 15, 2008 (the “Secured Note Purchase Agreement”) by and among the Borrower and the purchasers named therein. These Senior Secured Notes bear interest at 5.60%, and have a maturity date of 5/15/18, which match the rate and maturity date of the LL First Mortgage Bonds. The LL First Mortgage Bonds were issued to serve as security for the repayment of the Senior Secured Notes under the terms of the Secured Note Purchase Agreement and the Thirty-Second Supplemental Indenture dated as of May 1, 2008 to the Indenture.

1461595v3

The following Indebtedness under that certain Note Purchase Agreement dated as of March 15, 2004 by and among the Borrower and the purchasers named therein:
Rate        Maturity Date        Principal Amt.
Unsecured Senior Notes    4.77%            3/15/14        $60,000
3.    Capitalized Lease Obligations: As of June 30, 2011, the Borrower had outstanding the following obligations under Capital Leases:

Maturity Date            Principal Amt.

Capital Lease Obligations-Building            6/1/21                $23,976
Capital Lease Obligations-Meters            Various            $36,014
Capital Lease Obligations-Equipment        12/1/13             $589
4.    Loan Agreements:
a.    Loan Agreement dated as of August 1, 1995 by and between the Authority and the Borrower. (Secured by AA and BB Bonds)
b.    Loan Agreement dated as of September 1, 1997 by and between the Authority and the Borrower. (Secured by DD Bonds)
c.    Loan Agreement dated as of January 1, 1998 by and between the Authority and the Borrower. (Secured by EE and FF Bonds)
d.    Loan Agreement dated as of April 1, 1998 by and between the Authority and the Borrower. (Secured by GG Bonds)
e.    Loan Agreement dated as of December 1, 2003 by and between the Authority and the Borrower. (Secured by HH Bonds)
f.    Loan Agreement dated as of October 1, 2005 by and between the Authority and the Borrower. (Secured by II, JJ and KK Bonds)

1461595v3

EXHIBIT 1.1(A)

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption Agreement (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and Obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, guarantees, and Swing Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:    ______________________________
2.    Assignee:    ______________________________
        [and is an Affiliate of [identify Lender1]
3.    Borrower(s):    New Jersey Natural Gas Company

4.	Agent: PNC Bank, National Association, as the administrative agent under the Credit Agreement

____________________________
1 Select if applicable.

PRN 651935v2

5.
Credit Agreement:    Credit Agreement dated as of August ____, 2011 among New Jersey Natural Gas Company, the Lenders parties thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders

6.    Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment[3]
	$	$	%
	$	$	%
	$	$	%

7.    Trade Date:    ______________]4
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]5

[SIGNATURE PAGE FOLLOWS]

_________________________________________
2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", etc.)
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
5 Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

PRN 651935v2                        2

[SIGNATURE PAGE - ASSIGNMENT AND ASSUMPTION]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By_____________________________________
Title:

Consented to:

NEW JERSEY NATURAL GAS COMPANY,
as Borrower

By_____________________________________
Title:

PRN 651935v2                        3

ANNEX 1

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if Assignee is not incorporated under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

PRN 651935v2

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New Jersey.

PRN 651935v2                        2

EXHIBIT 1.1(B)
FORM OF
LENDER JOINDER AND ASSUMPTION AGREEMENT
Reference is made to the Credit Agreement, dated as of August ____, 2011 (as amended, supplemented, restated or modified from time to time, the "Credit Agreement"), by and among New Jersey Natural Gas Company, a New Jersey corporation ("Borrower"), the Lenders now or hereafter party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the "Agent").
Agreement
Unless otherwise defined herein, terms defined in the Credit Agreement (defined above) are used herein with the same meanings.
______________________________________________________________ (the "New Lender"), intending to be legally bound hereby, joins and becomes a "Lender" and an "Additional Lender" under the Credit Agreement and each of the other Loan Documents as of this ______ day of ______________, 20____ (the "Effective Date") and, pursuant to Section 11.11(d) of the Credit Agreement, the New Lender hereby agrees as follows:
1.    As of the Effective Date and to the extent of the Revolving Credit Commitment of the New Lender set forth on Schedule I hereto: (i) the New Lender hereby agrees that it is and shall be deemed to be, and it hereby assumes the obligations of, a "Lender" and an "Additional Lender" under the Credit Agreement and each of the other Loan Documents; and the New Lender shall be entitled to the benefits, rights, privileges and remedies of a Lender and an Additional Lender under the Credit Agreement and each of the other Loan Documents.
2.    The New Lender acknowledges and agrees that the Agent, each other agent under the Credit Agreement and each Lender makes no representation or warranty and assumes no responsibility with respect to (i)  any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto or (ii) the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.
3.    The New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements (if any) referred to in Sections 8.3.1 and 8.3.2 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Joinder and Assumption Agreement; (ii) agrees that it

PRN 651938v2

will, independently and without reliance upon the Agent, any other agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof; (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date as if it were an original Lender thereunder and will have the rights and obligations of a Lender thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.
4.    Following the execution of this Lender Joinder and Assumption Agreement, it will be delivered to the Borrower and the Agent for acceptance and for recording by the Agent.
5.    Upon such acceptance and recording, as of the Effective Date, (i) the New Lender shall be a party to the Credit Agreement and, to the extent provided in this Lender Joinder and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the Loan Documents, and (ii) the Revolving Credit Commitment of the New Lender shall be as set forth in Schedule I hereto.
6.    Upon such acceptance and recording from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect and to the extent of the interest of the New Lender assumed hereby (including, without limitation, all payments of principal, interest, Facility Fees and other fees, costs and expenses with respect thereto) to the New Lender.
7.    To the extent that any Revolving Credit Loans are outstanding as of the Effective Date, the New Lender shall make Revolving Credit Loans to Borrower on the Effective Date (and to the extent that any such Loans are subject to the LIBOR Rate Option, only if Borrower shall timely provide a Loan Request after the Effective Date in accordance with Sections 2.4, 4.1 and 4.2 of the Credit Agreement to renew such Loan(s) in accordance with Section 11.11(d) of the Credit Agreement) in an amount such that its share of all Revolving Credit Loans outstanding (after giving effect to the Revolving Credit Loans of the New Lender and assuming that no Lender failed to make Revolving Credit Loans) are in the same proportion as the Revolving Credit Commitment of the New Lender bears to the Revolving Credit Commitments of all the Lenders (after giving effect to the Revolving Credit Commitment of the New Lender). The Interest Period for each such initial Revolving Credit Loan made by the New Lender shall equal the remaining Interest Period of each respective Revolving Credit Loan then outstanding (except and to the extent such no such Loan Request as aforesaid has been provided by Borrower with respect to outstanding Loans subject to the LIBOR Rate Option).
8.    This Lender Joinder and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
9.    This Lender Joinder and Assumption Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and

PRN 651938v2                        2

the same instrument; and delivery of executed signature pages hereof by telecopy transmission from one party to another shall constitute effective and binding execution and delivery of this Lender Joinder and Assumption Agreement by such party.

[SIGNATURE PAGES FOLLOW]

PRN 651938v2                        3

[SIGNATURE PAGE - LENDER JOINDER AND ASSUMPTION AGREEMENT]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Lender has duly executed this Lender Joinder and Assumption Agreement and delivered the same to the Agent and the Borrower as of the Effective Date.
NEW LENDER

__________________________________________

By:
Name:
Title:

Notice Address:

Telephone No.:
Telecopier No.:
Email:
Attention:

CONSENTED TO:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

PRN 651938v2

ACKNOWLEDGMENT AND AGREEMENT OF BORROWER

In consideration of the foregoing Lender Joinder and Assumption Agreement: (A) Borrower hereby agrees to execute and deliver to the New Lender a Revolving Credit Note in respect of the Revolving Credit Commitment of the New Lender, and (B) Borrower hereby (i) acknowledges and consents to the foregoing Lender Joinder and Assumption Agreement and agrees that the New Lender shall be a Lender and an Additional Lender under the Credit Agreement and the other Loan Documents and shall have the rights, privileges, remedies and obligations of a Lender and an Additional Lender under the Credit Agreement and under the other Loan Documents in respect and to the extent of the Revolving Credit Commitment of the New Lender set forth on Schedule I hereto, which information shall be reflected on an amended and restated Schedule 1.1(B) to the Credit Agreement, and (ii) makes, affirms and ratifies in favor of the New Lender the Credit Agreement and the other Loan Documents.
BORROWER

NEW JERSEY NATURAL GAS COMPANY

By:    (SEAL)
Name:
Title:

PRN 651938v2

EXHIBIT 1.1(R)

FORM OF
REVOLVING CREDIT NOTE

$_____________    Princeton, New Jersey
______________, 2011

FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of ___________________________________ (the "Lender"), the lesser of (i) the principal sum of __________________________________ Dollars (U.S. $___________), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders now or hereafter party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Agent”) (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Pittsburgh time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.
Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Agent located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for

PRN 651940v2

for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.
This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without giving effect to its conflicts of law principles.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

PRN 65190v2                        2

[SIGNATURE PAGE 1 OF 1 TO REVOLVING CREDIT NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.
NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

By:
Name:
Title:

(Seal)

PRN 651940v2

EXHIBIT 1.1(S)

FORM OF
SWING LOAN NOTE

$20,000,000.00    Princeton, New Jersey
_________________, 2011

FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (i) the principal sum of Twenty Million Dollars (U.S. $20,000,000.00), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders now or hereafter party thereto, each syndication agent, each documentation agent, each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Pittsburgh time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.
Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Lender located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and

PRN 651942v2

conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.
This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without giving effect to its conflicts of law principles.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

PRN 651942v2                        2

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.
NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

By:
Name:
Title:

(Seal)

PRN 651942 v2

EXHIBIT 2.4

FORM OF
LOAN REQUEST

TO:    PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attention: Rini Davis
FROM:    New Jersey Natural Gas Company (the "Borrower")

RE:
Credit Agreement (as it may be amended, restated, modified or supplemented, the "Agreement") dated as of August ____, 2011 by and among the Borrower, the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders (the "Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.4 of the Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:
1(a)    _____    A new Revolving Credit Loan
OR
_____    Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on ____________, ____
OR
_____    Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on _____________, _____ to a Loan to which the LIBOR Rate Option applies,
OR
_____    Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on ____________, ____ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one line under 1(b) below and fill in blank spaces in line next to line]:

PRN 651944v2

1(b)(i) _____
Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) the proposed Borrowing Date, upon receipt by the Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR
(ii) _____    Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of _____________ (which date shall be (i) three (3) Business Days after the Business Day of receipt by the Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies.

2.    Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________ [for Revolving Credit Loans under Section 2.4 not to be less than $3,000,000 and in increments of $1,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies].
3.    [Complete blank below if the Borrower is selecting the LIBOR Rate Option]: Such Loan shall have an Interest Period of [one, two, three or six] Months. ________________.
B.    As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto), the Borrower has performed and complied with all covenants and conditions of the Agreement and the other Loan Documents; all of the representations and warranties of the Borrower in the Agreement and in the other Loan Documents are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to the Borrower.
C.    The undersigned hereby irrevocably requests [check one line under paragraph 1 below and fill in blank space next to the line as appropriate]:

1.    ______ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ _________.

PRN 651944v2                        2

______ Funds to be wired per the following wire instructions:

$____________________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

______ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

PRN 651944v2                        3

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]
The undersigned certifies to the Agent as to the accuracy of the foregoing.
NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

Date: ______________, 20__    By:    (SEAL)
Name:
Title:

PRN 651944v2

EXHIBIT 2.5

FORM OF SWING LOAN REQUEST

TO:    PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attention: Rini Davis
FROM:    New Jersey Natural Gas Company (the "Borrower")

RE:
Credit Agreement (as it may be amended, restated, modified or supplemented, the "Agreement") dated as of August ____, 2011 by and among the Borrower, the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders (the "Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.
Pursuant to Section 2.5 of the Agreement, the undersigned hereby makes the following Swing Loan Request:
1.Aggregate Principal Amount of Swing Loans: [amount shall be in integral multiples of $100,000 and not less than $250,000] U.S. $_________
2.    Proposed Borrowing Date: [this Swing Loan Request must be received by the Swing Lender by 12:00 noon Pittsburgh time on the proposed Borrowing Date] ______________
3.    As of the date hereof and the date of making of the Swing Loan requested hereby: the representations and warranties of the Borrower contained in Section 6 of the Agreement and in the other Loan Documents are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific dates or times referred to therein); the Borrower has performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the Swing Loan requested hereby shall not contravene any Law applicable to the Borrower or any of the Lenders.
4.    The undersigned hereby irrevocably requests [check one line under (a) below and fill in blank space next to the line as appropriate]:

(a)    ______ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ _________.

PRN 651945v2

______ Funds to be wired per the following wire instructions:

$____________________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

______ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

PRN 651945                        2

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]
The undersigned hereby certifies the accuracy of the foregoing.
NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

Date: ______________, 20___    By:    (SEAL)
Name:
Title:

PRN 651945

EXHIBIT 5.5
FORM OF
COMMITMENT REDUCTION NOTICE

TO:     PNC Bank, National Association, Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attention: Rini Davis

FROM:    New Jersey Natural Gas Company (the "Borrower")

RE:
Credit Agreement (as amended, restated, supplemented or modified from time to time, the "Agreement"), dated as of August ____, 2011 by and among the Borrower, the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders (the "Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.
Pursuant to Section 5.5 of the Agreement, the Borrower irrevocably gives notice that:
The Revolving Credit Commitments are reduced as of ____________, 20__ (insert date at least five (5) Business Days after the Business Day on which the Agent receives the Commitment Reduction Notice) by $____________ (insert amount equal to but not less than $5,000,000 or an integral multiple thereof). The aggregate amount of Revolving Credit Commitments outstanding after giving effect to the reduction of the Revolving Credit Commitments is $__________. The aggregate outstanding principal amount of all Revolving Facility Usage as of ______________ (insert date of commitment reduction) shall be $__________ (not to exceed the reduced aggregate amount of the Revolving Credit Commitments).
[SIGNATURE PAGE FOLLOWS]

PRN 651946v2

[SIGNATURE PAGE 1 OF 1 TO COMMITMENT REDUCTION NOTICE]

NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

Date:________________    By:
Name:
Title:

PRN 651946

EXHIBIT 7.1.3(A)
Matters to be covered in Opinions of Counsel for
New Jersey Natural Gas Company:

1.	Organization and Qualification of Borrower and each Subsidiary of Borrower (Section 6.1.1)

2.	Power and Authority (Section 6.1.3)

3.	Validity and Binding Effect (Section 6.1.4)

4.	No Conflict (Section 6.1.5)

5.	Litigation (Section 6.1.6)

6.	Consents and Approvals (Section 6.1.12)

7.	Investment Companies; Regulated Entities (Section 6.1.18)

8.	Such other matters as Agent or the Banks may reasonably request

PRN 651947

EXHIBIT 7.1.3(B)
Matters to be covered in Opinions of In-House Counsel for
New Jersey Natural Gas Company:

1.	No Conflict with applicable law (Section 6.1.5)

2.	Litigation (Section 6.1.6)

3.
Consents and Approvals (Section 6.1.12), all of which are in full force and effect, final and non-appealable and copies attached of each required order authorizing New Jersey Natural Gas to enter the transactions contemplated by the Credit Agreement

4.	Investment Companies; Regulated Entities and PUHCA applicability (Section 6.1.18)

5.	Banks will not as a result of the transaction or exercising any remedies available under the Loan Documents be regulated as a public utility

6.	Such other matters as Agent or the Banks may reasonably request

PRN 651949

EXHIBIT 8.2.5
FORM OF
ACQUISITION COMPLIANCE CERTIFICATE

____________________, 20___
PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
and each Lender party to the Credit Agreement (defined below)
Ladies and Gentlemen:
I refer to the Credit Agreement dated as of August ____, 2011 (as amended, supplemented, restated or modified from time to time, the "Credit Agreement") among New Jersey Natural Gas Company (the "Borrower"), the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association in its capacity as administrative agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. References herein to Sections of the Credit Agreement are qualified, in their entirety, by the applicable provision of the Section of the Credit Agreement so referred to and together with all related provisions and definitions referred to in such Section or incorporated therein.
I, ______________________, [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the [fiscal quarter/fiscal year ended _________________, 20__] as follows:
In connection with Section 8.2.5 of the Credit Agreement and with respect to a proposed Permitted Acquisition by the Borrower (the "Acquiring Company") of __________ [assets/stock] [by purchase/by merger and insert description of the transaction] (the "Acquisition") of ____________________________ [insert name of entity whose assets are/stock is being acquired] (the "Target").
The proposed date of the Acquisition is _________________ (the "Acquisition Date") [at least 5 Business Days after the date of this certificate].
The "Report Date" herein shall be the date of the most recent fiscal quarter ended prior to the proposed Acquisition of the Target.
The total Consideration to be paid including (i) cash paid by the Borrower, directly or indirectly, to the Target, (ii) the Indebtedness, fixed or contingent, incurred or assumed the Borrower, whether in favor of Target or otherwise, (iii) any Guaranty given or incurred by the

PRN 651950v2

APPENDIX A

Credit Agreement	Consolidated for Borrower and its Subsidiaries	Target	Consolidated Pro Forma
Maximum Leverage Ratio (Section 8.2.12). The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization as of the Report Date is:
         which is not more than the maximum permitted ratio of 0.65 to 1.0
	_____ to 1.00	_____ to 1.00	_____ to 1.00
(A)    Consolidated Total Indebtedness, as of the Report Date, is computed as follows:
(i)    borrowed moneys
(ii)    other transactions similar to borrowed money transactions
(iii)    note purchase or acceptance credit facilities
(iv)    reimbursement obligations (contingent or otherwise)
(v)    Hedging Transactions
(vi)    Guarantees of Hedging Transactions and of borrowed money transactions
(vii)    Hybrid Securities described in clause (i) of the definition of "Hybrid Security" in the Credit Agreement
(viii)    mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of "Hybrid Security" in the Credit Agreement
(ix)    sum of items (i) through (viii) equals Consolidated Total Indebtedness
	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________
(B)    Consolidated Total Capitalization, as of the Report Date, is computed as follows:
(i)    Consolidated Total Indebtedness (see item (1)(A)(ix) above)
(ii)    Common Shareholders' Equity
(iii)    Preferred Shareholders' Equity
(iv)    sum of items (i) through (iii) equals Consolidated Total Capitalization
	$__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________

PRN 651950v2

PNC Bank, National Association, as Agent
and each lender party to the Credit Agreement
_________________, 20____

Borrower in connection with the Acquisition and (iv) any other consideration given or obligation incurred by the Borrower in connection with the Acquisition is $__________.
The Target is engaged in ____________________ [describe business being acquired].
The Borrower is, and after giving effect to the proposed Permitted Acquisition shall be, in compliance with Section 8.2.12 of the Credit Agreement, as more fully set forth on Appendix A attached hereto.
The Borrower, in order to consummate the proposed Permitted Acquisition, has incurred or will incur $__________ of Indebtedness permitted by Section 8.2.1(d) (and, if secured, clause (m) of the definition of Permitted Liens).
Immediately prior to and after giving effect to the proposed Acquisition: (i) the representations and warranties of Borrower contained in Section 6 of the Credit Agreement and in the other Loan Documents are true on and correct with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly related solely to an earlier date or time), (ii) the Borrower has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents, and (iii) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default.
IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.
By:
Name:
Title:    [Chief Executive Officer/President/Chief Financial Officer]

PRN 651950v2

APPENDIX A

Credit Agreement	Consolidated for Borrower and its Subsidiaries	Target	Consolidated Pro Forma [1]
Maximum Leverage Ratio (Section 8.2.12). The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization as of the Report Date is:
         which is not more than the maximum permitted ratio of 0.65 to 1.0
	_____ to 1.00	_____ to 1.00	_____ to 1.00

______________________________

1All calculations are on a pro-forma basis, based upon the financial statements of the Borrower as of the Report Date, after giving effect to the proposed Permitted Acquisition (i.e., if a financial covenant is measured for the immediately preceding four fiscal quarters as of the Report Date, the financial results of the Target as well as the Borrower and its Subsidiaries will be included in that four fiscal quarter period calculation; provided, however, that income earned or expenses incurred by the Target prior to the date of the proposed Permitted Acquisition shall be excluded) and include in such calculations Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition.

PRN 651950v2

Credit Agreement	Consolidated for Borrower and its Subsidiaries	Target	Consolidated Pro Forma [1]
(A)    Consolidated Total Indebtedness, as of the Report Date, is computed as follows:
(i)    borrowed moneys
(ii)    other transactions similar to borrowed money transactions
(iii)    note purchase or acceptance credit facilities
(iv)    reimbursement obligations (contingent or otherwise)
(v)    Hedging Transactions
(vi)    Guarantees of Hedging Transactions and of borrowed money transactions
(vii)    Hybrid Securities described in clause (i) of the definition of "Hybrid Security" in the Credit Agreement
(viii)    mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of "Hybrid Security" in the Credit Agreement
(ix)    sum of items (i) through (viii) equals Consolidated Total Indebtedness
	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________
(B)    Consolidated Total Capitalization, as of the Report Date, is computed as follows:
(i)    Consolidated Total Indebtedness (see item (1)(A)(ix) above)
(ii)    Common Shareholders' Equity
(iii)    Preferred Shareholders' Equity
(iv)    sum of items (i) through (iii) equals Consolidated Total Capitalization
	$__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________

PRN 651950v2

EXHIBIT 8.3.3
FORM OF
COMPLIANCE CERTIFICATE

____________________, 20___
PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
and each Lender party to the Credit Agreement (defined below)
Ladies and Gentlemen:
I refer to the Credit Agreement dated as of August ____, 2011 (as amended, supplemented, restated or modified from time to time, the "Credit Agreement") among New Jersey Natural Gas Company (the "Borrower"), the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association in its capacity as administrative agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. References herein to Sections of the Credit Agreement are qualified, in their entirety, by the applicable provision of the Section of the Credit Agreement so referred to and together with all related provisions and definitions referred to in such Section or incorporated therein.
I, ______________________, [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the [fiscal quarter/fiscal year ended _________________, 20__] (the "Report Date"), as follows:

(1)
Maximum Leverage Ratio (Section 8.2.12). The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization of the Borrower and its Subsidiaries is __________ to 1.00 as of the Report Date, which is not more than the maximum permitted ratio of 0.65 to 1.00.

(A) Consolidated Total Indebtedness, as of the Report Date, is computed as follows:
(i) borrowed moneys     $
(ii) other transactions similar to borrowed money transactions     $
(iii) note purchase or acceptance credit facilities    $
(iv) reimbursement obligations (contingent or otherwise)    $

PRN 651952

PNC Bank, National Association, as Agent
and each Lender party to Credit Agreement
_____________________, 20_________

(v) Hedging Transactions    $
(vi) Guarantees of Hedging Transactions and of borrowed money transactions    $
(vii) Hybrid Securities described in clause (i) of the definition of "Hybrid Security" in the Credit Agreement    $
(viii) mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of "Hybrid Security" in the Credit Agreement    $
(ix) sum of items (i) through (viii) equals Consolidated Total Indebtedness    $
(B) Consolidated Total Capitalization, as of the Report Date, is computed as follows:
(i) Consolidated Total Indebtedness (see item (1)(A)(ix) above)    $
(ii) Common Shareholders' Equity
(iii) Preferred Shareholders' Equity    $
(iv) sum of items (i) through (iii) equals Consolidated Total Capitalization    $

(2)
Indebtedness issued by the Borrower in accordance with Article Two of the Mortgage Indenture during the fiscal [quarter/year] ended on the Report Date is $____________, as permitted by Section 8.2.1(c) of the Credit Agreement.

(3)	Unsecured Indebtedness incurred pursuant to Section 8.2.1(d) of the Credit Agreement is $__________, as permitted by Section 8.2.1(d) of the Credit Agreement.

(4)
Secured Indebtedness incurred pursuant to Section 8.2.1(d) and by the definition of Permitted Liens of the Credit Agreement other than clause (m) of the definition of Permitted Liens of the Credit Agreement, as of the Report Date is $_________.

(5)
Secured Indebtedness incurred pursuant to Section 8.2.1(d) and by clause (m) of the definition of Permitted Liens of the Credit Agreement and together with such Secured Indebtedness incurred under such provisions to date is $__________, which does not

PRN 651952v2

PNC Bank, National Association, as Agent
and each Lender party to Credit Agreement
_____________________, 20_________

exceed the permitted amount pursuant to clause (m) of the definition of Permitted Liens of the Credit Agreement of $25,000,000.

(6)	Of the secured Indebtedness described in (4) above, as of the Report Date $____________ is secured by Purchase Money Security Interests.

(7)	Of the unsecured and secured Indebtedness described in clauses (3) and (4) above, as of the Report Date $____________ is Acquired Indebtedness.

(8)	Indebtedness under Hedging Transactions, as of the Report Date, is $________________.

(9)
The Borrower and its Subsidiaries have disposed of $__________ of assets, as permitted by Section 8.2.6(e), which amount does not exceed the permitted amount of $___________ (such permitted amount equal to 5% of consolidated total assets of the Borrower and its Subsidiaries for the applicable fiscal year of the Borrower).

(10)
During the fiscal [quarter/year] ended on the Report Date, the Borrower has declared or made dividend payments or other distribution or purchased or redeemed or otherwise acquired shares of stock, warrants, rights or options permitted by Section 8.2.15 as follows: [Insert description of each action undertaken, including the date thereof, the dollar amount thereof and a description of the transaction].

(11)
The Borrower and its Subsidiaries have engaged in off-balance sheet transactions that are functionally equivalent to borrowed money, as permitted by Section 8.2.17, with aggregate liabilities, as of the Report Date, of $______________.

(12)
The representations and warranties of the Borrower contained in Section 6 of the Credit Agreement (other than the representations and warranties of the Loan Parties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8(b) [Financial Statements], and Section 6.1.21 [Environmental Matters]) and in the other Loan Documents are true on and as of the Report Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly related solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents. No event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.

PRN 651952v2

PNC Bank, National Association, as Agent
and each Lender party to Credit Agreement
_____________________, 20_________

By:
Name:
Title:    [Chief Executive Officer/President/Chief Financial Officer]

PRN 651952v2